As filed with the Securities and Exchange Commission on February 4, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

APOGENT TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Wisconsin	3843	22-2849508
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

AND ITS GUARANTOR SUBSIDIARIES

Delaware	ABgene Inc.	03-0418855
Delaware	Apogent Finance Company	02-0522134
Delaware	Apogent Holding Company	02-0688113
Delaware	Apogent Service Corporation	32-0056654
Delaware	Apogent Transition Corp.	13-3326805
Delaware	Barnstead Thermolyne Corporation	13-3326802
Delaware	BT Canada Holdings Inc.	02-0523030
Alabama	Capitol Vial, Inc.	63-1091273
Wisconsin	Chase Scientific Glass, Inc.	62-1711339
Wisconsin	Consolidated Technologies, Inc.	74-2951231
Delaware	Erie Scientific Company	13-3326819
Delaware	Erie Scientific Company of Puerto Rico	22-2855227
Delaware	Erie UK Holding Company	02-0523659
Wisconsin	Ever Ready Thermometer Co., Inc.	22-3329530
New York	Genevac Inc.	13-3614495
Delaware	G&P Labware Holdings Inc.	02-0528748
Delaware	Lab-Line Instruments, Inc.	36-2160341
California	Lab Vision Corporation	94-3204455
Delaware	Matrix Technologies Corporation	04-2876817
Delaware	Metavac LLC	02-0530733
Delaware	Microgenics Corporation	68-0148167
California	Molecular BioProducts, Inc.	95-3244122
Delaware	Nalge Nunc International Corporation	13-3326816
Wisconsin	National Scientific Company	58-2315507
Connecticut	The Naugatuck Glass Company	06-0465440
California	Neomarkers, Inc.	94-3223858
Wisconsin	NERL Diagnostics Corporation	05-0486109
Wisconsin	Owl Separation Systems, Inc.	39-1915146
Delaware	Quality Scientific Plastics, Inc.	68-0407232
Wisconsin	Remel Inc.	74-2826694
Wisconsin	Richard-Allan Scientific Company	38-3235594
California	Robbins Scientific Corporation	94-2456711
Delaware	Samco Scientific Corporation	95-3145731
Delaware	Separation Technology, Inc.	93-0968130
Delaware	Seradyn Inc.	02-0530147
(State or other jurisdiction of incorporation or organization)	(Exact name of Guarantor as specified in its Charter)	(I.R.S. Employer Identification Number)

30 Penhallow Street Portsmouth, New Hampshire 03801 (603) 433-6131	MICHAEL K. BRESSON Executive Vice President – Administration, General Counsel and Secretary Apogent Technologies Inc. 30 Penhallow Street Portsmouth, New Hampshire 03801 (603) 433-6131
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code of agent for service)

Copies of all communications, including all communications sent to the agent should be sent to:

JOSEPH D. MASTERSON

SHAWN P. CRAWFORD

Quarles & Brady LLP

411 East Wisconsin Avenue

Milwaukee, WI 53202

(414) 277-5000

Approximate date of commencement of proposed sale to the public:    As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee(1)

Floating Rate Senior Convertible Contingent Debt Securities (“CODES”) due 2033	$345,000,000 principal amount	100%	$345,000,000	$43,711.50

Common Stock, $0.01 par value per share, with attached Preferred Stock Purchase Rights	10,425,900 shares(2)	(3)	(3)	(3)

Guarantees of each of the Guarantor Subsidiaries	(4)	(5)	(5)	None(5)

(1)	Calculated at the statutory rate of .0001267 of the proposed maximum aggregate offering price, which price is exclusive of accrued interest and is estimated solely for the purpose of calculating the registration fee.
(2)	This number represents the total number of shares of common stock that are initially issuable upon conversion of the CODES registered hereby at the conversion rate of approximately 30.22 shares of common stock for each $1,000 principal amount of CODES (equivalent to an initial conversion price of $33.09 per share). The conversion price is subject to adjustment upon the occurrence of stock dividends, stock splits and other events described in the indenture providing for the CODES. In addition to the shares set forth in the table, pursuant to Rule 416 under the Securities Act of 1933, the amount to be registered includes an indeterminate number of shares of common stock that may become issuable upon conversion of the CODES as a result of any such adjustments. Each share of common stock will have attached thereto one preferred stock purchase right issued pursuant to the Registrant’s Rights Agreement (subject to adjustment under the terms of the Rights Agreement).
(3)	No additional consideration was or will be received for the common stock. Therefore, no additional registration fee is required pursuant to Rule 457(i).
(4)	The CODES will be guaranteed by each of the Guarantor Subsidiaries.
(5)	No additional consideration will be paid by the recipients of the CODES for the Guarantees. Pursuant to Rule 457(n), no separate fee is payable for the Guarantees.

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus dated February 4, 2004

Apogent Technologies Inc.

Floating Rate Senior Convertible Contingent Debt SecuritiesSM

(CODESSM) due 2033

Apogent Technologies Inc. issued $345,000,000 aggregate principal amount of its CODES due 2033 in a private placement in December 2003. Selling holders can use this prospectus to resell the CODES and the shares of common stock into which they may be convertible at any time at market prices prevailing at the time of the sale or at privately negotiated prices. Payment of all principal, interest (including contingent interest, if any), and additional amounts, if any, payable on the CODES are unconditionally guaranteed by certain of our subsidiaries.

The CODES are convertible, at the option of the holder, into shares of our common stock initially at a conversion price of $33.09 per share, which is equivalent to approximately 30.22 shares of common stock per $1,000 principal amount, subject to adjustments described elsewhere in this prospectus, in the following circumstances:

•	If the sale price of our common stock is above 130% of the conversion price measured over a specified number of trading days;
•	On or before December 15, 2028, during the five business-day period following any 10 consecutive trading-day period in which the average of the trading prices (as described below under “Description of the CODES—Conversion Rights—Conversion Upon Satisfaction of Market Price Conditions”) for the CODES, as determined following a request from a holder to make a determination, for that 10 trading-day period was less than 98% of the average conversion value, as described below, for the CODES during that period;
•	During any period, (1) when the credit rating assigned to the CODES by Moody’s is lower than “Ba3” or the credit rating assigned by Standard & Poor’s is lower than “BB”, (2) in which the credit rating assigned to the CODES is suspended or withdrawn by either rating agency, or (3) in which neither agency continues to rate the CODES or provide ratings services or coverage to us;
•	If the CODES have been called for redemption; and
•	Upon the occurrence of specified corporate transactions.

The CODES bear interest at a per annum rate which will equal 3-month LIBOR, adjusted quarterly, minus a spread of 125 basis points (which spread may be reset under certain circumstances described elsewhere in this prospectus) but in no event less than zero. Interest on the CODES accrues from December 17, 2003, initially at a rate of 0.0% per annum. We will also pay contingent interest during any quarterly interest period beginning December 15, 2009 if the average trading price of the CODES is above specified levels. Interest on the CODES is generally payable on March 15, June 15, September 15, and December 15 of each year, beginning on March 15, 2004. The CODES will mature on December 15, 2033.

The CODES are subject to special United States federal income tax rules. For a discussion of the special tax regulations governing contingent payment debt instruments, see “Certain United States Federal Income Tax Considerations.”

We may redeem some or all of the CODES on or after March 15, 2010.

You may require us to purchase all or a portion of your CODES on December 15, 2008, March 15, 2010, December 15, 2014, December 15, 2019, December 15, 2024, and December 15, 2029 or, subject to specified exceptions, upon a change of control event.

The CODES are not listed, and are not expected to be listed, on any securities exchange or on the Nasdaq Stock market. Shares of our common stock are quoted on the New York Stock Exchange under the symbol “AOT.” The last reported sale price of the shares on                     , 2004 was $             per share.

In connection with our private placement of the CODES in December, 2003, we and the guarantors agreed to file one or more shelf registration statements for the resale of the CODES, the guarantees and the common stock issuable upon conversion of the CODES. This prospectus is a part of that shelf registration statement.

The CODES are our senior unsecured obligations and the guarantees are senior unsecured obligations of the guarantors. As of             , we and our guarantor subsidiaries had approximately $             million of senior debt outstanding and approximately $             million of other senior liabilities outstanding.

Investing in the CODES involves risks. Risk Factors begin on page 9.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated                     , 2004.

“Convertible Contingent Debt Securities” and “CODES” are service marks of Lehman Brothers Inc.

About this Prospectus

Apogent Technologies Inc. originally sold the CODES in December 2003 in reliance on an exemption form registration under the Securities Act of 1933 for offers and sales of securities that do not involve a public offering.

You should rely only upon the information contained in this prospectus, including information incorporated by reference herein. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction where the offer or sale is not permitted. You should assume the information appearing in this prospectus is accurate only as of the date on the front cover. Our business, financial condition, results of operations, and prospects may have changed since that date.

This prospectus is based on information provided by us and other sources that we believe are reliable, including our own internal estimates. Some of the information cannot be independently verified. We have summarized certain documents and other information in a manner we believe to be accurate, but we refer you to the actual documents for a more complete understanding of what we discuss in this prospectus. In making an investment decision, you must rely on your own examination of our business and the terms of the CODES, including the merits and risks involved. This offering is being made on the basis of this prospectus. Any decision to purchase the CODES in this offering must be based only on the information contained or incorporated by reference in this prospectus.

We are not making any representation to you regarding the legality of an investment in the CODES under any legal investment or similar laws or regulations. You should consult your own attorney, business advisor, and tax advisor for legal, business, and tax advice regarding an investment in the CODES. You should not consider any information in the prospectus to be legal, business, tax, or other advice. You should contact us with any questions or if you require additional information to verify the information contained in this prospectus.

Laws in certain jurisdictions may restrict the distribution of this prospectus and the offer and sale of the CODES. Persons into whose possession this prospectus or any of the CODES are delivered must inform themselves about, and observe, those restrictions. Each prospective purchaser of the CODES must comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers, or sells the CODES or possesses or distributes this prospectus and must obtain any consent, approval, or permission required under any regulations in force in any jurisdiction to which it is subject or in which it purchases, offers, or sells the CODES. We shall have no responsibility for your compliance with such laws and regulations.

i

The CODES being offered pursuant to this prospectus are now, and likely will continue to be, represented by one or more global CODES, which have been deposited with, or on behalf of, The Depository Trust Company and registered in the name of Cede & Co. Beneficial interests in the global securities representing the CODES will be shown on, and transfers thereof will be effected through, records maintained by The Depository Trust Company and its participants. CODES in certificated form will be issued in exchange for the global securities only under limited circumstances on the terms set forth in the indenture. See “Description of the CODES—Form, Denomination and Registration.”

Notice to New Hampshire Residents

Neither the fact that a registration statement or an application for a license has been filed under RSA 421-B with the State of New Hampshire nor the fact that a security is effectively registered or a person is licensed in the State of New Hampshire constitutes a finding by the Secretary of State of New Hampshire that any document filed under RSA 421-B is true, complete and not misleading. Neither any such fact nor the fact that an exception or exemption is available for a security or a transaction means the Secretary of State has passed in any way upon the merits or qualifications of, or recommended or given approval to, any person, security or transaction. It is unlawful to make or cause to be made, to any prospective purchaser, customer or client, any representation inconsistent with the provisions of this paragraph.

Forward-Looking Statements

This prospectus includes or incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, including without limitation the statements under “Summary” and “Risk Factors” herein and under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business” in our periodic filings with the Securities and Exchange Commission. The words “believe,” “anticipate,” “plan,” “expect,” “intend,” “estimate,” and similar expressions are intended to identify forward-looking statements. Those statements concern, among other things, our intent, belief, or current expectations with respect to our operating and growth strategies, our capital expenditures, financing or other matters, stock repurchase intentions, securities offerings or sales, regulatory matters pertaining to us specifically and the industry in general, industry trends, competition, risks attendant to foreign operations, reliance on key distributors and large original equipment manufacturer customers, litigation, environmental matters, and other factors affecting our financial condition or results of operations. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance and achievements, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, among others:

•	financial risks associated with our international operations;

•	risks from rapid technological change and new product introductions;

•	the cyclical nature of some of the industries and markets into which we sell our products;

•	changes in customer purchasing patterns;

•	competitive factors;

•	transitional challenges associated with acquisitions;

•	the possibility of future restructuring or impairment charges against our reported earnings;

•	our dependence upon key distributors and original equipment manufacturers;

•	possible disruption of our manufacturing operations from labor unrest, shortages of critical materials, or other causes;

ii

•	regulatory and litigation risks; and

•	the other factors described under the caption “Risk Factors” in this prospectus.

All forward-looking statements included in this prospectus are based on information available to us on the date of this prospectus and forward-looking statements incorporated by reference to our past and future filings with the Securities and Exchange Commission are or will be based on information available to us on the dates of those filings. We undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future events, or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained throughout this prospectus.

iii

PROSPECTUS SUMMARY

This prospectus constitutes part of a registration statement on Form S-3 that we have filed with the SEC using a “shelf” registration process. Under this shelf process, any selling holder identified herein may sell in one or more transactions any combination of the securities described in this prospectus or an appropriate supplement. This summary highlights some information from this prospectus, but it may not contain all of the information that is important to you. You should read this summary together with the entire prospectus, especially “Risk Factors” beginning on page 9. Unless the context otherwise requires, all references to “Apogent,” “us,” “we,” “our,” and “the company” refer to Apogent Technologies Inc., the issuer of the CODES, and its subsidiaries, and all references to “CODES” or “Floating Rate CODES” refer to the Floating Rate Senior Convertible Contingent Debt Securities due 2033, which we are offering pursuant to this prospectus. Our fiscal year ends on September 30.

Apogent Technologies Inc.

We are a leading global developer, manufacturer, and marketer of value-added consumable products and equipment for the clinical and research industries. We manufacture and sell approximately 10,000 different consumable and non-consumable products. Consumable products, which are generally used once or for a limited period and then are disposed of, and are ordered on a recurring basis by our customers and end-users, represent a significant portion of our net sales. We are organized into two business segments, the Clinical Group and the Research Group, which serve our customers involved in clinical and research activities globally. Our Clinical Group develops and manufactures a full line of clinical and commercial laboratory products, and our Research Group develops and manufactures a full line of research and life science products. We reach our customers and end-users through a network of independent distributors and through our direct sales force. We manufacture most of the products we sell. We have approximately 7,000 employees in over 120 facilities worldwide. Our customers include distributors, pharmaceutical and biotechnology companies, clinical, academic, research, and industrial laboratories, original equipment manufacturers, and others.

Apogent Technologies Inc. is a Wisconsin corporation. Our principal executive offices are located at 30 Penhallow Street, Portsmouth, New Hampshire 03801, and our telephone number at that address is (603) 433-6131. Our world wide web address is http://www.apogent.com. The information on our website is not part of this prospectus.

We focus on developing and manufacturing products that are industry staples and that are used in the majority of clinical and research laboratories. Most of our products have established brand names, many of which have been in existence for decades. We believe industry professionals demand our products because of our reputation for quality and the essential role that our products play in the research and development and diagnostic activities of our end-users.

In fiscal 2003, we realigned our lines of business for financial reporting purposes. Our three former business segments (Clinical Diagnostics, Labware and Life Sciences, and Laboratory Equipment) were reclassified into two business segments: Clinical Group and Research Group. The Clinical Group business segment is the former Clinical Diagnostics business segment. The Research Group business segment is composed of the former Labware and Life Sciences and Laboratory Equipment business segments. During our 2003 fiscal year, we made the decision to exit two of our businesses: the rapid diagnostic test business (lateral flow rapid tests for the detection of pregnancy, drugs of abuse, and infectious diseases) as conducted by our Applied Biotech subsidiary; and the manufacture and sale of automated microarray instrumentation for the genomics market as conducted by our BioRobotics subsidiary. All financial data presented or incorporated by reference in this prospectus reflect this change in reporting business segments and the discontinuations.

In December 2000, we spun off our dental business by way of a pro rata distribution to our shareholders of all of the outstanding common stock and related preferred stock purchase rights of Sybron Dental Specialties, Inc. As a result of the spin-off, Sybron Dental Specialties became an independent public company operating what was our dental business. We changed our name from Sybron International Corporation to Apogent Technologies Inc. in 2001. Our financial statements that are incorporated by reference into this prospectus reflect the dental business as a discontinued operation.

Clinical Group

Our Clinical Group manufactures and sells products primarily to clinical and commercial laboratories and to scientific research and industrial customers. These products are used in a number of in vitro (out of body) diagnostic applications, including specimen collection, specimen transportation, drug testing, therapeutic drug monitoring, and infectious disease detection. Other applications include human tissue research and human cell research, with an emphasis on cancer applications. Clinical Group products include:

•	microscope slides, cover glass, and glass tubes and vials;

•	stains and reagents;

•	instrumentation for human tissue and cell research;

•	diagnostic test kits;

•	sample vials used in diagnostic testing;

•	culture media;

•	diagnostic reagents; and

•	other products used in detecting and/or monitoring the existence of infectious diseases and conditions, therapeutic drugs, and drugs of abuse.

Research Group

Our Research Group manufactures, distributes, and sells products primarily to the research and clinical life sciences industries. Applications of these products include general everyday laboratory uses as well as genetic research, protein research, high-throughput screening for drug discovery, cell culture, filtration, and other liquid handling. In addition, this segment manufactures, distributes, and sells basic laboratory equipment used by medical, pharmaceutical, and scientific laboratories. Research Group products include:

•	reusable plastic and glass products;

•	disposable plastic and glass products;

•	products for critical packaging applications;

•	environmental and safety containers;

•	liquid handling automation products;

•	glass liquid sample vials and seals used in various applications;

•	heating, cooling, shaking, stirring, mixing, and temperature control instruments; and

•	water purification systems.

Competitive Strengths

Our competitive strengths within the global life sciences and laboratory products supply markets that we serve include:

•	Recurring revenue from sale of consumables. Sales of consumable products ordered on a recurring basis by our customers and end-users account for a substantial portion of our net sales. In fiscal 2003, consumable products sales represented over 80% of our net sales. We supply a significant portion of the consumables used in specimen examinations by pathologists. We believe our long-standing relationships with loyal customers who purchase our consumable products provide a stable and predictable recurring revenue stream.

•	Strong cash flow generation. We generate substantial cash flow from operations and our manufacturing operations require relatively modest investment. During fiscal 2003, we generated cash flows from operating activities of $192.1 million and spent $53.3 million on capital expenditures. Our cash flow provides us with a high degree of flexibility to fund our internal and acquisition growth initiatives and to service our indebtedness.

•	Diverse product mix. We manufacture, distribute, and sell a unique mix of products, including high-margin industry staples and products in new, higher growth markets. Industry staples are composed largely of routine disposable lab supplies and consumable products. Higher growth markets include life sciences products used in diagnostic, biotechnology, and pharmaceutical laboratories.

•	Leading market positions and industry leading brands. We have well-established brands in both our Clinical Group and our Research Group. Key brands in our Clinical Group include Remel®, Erie Scientific®, Chase Scientific™, Richard-Allan Scientific®, and Microgenics®. Key brands in our Research Group include Nalgene®, Nunc®, Barnstead International™, Molecular BioProducts™, Matrix®, and ABgene™. We believe a number of our key product lines have leading market positions.

•	Long established customer relationships. We have long-standing relationships with our core customers, particularly our three primary laboratory distributors with whom we have conducted business for an average of 30 years, and with our key original equipment manufacturers.

•	Strong and experienced management team. We have assembled an experienced and successful management team. On average, each member of our senior executive management team has over 20 years of relevant industry experience. Our management has demonstrated a strong capability for growing our business and successfully managing our balance sheet and cash flows.

Business Strategy

Our goal is to consistently grow our worldwide market presence, net sales, earnings, and cash flows. Key elements of our strategy are:

•	grow earnings while maintaining a prudent capital structure,

•	develop profitable new products,

•	increase sales to existing and new customers,

•	improve operating efficiencies, and

•	make strategic acquisitions.

The Offering

Issuer	Apogent Technologies Inc.

Securities Offered	Up to $345.0 million aggregate principal amount of Floating Rate Senior Convertible Contingent Debt Securities due 2033, which we refer to as CODES or Floating Rate CODES, together with the shares of common stock into which the CODES may be converted under certain circumstances.

Maturity Date	December 15, 2033.

Ranking

The CODES are senior unsecured obligations of Apogent Technologies Inc. and rank equal in right of payment with all of our existing and future senior unsecured indebtedness, including our revolving credit facility, our 8% senior notes due 2011, which we refer to as our 8% senior notes, and our 2.25% Senior Convertible Contingent Debt Securities due 2021, which we refer to as our 2.25% CODES. The CODES are effectively junior to the outstanding indebtedness and other liabilities, including trade payables, of our non-guarantor subsidiaries. The CODES are senior to our subordinated indebtedness, including our 6 1/2% senior subordinated notes due 2013, which we refer to as our 6 1/2% senior subordinated notes.

As of September 30, 2003, we and our guarantor subsidiaries had approximately $657.0 million of senior debt outstanding and $238.6 million of other senior liabilities, including trade payables, outstanding. As of September 30, 2003, our non-guarantor subsidiaries had outstanding approximately $77.3 million of debt and other liabilities, including trade payables.

Interest Payment Dates	March 15, June 15, September 15, and December 15, beginning March 15, 2004.

Interest Rate	Interest accrues at a per annum rate equal to three-month LIBOR, adjusted quarterly, minus a spread of 125 basis points, subject to further adjustment under certain circumstances. Notwithstanding any such adjustments, the interest rate on the CODES will never be less than zero. See “Description of the CODES—Interest” and “—Resetting the Spread.”

Contingent Interest	We will pay contingent interest to the holders of CODES during any quarterly interest period commencing with the quarterly interest period beginning December 15, 2009, if the average of the trading prices (as described elsewhere in this prospectus) of the CODES for the five consecutive trading days ending on the second trading day immediately preceding the beginning of the quarterly interest period equals 120% or more of the principal amount of the CODES.

The rate of contingent interest payment in respect of any quarterly period will equal 0.0625% of the average trading price of the CODES over the measuring period triggering the contingent interest payment. Contingent interest will be computed on the basis of the actual number of days for which contingent interest is payable in the relevant interest period, divided by 360.

Guarantees	The CODES are jointly and severally guaranteed by certain of our domestic subsidiaries as described in the “Description of the CODES—Subsidiary Guarantees.” The guarantees rank equally with other senior indebtedness of the guarantors, including their guarantees of our revolving credit facility, our 8% senior notes, and our 2.25% CODES. The guarantees of the CODES are senior to the subordinated indebtedness of the guarantors, including their guarantees of our 6 1/2% senior subordinated notes. As of September 30, 2003, the guarantors had approximately $713.0 million of outstanding senior indebtedness and other liabilities not subordinated to the guarantees.

Conversion Rights	You may convert your CODES prior to stated maturity under any of the following circumstances:

•      during any fiscal quarter, if the sale price of our common stock for a period of at least 20 trading days in the period of 30 consecutive trading days ending on the last day of the preceding fiscal quarter is more than 130% of the conversion price on that thirtieth trading day;

•      on or before December 15, 2028, during the five business-day period following any 10 consecutive trading-day period in which the average of the trading prices (as described below under “Description of the CODES—Conversion Rights—Conversion Upon Satisfaction of Market Price Conditions”) for the CODES, as determined following a request from a holder to make a determination, for that 10 trading-day period was less than 98% of the average conversion value, as described below, for the CODES during that period;

•      during any period, (1) when the credit rating assigned to the CODES by Moody’s is lower than “Ba3” or the credit rating assigned by Standard & Poor’s is lower than “BB”, (2) in which the credit rating assigned to the CODES is suspended or withdrawn by either rating agency, or (3) in which neither agency continues to rate the CODES or provide ratings services or coverage to us;

• if the CODES have been called for redemption; or

• upon the occurrence of specified corporate transactions described under “Description of the CODES—Conversion Rights.”

For each $1,000 principal amount of CODES surrendered for conversion, you initially will receive approximately 30.22 shares of our common stock. This represents an initial conversion price of $33.09 per share of common stock, a premium of approximately 42% over the last reported sale price of our common stock before the private placement of the CODES was announced. The conversion price (and hence the conversion rate) may be adjusted for certain reasons, but will not be adjusted for accrued interest (including contingent interest), if any. Upon conversion, you will not receive any cash payment representing accrued interest. Instead, accrued interest will be deemed paid by the common stock received by you on conversion. CODES called for redemption may be surrendered for conversion until the close of business one business day prior to the redemption date.

Sinking Fund	None.

Optional Redemption by Apogent	We may not redeem the CODES prior to March 15, 2010. We may redeem some or all of the CODES on or after March 15, 2010 for a price equal to 100% of the principal amount of the CODES plus any accrued and unpaid interest (including contingent interest) to, but excluding, the redemption date, as set forth under “Description of the CODES—Optional Redemption by Apogent.” We will therefore be required to make 24 interest payments before being able to redeem any CODES.

Optional Repurchase Right of Holders	You may require us to repurchase all or a portion of your CODES on December 15, 2008, March 15, 2010, December 15, 2014, December 15, 2019, December 15, 2024, and December 15, 2029 at a repurchase price equal to 100% of the principal amount of those CODES plus any accrued and unpaid interest (including contingent interest) to the date of purchase.

Change of Control Repurchase Right of Holders

Upon a change of control of Apogent Technologies Inc., you may require us, subject to certain conditions, to repurchase all or a portion of your CODES. We will pay a repurchase price equal to 100% of the principal amount of the CODES plus any accrued and unpaid interest (including contingent interest) to, but excluding, the repurchase date. See “Description of the CODES—Repurchase at Option of Holders—Change of Control Put.”

Form, Denomination and Registration

The CODES have been issued in fully registered form, in denominations of $1,000 and are represented by one or more global securities, deposited with the trustee as custodian for The Depository Trust Company which we refer to as DTC and registered in the name of Cede & Co., DTC’s nominee.

Beneficial interests in the global securities will be shown on, and any transfers will be effected only through, records maintained by

DTC and its participants. Notes in certificated form will be issued in exchange for the global notes only under limited circumstances on the terms set forth in the indenture. See “Description of the CODES—Form, Denomination and Registration.”

Use of Proceeds	We will not receive any of the proceeds from the sale by any selling holder of the CODES offered under this prospectus or shares of common stock issuable upon conversion of the CODES. See “Use of Proceeds.”

Registration Rights	This prospectus is part of a shelf registration statement that we and our guarantor subsidiaries agreed to file with the SEC. In connection with the initial private placement of the CODES, we and the guarantors agreed:

•      to file a shelf registration statement with respect to the resale of the CODES, the guarantees and the common stock issuable upon conversion of the CODES with the SEC within 90 days after the date of the registration rights agreement (which was December 17, 2003, so the deadline is March 16, 2004), and to file additional shelf registration statements on or prior to the applicable roll-up dates; and

•      to cause the initial shelf registration statement to become effective within 180 days after the date of the registration rights agreement (i.e., by June 14, 2004) and to cause each other shelf registration statement to become effective within 45 days after the applicable roll-up date.

We also agreed to keep the shelf registration statement effective until the earliest of:

• two years after the last date of original issuance of any of the CODES (i.e., until December 30, 2005);

•      the date when the holders of the CODES and the common stock issuable upon conversion of the CODES are able to sell all these securities immediately pursuant to Rule 144(k) under the Securities Act; and

• the date when all of the CODES, the guarantees and the common stock into which the CODES are convertible are registered under a shelf registration statement and sold in accordance with it.

We will be required to pay you additional amounts if we and the subsidiary guarantors fail to comply with our agreement to register the CODES, the guarantees and the common stock issuable upon conversion of the CODES within the time periods specified above. See “Description of the CODES—Registration Rights.”

Absence of a Public Market for the CODES	The CODES issued in the initial private placement are eligible for trading in the PORTAL market.

However, CODES that have been or in the future may be sold using this prospectus or otherwise in a registered offering will no longer be eligible for trading in the PORTAL market. We cannot assure you that any active or liquid market will develop or will be maintained for the CODES. See “Selling Holders and Plan of Distribution.”

New York Stock Exchange Symbol For Our Common Stock	Our common stock is traded on the New York Stock Exchange under the symbol “AOT.”

Risk Factors

You should read the “Risk Factors” section to understand the risks associated with an investment in the CODES.

Ratio of Earnings to Fixed Charges

Our consolidated ratio of earnings to fixed charges for fiscal years 2003, 2002, 2001, 2000, and 1999 was 3.2x, 5.2x, 4.1x, 3.5x, and 4.3x, respectively, and our pro forma ratio of earnings to fixed charges for fiscal 2003, after giving effect to the private placement of the CODES and the application of the proceeds therefrom, was 5.6x. See “Consolidated Ratio of Earnings to Fixed Charges.”

RISK FACTORS

You should carefully consider the following risk factors, in addition to the other information presented in this prospectus and the documents incorporated by reference into this prospectus, in evaluating us, our business, and an investment in the CODES. Any of the following risks, as well as other risks and uncertainties, could harm our business and financial results and cause the value of the CODES to decline, which in turn could cause you to lose all or part of your investment. The risks below are not the only ones that we face. Additional risks not currently known to us or that we currently deem immaterial also may impair our business.

Risks Relating to Our Company

Our ability to service our indebtedness depends on our receipt of funds from our subsidiaries. Restrictions on their ability to loan or distribute funds to us could adversely affect our ability to service our indebtedness.

We are organized as a holding company, with all of our net sales generated through our subsidiaries. Consequently, our operating cash flow and ability to service indebtedness depend in part upon the operating cash flow of our subsidiaries, including foreign subsidiaries, and the payment of funds by them to us in the form of loans, dividends or otherwise. Their ability to pay dividends and make loans, advances and other payments to us depends upon any statutory or other contractual restrictions that apply, which may include requirements to maintain minimum levels of working capital and other assets.

A significant portion of our revenue is generated from foreign activities; changes in exchange rates and other changes in world events could have an adverse effect on our business.

We have significant operations outside the United States. Approximately 24% of our net sales for 2003 were from foreign subsidiaries. We are therefore subject to risks affecting our international operations, including relevant foreign currency exchange rates, which can affect the cost of our products or the ability to sell our products in foreign markets, and the value in U.S. dollars of sales made in foreign currencies. Our net sales were increased by $22.6 million and $2.9 million in 2003 and 2002, respectively, and reduced by $10.1 million in 2001 by the impact of currency fluctuations. Other factors include:

•	our ability to obtain effective hedges against fluctuations in currency exchange rates;

•	foreign trade, monetary and fiscal policies;

•	laws, regulations and other activities of foreign governments, agencies, and similar organizations;

•	risks associated with having major manufacturing facilities located in countries that have historically been less stable than the United States in several respects, including fiscal and political stability; and

•	risks associated with an economic downturn in other countries.

In addition, world events can increase the volatility of the currency markets, and such volatility could affect our financial results. In particular, the September 11, 2001 attacks in New York and Washington, D.C. disrupted commerce throughout the United States and other parts of the world. The continued threat of similar attacks throughout the world and military action taken and to be taken by the United States and other nations in Iraq and elsewhere may cause significant disruption to commerce throughout the world. In addition, severe acute respiratory syndrome (SARS) caused disruption in commerce in East Asia and elsewhere in 2003 and similar epidemics may cause significant disruption to commerce in the future. To the extent that such disruptions further slow the global economy or, more particularly, result in delays or cancellation of purchase orders, our business and results of operations could be materially and adversely affected. We are unable to predict whether the threat of new epidemics or attacks or the responses thereto will result in any long-term commercial disruptions or if such activities or responses will have a long-term material adverse effect on our business, results of operations, or financial condition.

The operating and financial restrictions imposed by our debt agreements limit our ability to finance operations and capital needs or engage in other business activities.

Our debt agreements contain covenants that restrict our ability to:

•	incur additional indebtedness (including guarantees);

•	incur liens;

•	dispose of assets;

•	make some acquisitions;

•	pay dividends and make other restricted payments;

•	issue some types of preferred stock;

•	enter into sale and leaseback transactions;

•	make loans and investments;

•	enter into new lines of business;

•	enter into some leases; and

•	engage in some transactions with affiliates.

In addition, our revolving credit facility requires us to comply with specified financial covenants including minimum interest coverage ratios, maximum leverage ratios, and minimum net worth requirements, and the indenture for our 6 1/2% senior subordinated notes allows us to incur new indebtedness (other than specified permitted indebtedness) only if we meet a minimum pro forma fixed charge coverage ratio.

Our ability to meet these covenants and requirements in the future may be affected by events beyond our control, including prevailing economic, financial, and industry conditions. Our breach of or failure to comply with any of these covenants could result in a default under our debt agreements or the indenture governing the CODES.

If we default under our revolving credit facility, the lenders could cease to make further extensions of credit, cause all of our outstanding debt obligations under the revolving credit facility to become due and payable, require us to apply all of our available cash to repay the indebtedness under the revolving credit facility, prevent us from making debt service payments on any other indebtedness we owe, and/or proceed against any collateral granted to them to secure repayment of those amounts. Defaults under our outstanding 8% senior notes, or 2.25% CODES, or 6 1/2% senior subordinated notes, or under the related indentures, could have similar adverse effects. If a default under the indenture for the CODES occurs, the holders of the CODES could elect to declare the CODES immediately due and payable. If the indebtedness under our revolving credit facility and our other debt agreements or the CODES is accelerated, we may not have sufficient assets to repay all of the amounts that would become due and payable. We also may amend the provisions and limitations of our revolving credit facility from time to time in a manner that could adversely affect, without their consent, the holders of the CODES.

Our failure to keep pace with the technological demands of our customers or with the products and services offered by our competitors could significantly harm our business.

Some of the industries we serve are characterized by rapid technological changes and new product introductions. Some of our competitors may invest more heavily in research or product development than we do. Successful new product offerings depend upon a number of factors, including our ability to:

•	accurately anticipate customer needs;

•	innovate and develop new technologies and applications;

•	successfully commercialize new products in a timely manner;

•	price our products competitively and manufacture and deliver our products in sufficient volumes and on time; and

•	differentiate our offerings from those of our competitors.

If we do not introduce new products in a timely manner and make enhancements to meet the changing needs of our customers, some of our products could become obsolete over time, in which case our customer relationships, revenue, and operating results would suffer.

Our operating results may suffer if the industries into which we sell our products are in downward cycles.

Some of the industries and markets into which we sell our products are cyclical. A downturn in our customers’ markets or in general economic conditions could result in reduced demand for our products and could harm our business.

Acquisitions have been an important part of our growth strategy; failure to successfully integrate acquisitions could adversely impact our results.

A significant portion of our growth over the past several years has been achieved through our acquisition program. Although we have reduced our level of acquisitions, we may decide to increase our acquisition activity in the future. Our ability to grow our business through acquisitions is subject to various factors including the cost of capital, the availability of suitable acquisition candidates at reasonable prices, competition for appropriate acquisition candidates, our ability to realize the synergies expected to result from acquisitions, our ability to retain key personnel in connection with acquisitions, and the ability of our existing personnel to efficiently handle increased transitional responsibilities resulting from acquisitions.

We may incur restructuring charges that would reduce our earnings.

We have in the past and may in the future restructure some of our operations. In such circumstances, we may take actions that would result in a charge and reduce our earnings, including as a result of our inability to dispose of discontinued operations or risks associated with discontinued operations. These restructurings have or may be undertaken to realign our subsidiaries, eliminate duplicative functions, rationalize our operating facilities and products, and reduce our staff. These restructurings may be implemented to improve the operations of recently acquired subsidiaries as well as subsidiaries that have been part of our operations for many years.

We may incur impairment charges on our intangible assets with indefinite lives that would reduce our earnings.

On October 1, 2001, we adopted Statement of Financial Accounting Standards (SFAS) No. 142, “Goodwill and Other Intangible Assets,” which requires that goodwill and intangible assets that have an indefinite useful life be tested at least annually for impairment. Goodwill and other intangible assets with indefinite lives must also be tested for impairment between the annual tests if an event occurs that would more likely than not reduce the fair value of the asset below its carrying amount. As of September 30, 2003, goodwill and other intangible assets with indefinite lives represented approximately 51% of our total assets. If during the testing an impairment is determined, our financial results for the relevant period will be reduced by the amount of the impairment, net of income tax effects, if any.

We rely heavily upon sales to key distributors and original equipment manufacturers, and could lose sales if any of them stop doing business with us.

Our three most significant distributors represent a significant portion of our revenues. For example, sales to Fisher Scientific, VWR, and Allegiance Corporation accounted for approximately 14%, 11%, and 5% of revenues in fiscal 2003, respectively. Our reliance on major independent distributors for a substantial portion of our sales subjects our sales performance to volatility in demand from distributors. We can experience volatility when distributors merge or consolidate, when inventories are not managed to end-user demand, or when distributors experience softness in their sales. We rely primarily upon the long-standing and mutually beneficial nature of our relationships with our key distributors, rather than on contractual rights, to protect these relationships. Volatility in end-user demand can also arise with large original equipment manufacturers and private label customers to whom we sell directly, particularly when our customers fail to manage inventories to end-user demand, discontinue product lines, or switch business to other manufacturers. Sales to our original equipment manufacturers customers are sometimes unpredictable and wide variances sometimes occur quarter to quarter.

We rely heavily on manufacturing operations to produce the products we sell, and we could be injured by disruptions of our manufacturing operations.

We rely upon our manufacturing operations to produce most of the products we sell. Any significant disruption of those operations for any reason, such as strikes, labor disputes, or other labor unrest, power interruptions, fire, war, or other force majeure, could adversely affect our sales and customer relationships and therefore adversely affect our business. In particular, nearly all of the white glass used in our Clinical Group’s worldwide manufacturing operations is produced in our glass manufacturing facility in Switzerland. Disruption in this supply can result from delays encountered in connection with the periodic rebuilding of the sheet glass furnace or furnace malfunctions. Although most of our raw materials are available from a number of potential suppliers, our operations also depend upon our ability to obtain raw materials at reasonable prices.

The success of many of our products depends on the effectiveness of our patents, trademarks, and licenses to defend our intellectual property rights. If we fail to adequately defend our intellectual property rights, competitors may produce and market products similar to ours.

Our success with many of our products depends, in part, on our ability to protect our current and future innovative products and to defend our intellectual property rights. Our subsidiaries’ products are sold under a variety of trademarks and trade names. They own or license all of the trademarks and trade names we believe to be material to the operation of their businesses. We also rely upon a combination of non-disclosure and other contractual agreements and trade secret, copyright, patent, and trademark laws to protect our intellectual property rights. Disputes may arise concerning the ownership of intellectual property or the applicability of confidentiality agreements. If we fail to adequately protect our intellectual property, competitors may manufacture and market products similar to ours.

We are subject to risk of product liability and other litigation which could adversely affect our business.

We are subject to the risks of claims involving our products (including those of businesses we no longer own) and other legal and administrative proceedings, including the expense of investigating, litigating, and settling any claims. Although we currently maintain insurance against some of these risks, uninsured losses, which may be material, could occur.

Our business is subject to regulatory risks, and changes in regulation could adversely affect our business.

Our ability to continue manufacturing and selling those of our products that are subject to regulation by the United States Food and Drug Administration or other domestic or foreign governments or agencies is subject to a number of risks. If the FDA determines that we are not in compliance with existing laws and regulations with respect to a particular product or a particular manufacturing facility, we could be subject to delays in the release of products, product recalls, suspension or revocation of authority necessary for product production and sale, and other administrative, civil or criminal sanctions. In the future, some of our products may be affected by the passage of stricter laws or regulations, reclassification of our products into categories subject to more stringent requirements, or the withdrawal of approvals needed to sell one or more of our products. Additionally, violations of any environmental, health and safety laws or regulations, or the release of toxic or hazardous materials used in our operations into the environment could expose us to significant liability. Similarly, third party lawsuits relating to environmental and workplace safety issues could result in substantial liability.

Our business is subject to quarterly variations in operating results due to factors outside of our control.

Our business is subject to quarterly variation in operating results caused by a number of factors, including business and industry conditions, timing of acquisitions, distribution and original equipment manufacturers customer issues, and other factors listed here. All these factors make it difficult to predict operating results for any particular period.

Other risks may arise.

We may be subject to risks from other business and investment considerations that may be disclosed from time to time in our filings with the Securities and Exchange Commission or in other publicly available written documents.

Risks Relating to an Investment in the CODES and Common Stock

Our substantial indebtedness could adversely affect our financial health and prevent us from fulfilling our obligations under the CODES.

We have now and will continue to have a significant amount of indebtedness. On September 30, 2003, after giving pro forma effect to the private placement of the CODES and the use of proceeds therefrom, we would have had total indebtedness of $955.1 million.

Our substantial indebtedness could have important consequences to you. For example, it could:

•	make it more difficult for us to satisfy our obligations with respect to these CODES;

•	increase our vulnerability to general adverse economic and industry conditions;

•	reduce the availability of our cash flow to fund working capital, capital expenditures, research and development efforts, program investment efforts, and other general corporate needs;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•	place us at a competitive disadvantage compared to our competitors with less debt;

•	expose us to the risk of increased interest rates because some of our debt has variable interest rates; and

•	limit our ability to borrow additional funds.

Any default under the agreements governing our indebtedness, including a default under our credit facility that is not waived by the required lenders, and the remedies sought by the holders of such indebtedness could make us unable to pay principal and interest on the CODES and substantially decrease the market value of the CODES.

Despite current indebtedness levels, we and our subsidiaries may still be able to incur substantially more debt. This could further exacerbate the risks associated with our substantial leverage.

We and our subsidiaries may be able to incur substantial additional indebtedness in the future. The terms of the indenture pursuant to which the CODES were issued does not restrict us or our subsidiaries from incurring additional indebtedness. As of September 30, 2003, the covenants under our revolving credit facility limited our capacity for additional borrowings, other than to replace our existing indebtedness, to approximately $130 million, even though total availability under our revolving credit facility was approximately $170 million. After giving effect to the private offering of the CODES and the application of the proceeds therefrom, as of September 30, 2003, the amount available under our revolving credit facility would have been approximately $445 million, although we would have been limited to borrowing approximately $51 million for purposes other than the repayment of our existing indebtedness In addition to amounts drawn under our revolving credit facility, as of September 30, 2003, we had reserved approximately $7 million of our available borrowing capacity to cover standby letter of credit obligations under the revolving credit facility. If new indebtedness is incurred by us or our subsidiaries, the leverage-related risks that we and they now face would be exacerbated.

To service our indebtedness, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control.

Our ability to make payments on and to refinance our indebtedness, including these CODES, and to fund planned capital expenditures, program investment efforts, and research and development efforts will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory, and other factors that are beyond our control.

We cannot assure you that our business will generate sufficient cash flow from operations, or that future borrowings will be available to us under our credit facility to enable us to pay our indebtedness or to fund other liquidity needs. Our 2.25% CODES may be put to us for redemption as early as October 2004. In addition, we may need to refinance all or a portion of our indebtedness, including these CODES, on or before maturity. We cannot assure you that we will be able to refinance any of our indebtedness on commercially reasonable terms or at all.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay capital expenditures, sell assets, seek additional capital, or seek to restructure or refinance our indebtedness, including the CODES. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to sell material assets or operations to attempt to meet our debt service and other obligations. Our borrowing agreements restrict our ability to sell assets and use the proceeds from the sales. We may not be able to consummate those sales or to obtain the proceeds which we could realize from them and these proceeds may not be adequate to meet any debt service obligations then due.

You should consider the United States federal income tax consequences of owning CODES.

We and each holder agree in the indenture to treat the CODES as “contingent payment debt instruments” subject to the contingent payment debt regulations. As a result, a holder will be required to include amounts in income, as original issue discount, in advance of cash or property such holder receives on a CODES, and to accrue interest on a constant yield to maturity basis at a rate comparable to the rate at which we would borrow in a fixed rate, noncontingent, nonconvertible borrowing (7.4%), even though the CODES will have a significantly lower yield to maturity. A holder will recognize taxable income significantly in excess of cash received while the CODES are outstanding. In addition, under the indenture, a holder will recognize ordinary income, if any, upon a sale, exchange, conversion, or redemption of the CODES at a gain. See “Certain United States Federal Income Tax Considerations.”

The interest rate on the CODES may be lower than the interest rate on a standard debt security of comparable maturity and may be zero.

The interest rate on the CODES is based on 3-month LIBOR, which is the London Interbank Offered Rate. This represents the interest rate London banks offer for deposits of U.S. dollars for a period of three months. As of the close of business on                     , 2004, 3-month LIBOR was     % per annum. The interest rate on the CODES for the period ending                     , 2004 is     %. The interest rate on the CODES will be adjusted every three months.

The amount we pay you may be less than the return you could earn on other investments. The interest we pay you may be less than the interest you would earn if you bought the same principal amount of a standard senior debt security of Apogent Technologies Inc. with the same stated maturity date. Your investment may not reflect the full opportunity cost to you when you take into account factors that affect the time value of money.

The CODES do not contain certain restrictive covenants, and there is limited protection in the event of a change of control.

The indenture under which the CODES were issued does not contain restrictive covenants that would protect you from several kinds of transactions that may adversely affect you. In particular, the indenture does not contain covenants that limit our ability to pay dividends or make distributions on or redeem our capital stock or limit our ability to incur additional indebtedness and, therefore, protect you in the event of a highly leveraged transaction or other similar transaction. In addition, the requirement that we offer to repurchase the CODES upon a change of control is limited to the transactions specified in the definition of a “change of control” under “Description of CODES—Repurchase at Option of Holders—Change of Control Put.” Accordingly, we could enter into certain transactions, such as acquisitions, refinancings or a recapitalization, that could affect our capital structure and the value of our common stock but would not constitute a change of control.

Our ability to repurchase the CODES with cash upon a change of control may be limited.

In certain circumstances involving a change of control of Apogent, you may require us to repurchase all or a portion of your CODES to the extent set forth in this prospectus. If a change in control were to occur, we cannot assure you that, if required, we will have sufficient cash or other financial resources at that time or would be able to arrange financing to pay the repurchase price of the CODES in cash. Our ability to repurchase the CODES in that event may be limited by law, by the indenture, by the terms of other agreements relating to our senior debt and by indebtedness and agreements that we may enter into in the future which may replace, supplement or amend our existing or future debt. If a change in control occurs at a time when we are prohibited from repurchasing or redeeming the CODES, we could seek the consent of lenders to repurchase the CODES or could attempt to refinance the borrowings that contain this prohibition. If we do not obtain a consent or refinance these borrowings, we could remain prohibited from repurchasing the CODES. Our failure to repurchase the CODES would constitute an event of default under the indenture under which we will issue the CODES, which might constitute a default under the terms of our other indebtedness at that time.

There may not be a liquid market for the CODES, and you may not be able to sell your CODES at attractive prices or at all.

The CODES were a new issue of securities for which there is currently no public trading market. We do not intend to apply for a listing of the CODES on any securities exchange. Although the initial purchasers have advised us that they currently intend to make a market in the CODES, they are not obligated to do so and may discontinue their market-making activities at any time without notice. The CODES issued in the initial private placement are eligible for trading in the PORTAL market, but the CODES sold using this prospectus will no longer be eligible for trading in the PORTAL market. We cannot predict whether an active trading market for the CODES will develop or will be sustained. If an active market for the CODES fails to develop or be sustained, the trading price of the CODES could fall. Even if an active trading market were to develop, the CODES could trade at prices that may be lower than the initial offering price. The trading price of the CODES will depend on many factors, including:

•	prevailing interest rates and interest rate volatility;

•	the markets for similar securities;

•	our financial condition, results of operations and prospects;

•	the publication of earnings estimates or other research reports and speculation in the press or investment community;

•	changes in our industry and competition;

•	any outbreak or escalation of hostilities; and

•	general market and economic conditions.

As a result, we cannot assure you that you will be able to sell the CODES at attractive prices or at all.

A downgrade, suspension or withdrawal of the rating assigned by a rating agency to the CODES, if any, could cause the liquidity or market value of the CODES to decline significantly.

We have received ratings of the CODES by Standard & Poor’s and Moody’s. We cannot assure you that the ratings so assigned will remain for any particular period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if in that rating agency’s judgment future circumstances relating to the basis of the rating, such as adverse changes in our business, so warrant.

The market price for our common stock may be highly volatile.

The market price for our common stock may be highly volatile. A variety of factors may have a significant impact on the market price of our common stock, including:

•	prevailing interest rates and interest rate volatility;

•	the market for similar securities;

•	our financial condition, results of operations and prospects;

•	any future issuances of our common stock, which may include primary offerings for cash, issuances in connection with business acquisitions, and the grant or exercise of stock options from time to time;

•	the publication of earnings estimates or other research reports and speculation in the press or investment community;

•	changes in our industry and competitors;

•	any outbreak or escalation of hostilities; and

•	general market and economic conditions.

In addition, the New York Stock Exchange can experience extreme price and volume fluctuations that can be unrelated or disproportionate to the operating performance of the companies listed on the NYSE. Broad market and industry factors may negatively affect the market price of our common stock, regardless of actual operating performance. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been instituted against companies. This type of litigation, if instituted, could result in substantial costs and a diversion of management’s attention and resources, which would harm our business.

Volatility in the market price of our common stock may make it more difficult for you to sell the common stock you receive on conversion of the CODES. In addition, because the CODES will be convertible into our common stock, subject to satisfaction of certain specified conditions, the value of the CODES will likely also be affected by the factors summarized above.

The CODES will be unsecured, and therefore will effectively be subordinated to any secured debt, and the subsidiary guarantees of the CODES will be unsecured and effectively subordinated to the secured debt of the guarantors.

The CODES and subsidiary guarantees will not be secured by any of our assets or those of our subsidiaries. As a result, the CODES and guarantees are effectively subordinated to any secured debt we may incur and to the secured debt of any guarantor subsidiaries to the extent of the value of the assets securing such debt. In any liquidation, dissolution, bankruptcy, or other similar proceeding, the holders of our secured debt or the debt of any guarantor subsidiaries may assert rights against the secured assets in order to receive full payment of their debt before the assets may be used to pay the holders of the CODES.

Not all of our subsidiaries are guarantors, and your claims will be effectively subordinated to all of the creditors of our non-guarantor subsidiaries.

Many, but not all, of our direct and indirect subsidiaries will guarantee the CODES. In the event of a bankruptcy, liquidation, or reorganization of any of our non-guarantor subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those non-guarantor subsidiaries before any assets of the non-guarantor subsidiaries are made available for distribution to us. Had they been outstanding on September 30, 2003, the CODES would have been effectively junior to $77.3 million of indebtedness and other liabilities (including trade payables) of these non-guarantor subsidiaries. The non-guarantor subsidiaries generated 22.0% of our net sales and generated operating income of $38.3 million for the year ended September 30, 2003. The non-guarantor subsidiaries held 21.5% of our consolidated total assets as of September 30, 2003.

The guarantees may be unenforceable due to fraudulent conveyance statutes. Accordingly, you could have no claim against the guarantors.

The guarantees of our subsidiary guarantors may be subject to review under United States federal bankruptcy law and comparable provisions of state fraudulent conveyance laws in bankruptcy or similar proceedings. Although laws differ among various jurisdictions, a court could, under current fraudulent conveyance laws, subordinate or avoid the guarantees if it found that the guarantees were incurred with actual intent to hinder, delay, or defraud creditors, or the guarantor was a defendant in an action for money damages or had a judgment for money damages docketed against it if, in either case, after final judgment, the judgment is unsatisfied, or the guarantor did not receive fair consideration or reasonably equivalent value for the guarantees and that the guarantor:

•	was insolvent or rendered insolvent by reason of the issuance of the guarantees;

•	was engaged or was about to engage in a business or transaction for which the remaining assets of the guarantor constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay debts as they matured.

If a court voided a guarantee by one or more of our subsidiary guarantors as the result of a fraudulent conveyance, or held it unenforceable for any other reason, holders of the CODES would cease to have a claim against such subsidiary based on the guarantee and would be creditors only of Apogent and any guarantor whose guarantee was not similarly held unenforceable.

We cannot assure you that a court would conclude that the CODES and the subsidiary guarantees issued concurrently with the CODES are incurred for proper purposes and in good faith. We also cannot assure you that a court would conclude that, after giving effect to indebtedness incurred in connection with the issuance of the CODES and the issuance of the subsidiary guarantees, Apogent and the subsidiary guarantors are solvent and will continue to be solvent, will have sufficient capital for carrying their respective businesses and will be able to pay their debts as they become absolute and mature.

From time to time the guarantors of the CODES may differ from those under our other existing senior debt.

While the guarantees of these CODES will rank equally with the guarantees of our 8% senior notes due 2011, our 2.25% CODES, and our revolving credit facility, the guarantors under these CODES may from time to time not include all of the guarantors under such other existing senior debt. In the event of a bankruptcy, liquidation, or reorganization of any of the non-guarantor subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets of the non-guarantor subsidiaries are made available for distribution to Apogent. As of September 30, 2003, the guarantors of our 8% senior notes, our 2.25% CODES, and our revolving credit facility had an aggregate of $713.0 million of indebtedness and other liabilities outstanding.

Our preferred stock purchase rights, certain provisions of Wisconsin law and our articles of incorporation and bylaws contain certain provisions that could make a takeover of Apogent more difficult.

Our preferred stock purchase rights, certain provisions of Wisconsin law, and our articles of incorporation and bylaws could have the effect of delaying or preventing a third party from acquiring us, even if a change in control would be beneficial to our shareholders. In addition to our common stock purchase rights, these provisions of our articles of incorporation and bylaws include:

•	providing for a classified board of directors with staggered, three-year terms;

•	permitting removal of directors only for cause;

•	providing that vacancies on the board of directors will be filled by the remaining directors then in office; and

•	requiring advance notice for shareholder proposals and director nominees.

In addition, the Wisconsin control share acquisition statute and Wisconsin’s “fair price” and “business combination” provisions limit the ability of an acquiring person to engage in certain transactions or to exercise the full voting power of acquired shares of a “resident domestic corporation” under certain circumstances. It is not clear whether Apogent will be considered a “resident domestic corporation” for these purposes. These provisions and other provisions of Wisconsin law could make it more difficult for a third party to acquire us, even if doing so would benefit our shareholders. As a result, offers to acquire Apogent which represent a premium over the available market price of our common stock may be withdrawn or otherwise fail to be realized.

Because the CODES are represented by global securities registered in the name of a depositary, you will not be a “holder” under the indenture and your ability to transfer CODES could be limited.

The CODES will be represented by one or more global securities registered in the name of Cede & Co. as nominee for The Depository Trust Company (“DTC”). Except in the limited circumstances described in this prospectus, owners of beneficial interests in the global securities will not be entitled to receive physical delivery of CODES in certificated form and will not be considered “holders” of the CODES under the indenture for any purpose. Instead, owners must rely on the procedures of DTC and its participants to protect their interests under the indenture. In addition, because the laws of some states require that certain persons take physical delivery in definitive form of securities that they own, you may be unable to transfer your CODES to those persons.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical consolidated ratio of earnings to fixed charges for Apogent for the periods indicated:

	Year Ended September 30,
	2003		2002		2001		2000		1999
Ratio of earnings to fixed charges(a)	3.2	x	5.2	x	4.1	x	3.5	x	4.3	x

(a)	The ratio of earnings to fixed charges is computed by dividing:

•	income from continuing operations before income taxes, plus fixed charges, by

•	fixed charges.

Fixed charges consist of interest expense, amortization of deferred financing fees, and an estimate of interest within rental expense.

The ratio of earnings to fixed charges, after giving pro forma effect to the private placement of the CODES and the application of the proceeds therefrom, for the year ended September 30, 2003 would have been 5.6x, assuming the sale of the CODES was completed on October 1, 2002.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the CODES or the common stock into which the CODES may be convertible. The selling holders will receive all of the net proceeds from the sale of the CODES and the common stock into which the CODES may be convertible that they, respectively, own.

DIVIDEND HISTORY AND POLICY

We have never declared or paid any cash dividends on our capital stock. We currently intend to retain any future earnings to finance the growth and development of our business and do not have any plans to pay any cash dividends in the foreseeable future. Any future decision to pay cash dividends will be at the discretion of our board of directors and will depend upon, among other factors, our earnings, financial condition, compliance with the provisions of our revolving credit facility and senior subordinated debt that restrict our ability to pay dividends in some circumstances, and other requirements.

PRICE RANGE OF COMMON STOCK

Our common stock trades on the New York Stock Exchange under the symbol “AOT.” As of                     , 2004, there were                      shares of our common stock issued and outstanding held by      shareholders of record. We list in the table below closing information on the high and low sales prices for our common stock during the periods indicated as reported on the New York Stock Exchange.

	Price Range of Common Stock
Fiscal Year and Quarter	High	Low
2002
1st Quarter	$26.52	$21.25
2nd Quarter	26.50	21.8
3rd Quarter	25.49	20.15
4th Quarter	21.27	16.87
2003
1st Quarter	$21.24	$16.70
2nd Quarter	21.40	14.45
3rd Quarter	20.89	14.60
4th Quarter	22.51	19.79
2004
1st Quarter	$23.60	$20.85
2nd Quarter through February , 2004

For the last reported sales price for our common stock on a recent date, see the cover page of this prospectus.

DESCRIPTION OF THE CODES

We issued the CODES under an indenture, dated as of December 17, 2003, between us, the guarantors and The Bank of New York, as trustee. The terms of the CODES include those provided in the indenture and those provided in the registration rights agreement, which we entered into with the initial purchasers of the CODES.

The following description is only a summary of the material provisions of the CODES, the indenture and the registration rights agreement. We urge you to read these documents in their entirety because they, and not this description, define the rights associated with the CODES. You may request copies of these documents at our address set forth under the caption “Where You Can Find More Information.”

When we refer to Apogent in this section, we refer only to Apogent Technologies Inc. and not its subsidiaries.

Brief Description of the CODES

The CODES:

•	are limited to $345,000,000 aggregate principal amount, all of which were issued in December 2003;

•	bear interest at a per annum rate which will equal 3-month LIBOR, adjusted quarterly, minus a spread of 125 basis points (which spread may be reset under certain circumstances, as described herein); notwithstanding any quarterly adjustments of the interest rate or resetting of the spread, the interest rate borne by the CODES will never be less than zero;

•	bear contingent interest in the circumstances described under “—Contingent Interest;”

•	are general unsecured obligations, ranking equally with all of our other unsecured senior indebtedness and senior in right of payment to any subordinated indebtedness; as indebtedness of Apogent, the CODES are effectively subordinated to all indebtedness and liabilities of our subsidiaries, except for indebtedness of the guarantors;

•	are convertible into our common stock at a conversion price of $33.09 per share, subject to adjustment as described under “—Conversion Rights,” in the following circumstances:

•	during any fiscal quarter, if the sale price of our common stock for at least 20 trading days in the 30 consecutive trading-day period ending on the last day of the preceding fiscal quarter was more than 130% of the conversion price on that thirtieth trading day;

•	on or before December 15, 2028, during the five business-day period following any 10 consecutive trading-day period in which the average of the trading prices (as described below under “—Conversion Rights—Conversion Upon Satisfaction of Market Price Conditions”) for the CODES, as determined following a request from a holder to make a determination, for that 10 trading-day period was less than 98% of the average conversion value, as described below, for the CODES during that period;

•	during any period, (1) when the credit rating assigned to the CODES by Moody’s Investors Service, Inc. (“Moody’s”) is lower than “Ba3” or the credit rating assigned by Standard & Poor’s Rating Services (“Standard and Poor’s”) is lower than “BB”, (2) in which the credit rating assigned to the CODES is suspended or withdrawn by either rating agency, or (3) in which neither agency continues to rate the CODES or provide ratings services or coverage to Apogent;

•	if the CODES have been called for redemption; and

•	upon the occurrence of specified corporate transactions;

•	are redeemable at our option in whole or in part beginning on March 15, 2010 upon the terms and for a price equal to 100% of the principal amount of the CODES plus any accrued and unpaid interest (including contingent interest) as set forth under “—Optional Redemption by Apogent;”

•	may be repurchased by us, at your option, on December 15, 2008, March 15, 2010, December 15, 2014, December 15, 2019, December 15, 2024 and December 15, 2029 or if a change of control occurs; and

•	will be due on December 15, 2033, unless earlier converted, redeemed by us at our option or repurchased by us at your option.

The indenture does not contain any financial covenants and does not restrict us or any of the guarantors from paying dividends, incurring additional senior or other indebtedness, or issuing or repurchasing our other securities. The indenture also does not and will not protect you in the event of a highly leveraged transaction or a change in control of Apogent, except to the extent described under “—Repurchase at Option of Holders—Change of Control Put” below.

Under the indenture, we have agreed, and by acceptance of a beneficial interest in the CODES each beneficial owner of the CODES will be deemed to have agreed, among other things, for United States federal income tax purposes, to treat the CODES as indebtedness that is subject to the regulations governing contingent payment debt instruments, and, for purposes of those regulations, to treat the fair market value of any stock received upon any conversion of the CODES as a contingent payment, and to be bound by our determination of the “comparable yield” and “projected payment schedule” with respect to the CODES. The discussion in this prospectus assumes that such treatment is correct. However, the characterization of instruments such as the CODES and the application of such regulations is uncertain in several respects. See “Certain United States Federal Income Tax Considerations—Classification of the CODES.”

No sinking fund is provided for the CODES. The CODES will not be subject to defeasance. The CODES will be issued only in registered form in denominations of $1,000 and any integral multiple of $1,000 above that amount. No service charge will be made for any registration of transfer or exchange of CODES, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

You may present definitive CODES for conversion, registration of transfer, and exchange, without service charge, at our office or agency in New York City, which initially is the office or agency of the trustee in New York City. For information regarding conversion, registration of transfer, and exchange of global securities, see “—Form, Denomination and Registration.”

Brief Description of the Guarantees

The CODES have been and will be jointly and severally guaranteed by certain of Apogent’s existing and future U.S. subsidiaries.

The guarantees of the CODES:

•	are and will be general obligations of each guarantor;

•	rank equally with the obligations of the guarantors under their guarantees of Apogent’s revolving credit facility, 8% senior notes, and 2.25% CODES;

•	rank senior to the obligations of the guarantors under their guarantees of Apogent’s 6 1/2% senior subordinated notes; and

•	terminate with respect to each guarantor upon the termination of the obligations of such guarantor under the Credit Agreement, dated as of July 29, 2003, between Apogent, the guarantors, and JPMorgan Chase Bank, as Administrative Agent, as amended, supplemented or modified from time to time (the “Credit Agreement”).

Interest

The CODES bear interest from December 17, 2003 at a per annum rate equal to 3-month LIBOR, adjusted quarterly as described below, minus a spread of 125 basis points, which spread may be reset upon the occurrence of a reset transaction. See “—Resetting the Spread” below. Notwithstanding any quarterly adjustments of the interest rate or resetting of the spread, the interest rate borne by the CODES will never be less than zero. We will also pay contingent interest on the CODES in the circumstances described below under “—Contingent Interest.”

We are required to pay interest quarterly in arrears on March 15, June 15, September 15, and December 15 of each year, beginning March 15, 2004, unless any such interest payment date (other than an interest payment date at maturity) would otherwise be a day that is not a business day, in which case the interest payment date will be postponed to the next succeeding business day (except if that business day falls in the next succeeding calendar month, that interest payment date will be the immediately preceding business day). If the maturity date of the CODES is a day that is not a business day, all payments to be made on such day will be made on the next succeeding business day, with the same force and effect as if made on the maturity date, and no additional interest will be payable as a result of such a delay in payment. We will pay interest to the holders of record at the close of business on the March 1, June 1, September 1, and December 1 (whether or not a business day), as applicable, next preceding each interest payment date. There are two exceptions to these provisions:

•	In general, we will not pay interest accrued and unpaid on any CODES that are converted into our common stock. See “—Conversion Rights” below. If a holder of CODES converts after a record date for an interest payment but prior to the corresponding interest payment date, it will receive interest accrued and paid on such CODES on the interest payment date, notwithstanding the conversion of such CODES prior to such interest payment date, because such holder will have been the holder of record on the corresponding record date. However, at the time such holder surrenders such CODES for conversion, it must pay us an amount equal to the interest that has accrued and will be paid on the interest payment date. The preceding sentence does not apply, however, to a holder that converts, after a record date for an interest payment but prior to the corresponding interest payment date, CODES that we call for redemption prior to such conversion on a redemption date that is on or prior to the third business day after such interest payment date.

•	We will pay interest to a person other than the holder of record on the record date if we redeem the CODES on a date that is after the record date and prior to the corresponding interest payment date. In this instance, we will pay interest accrued and unpaid on the CODES being redeemed to, but not including, the redemption date to the same person to whom we will pay the principal of such CODES.

Except as provided below, we will pay interest on:

•	the global securities representing the CODES to DTC in immediately available funds;

•	any definitive CODES having an aggregate principal amount of $5,000,000 or less by check mailed to the holders of those CODES; and

•	any definitive CODES having an aggregate principal amount of more than $5,000,000 by wire transfer in immediately available funds if requested by the holders of those CODES prior to the relevant record date.

At maturity, we will pay interest on any definitive CODES at the office of the trustee in New York City.

We will pay principal on:

•	the global securities representing the CODES to DTC in immediately available funds; and

•	any definitive CODES at our office or agency in New York City, which initially will be the office or agency of the trustee in New York City.

The interest rate will be determined by the trustee acting as calculation agent. The interest rate for each quarterly period (other than the period commencing December 17, 2003 for which the interest rate is 0.0%) will be adjusted on the interest adjustment date. The term “interest adjustment date” means March 15, June 15, September 15 and December 15 of each year; provided that, if any interest adjustment date would otherwise be a day that is not a business day, such interest adjustment date shall be postponed to the next succeeding business day, except if such business day falls in the next succeeding calendar month, such interest adjustment date will be the immediately preceding business day. The adjusted interest rate will be based upon 3-month LIBOR, determined on the second preceding London banking day (which we refer to as the interest determination date) as described below, less the applicable spread. Notwithstanding any quarterly adjustments of the interest rate or resetting of the spread, the interest rate borne by the CODES will never be less than zero.

Interest generally will be computed on the basis of the actual number of days for which interest is payable in the relevant interest period, divided by 360. All percentages resulting from any calculation of interest will be rounded to the nearest one hundred-thousandth of a percentage point, with five one millionths of a percentage point rounded upwards (e.g., 4.876545% (or .04876545) would be rounded to 4.87655% (or .0487655)), and all dollar amounts used in or resulting from such calculation on the CODES will be rounded to the nearest cent (with one-half cent being rounded upward).

The term “3-month LIBOR” as determined by the calculation agent means, with respect to any interest determination date:

1. the rate for 3-month deposits in United States dollars commencing on the related interest adjustment date, that appears on the Moneyline Telerate Page 3750 (as described below) as of 11:00 A.M., London time, on the interest determination date, unless fewer than two such offered rates so appear; or

2. if fewer than two offered rates appear, or no rate appears, as the case may be, on the particular interest determination date on the Moneyline Telerate Page 3750, the rate calculated by the calculation agent of at least two offered quotations obtained by the calculation agent after requesting the principal London offices of each of four major reference banks in the London interbank market to provide the calculation agent with its offered quotation for deposits in United States dollars for the period of three months, commencing on the related interest adjustment date, to prime banks in the London interbank markets at approximately 11:00 A.M., London time, on that interest determination date and in a principal amount that is representative for a single transaction in United States dollars in that market at that time; or

3. if fewer than two offered quotations referred to in clause (2) are provided as requested, the rate calculated by the calculation agent as the arithmetic mean of the rates quoted at approximately 11:00 A.M., New York time, on the particular interest determination date by three major banks (which will not include our affiliates) in the City of New York selected by the calculation agent for loans in United States dollars to leading European banks for a period of three months and in a principal amount that is representative for a single transaction in United States dollars in that markets at that time; or

4. if the banks so selected by the calculation agent are not quoting as mentioned in clause (3), 3-month LIBOR in effect immediately prior to the particular interest determination date.

“Moneyline Telerate Page 3750” means the display on Moneyline Telerate (or any successor service) on such page (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for United States dollars.

“London banking day” means a day on which commercial banks are open for business, including dealings in United States dollars, in London.

The term “business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in the City of New York.

Resetting the Spread

If a reset transaction occurs, the spread will be adjusted to equal the adjusted spread from the effective date of such reset transaction to, but not including, the effective date of any succeeding reset transaction.

A “reset transaction” means:

•	a merger, consolidation or statutory share exchange to which the entity that is the issuer of the common stock into which the CODES are then convertible is a party;

•	a sale of all or substantially all the assets of that entity;

•	a recapitalization of the common stock of that entity; or

•	a distribution as described in the fourth bullet point of the first paragraph under “—Conversion Rights—Conversion Price Adjustments” below,

after the effective date of which transaction or distribution the CODES would be convertible into:

•	shares of an entity the common stock of which had a dividend yield for the four fiscal quarters of such entity immediately preceding the public announcement of the transaction or distribution that was more than 2.5 percentage points higher than the dividend yield on our common stock (or other common stock then issuable upon conversion of the CODES) for the four fiscal quarters preceding the public announcement of the transaction or distribution; or

•	shares of an entity that announces a dividend policy prior to the effective date of the transaction or distribution which policy, if implemented, would result in a dividend yield on that entity’s common stock for the next four fiscal quarters that would be more than 2.5 percentage points higher than the dividend yield on our common stock (or other common stock then issuable upon conversion of the CODES) for the four fiscal quarters preceding the public announcement of the transaction or distribution.

The “adjusted spread” with respect to any reset transaction will be the arithmetic average of the spreads, expressed as a percentage, from 3-month LIBOR quoted by two dealers engaged in the trading of convertible securities selected by us (or our successor) as the spread from 3-month LIBOR which should be used in calculating the rate at which interest on the CODES should accrue so that the fair market value, expressed in dollars, of a CODES immediately after the later of:

•	the public announcement of the reset transaction; or

•	the public announcement of a change in dividend policy in connection with the reset transaction will equal the average trading price (as described below under “—Conversion Rights—Conversion Upon Satisfaction of Market Price Conditions”) of the CODES for the 20 trading days preceding the date of public announcement of the reset transaction. In no event will the rate of interest borne by the CODES (without giving effect to any contingent interest) at any time after the first interest payment date be less than the greater of (a)zero and (b) 3-month LIBOR, determined as provided above, minus 125 basis points.

For purposes of the definition of reset transaction, the dividend yield on any security for any period means the dividends paid or proposed to be paid pursuant to an announced dividend policy on the security for that period, divided by, if with respect to dividends paid on that security, the average sale price (as defined below) of the security during that period and, if with respect to dividends proposed to be paid on the security, the closing price of such security on the effective date of the related reset transaction.

The “sale price” of a security on any date of determination means:

•	the closing sale price (or, if no closing sale price is reported, the last reported sale price) of a security (regular way) on the New York Stock Exchange on that date;

•	if that security is not listed on the New York Stock Exchange on that date, the closing sale price as reported in the composite transactions for the principal U.S. securities exchange on which that security is listed;

•	if that security is not so listed on a U.S. national or regional securities exchange, the closing sale price as reported by the Nasdaq National Market;

•	if that security is not so reported, the last price quoted by Interactive Data Corporation for that security or, if Interactive Data Corporation is not quoting such price, a similar quotation service selected by us; or

•	if that security is not so quoted, the average of the mid-point of the last bid and ask prices for that security from at least two dealers recognized as market-makers for that security.

Contingent Interest

In addition to the interest we will pay as described under “—Interest” and “—Resetting the Spread,” we will pay contingent interest, subject to the accrual and record date provisions described above, to the holders of CODES during each quarterly interest period beginning December 15, 2009, if the average trading price, as described below under “—Conversion Rights—Conversion Upon Satisfaction of Market Price Conditions,” of a CODES for the five trading days ending on the second trading day immediately preceding the beginning of the relevant quarterly interest period equals 120% or more of the principal amount of the CODES.

The amount of contingent interest payable in respect of any quarterly period will equal 0.0625% of the average trading price of the CODES over the measuring period triggering the contingent interest payment. Contingent interest will be computed on the basis of the actual number of days for which interest is payable in the relevant interest period, divided by 360.

Upon determination that holders of CODES will be entitled to receive contingent interest during any relevant quarterly period, on or prior to the start of the relevant quarterly interest period, we will issue a press release and publish information with respect to any contingent interest on our web site.

We will pay contingent interest, if any, in the same manner as we will pay interest described above under “—Interest,” and your obligations in respect of the payment of contingent interest in connection with the conversion of any CODES will also be the same as described above under “—Interest.”

Conversion Rights

General

You may convert any outstanding CODES (or portions of outstanding CODES) into our common stock initially at the conversion price of $33.09 per share (equal to a conversion rate of approximately 30.22 shares per $1,000 principal amount of CODES) under the circumstances summarized below. The conversion price is, however, subject to adjustment as described below. We will not issue fractional shares of common stock upon conversion of CODES. Instead, we will pay a cash adjustment based upon the closing sale price of our common stock on the trading day immediately preceding the conversion date. You may convert CODES only in denominations of $1,000 and whole multiples of $1,000.

Holders may surrender CODES for conversion prior to the stated maturity only under the following circumstances:

•	during any fiscal quarter, if the sale price of our common stock (as described above under “Resetting the Spread”) for at least 20 trading days in the 30 consecutive trading-day period ending on the last day of the preceding fiscal quarter was more than 130% of the conversion price on that thirtieth trading day;

•	on or before December 15, 2028, during the five business-day period following any 10 consecutive trading-day period in which the average of the trading prices (as described below under “—Conversion

Rights—Conversion Upon Satisfaction of Market Price Conditions”) for the CODES, as determined following a request by a holder to make a determination, for that 10 trading-day period was less than 98% of the average conversion value, as described below, for the CODES during that period;

•	during any period, (1) when the credit rating assigned to the CODES by Moody’s is lower than “Ba3” or the credit rating assigned by Standard & Poor’s is lower than “BB”, (2) in which the credit rating assigned to the CODES is suspended or withdrawn by either rating agency, or (3) in which neither agency continues to rate the CODES or provide ratings services or coverage to Apogent;

•	if we have called the CODES for redemption; or

•	upon the occurrence of the corporate transactions summarized below.

If you have exercised your right to require us to repurchase your CODES as described under “—Repurchase at Option of Holders,” you may convert your CODES only if you validly withdraw your notice of exercise prior to the close of business on the business day immediately preceding the applicable repurchase date.

Conversion Upon Satisfaction of Market Price Conditions

A holder may convert any of its CODES into our common stock during any fiscal quarter if the sale price of our common stock for at least 20 consecutive trading days in the 30 trading-day period ending on the last day of the preceding fiscal quarter exceeds 130% of the conversion price on that thirtieth trading day.

On or before December 15, 2028, a holder may convert any of its CODES into our common stock during the five business-day period following any 10 consecutive trading-day period in which the average of the trading prices for the CODES for that 10 trading-day period was less than 98% of the average conversion value, as described below, for the CODES during that period. Notwithstanding anything to the contrary, the conversion agent shall have no obligation to determine the trading price of the CODES unless we have requested that it make such determination; and we have no obligation to make such request unless so requested by a holder. At such time as a written request is made by a holder, we shall instruct the conversion agent to determine the trading price per CODES beginning on the next trading day and on each successive trading day until the trading price per CODES is greater than or equal to 98% of the average conversion value for 10 consecutive days.

“Conversion value” is equal to the product of the sale price for our common stock on a given day multiplied by the then-applicable conversion rate, which is the number of shares of common stock into which each $1,000 principal amount of CODES is then convertible.

The “trading price” of the CODES on any date of determination means the average of the secondary market bid quotations per CODES obtained by us or the conversion agent for $10,000,000 principal amount of the CODES at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers we select, provided that if at least three such bids cannot reasonably be obtained by us or the conversion agent, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by us or the conversion agent, this one bid shall be used. If either we or the conversion agent cannot reasonably obtain at least one bid for $10,000,000 principal amount of the CODES from a nationally recognized securities dealer or in our reasonable judgment, the bid quotations are not indicative of the secondary market value of the CODES, then the trading price of the CODES will equal (a) the then-applicable conversion rate of the CODES multiplied by (b) the sale price of our common stock on such determination date.

Conversion Upon Credit Rating Event

A holder may convert any of its CODES into our common stock during any period, (1) when the credit rating assigned to the CODES by Moody’s is lower than “Ba3” or the credit rating assigned by Standard & Poor’s is lower than “BB”, (2) in which the credit rating assigned to the CODES is suspended or withdrawn by either rating agency, or (3) in which neither agency continues to rate the CODES or provide ratings services or coverage to Apogent.

Conversion Upon Notice of Redemption

A holder may surrender for conversion into our common stock any CODES we call for redemption at any time prior to the close of business on the day that is two business days prior to the redemption date, even if the CODES are not otherwise convertible at that time. If a holder already has delivered a purchase notice or a change of control purchase notice with respect to a CODES, however, the holder may not surrender that CODES for conversion until the holder has withdrawn the notice in accordance with the indenture.

Conversion Upon Specified Corporate Transactions

If:

•	we distribute to all or substantially all holders of our common stock certain rights entitling them to purchase, for a period expiring within 60 days of the record date for distribution, common stock at less than the trading price of the common stock on the business day immediately preceding the announcement of such distribution;

•	we elect to distribute to all or substantially all holders of our common stock, cash or other assets, debt securities or certain rights to purchase our securities, the fair market value of which distribution has a per share value exceeding 5% of the trading price of the common stock on the business day immediately preceding the declaration date for the distribution; or

•	a change of control as described under “Repurchase of CODES at the Option of Holders—Change of Control Put” occurs but holders of CODES do not have the right to require us to repurchase their CODES as a result of such change of control because either (1) the trading price of our common stock for a specified period prior to such change of control exceeds a specified level or (2) the consideration received in such change of control consists of capital stock that is freely tradeable and the CODES become convertible into that capital stock (each as more fully described under “Repurchase of CODES at the Option of Holders—Change of Control Put”),

then we must notify the holders of CODES at least 20 days prior to the ex-dividend date for the distribution or within 30 days of the occurrence of the change of control, as the case may be. Once we have given that notice, holders may convert their CODES at any time until either (a) the earlier of close of business on the business day prior to the ex-dividend date or our announcement that the distribution will not take place, in the case of a distribution, or (b) within 30 days of the change of control notice or the date the Company announces that the change of control will not take place, in the case of a change of control. In the case of a distribution, no adjustment to the ability of a holder of CODES to convert will be made if the holder participates or will participate in the distribution without conversion.

In addition, if we are party to a consolidation, merger or binding share exchange pursuant to which our common stock will be converted into cash, securities or other property, a holder may convert CODES at any time from and after the date which is 15 days prior to the anticipated effective date of the transaction until 15 days after the effective date of the transaction. If we are a party to a consolidation, merger or binding share exchange pursuant to which our common stock is converted into cash, securities or other property, then at the effective time of the transaction, the right to convert a CODES into common stock will be changed into a right to convert the CODES into the kind and amount of cash, securities or other property which the holder would have received if the holder had converted such CODES immediately prior to the transaction. If the transaction also constitutes a “change of control,” as defined below, the holder can require us to repurchase all or a portion of its CODES as described under “—Repurchase at Option of Holders—Change of Control Put.”

If we exercise our option to redeem the CODES, a holder may nevertheless exercise its right to have its CODES repurchased pursuant to the repurchase rights discussed below under “Repurchase at Option of Holders,” if applicable, or to convert such CODES as discussed above under “Conversion Rights,” in each case, until the close of business two Business Days immediately preceding the Redemption Date.

Conversion Procedures

Except as provided below, if you convert your CODES into our common stock on any day other than an interest payment date, you will not receive any interest that has accrued on the CODES. By delivering to the holder the number of shares issuable upon conversion, determined by dividing the principal amount of CODES being converted by the conversion price, together with a cash payment, if any, in lieu of fractional shares, we will satisfy our obligation with respect to the converted CODES. That is, accrued but unpaid interest (including contingent interest) will be deemed to be paid in full rather than canceled, extinguished or forfeited. If you convert after a record date for an interest payment but prior to the corresponding interest payment date, you will receive interest accrued and paid on such CODES on the interest payment date, notwithstanding the conversion of such CODES prior to such interest payment date, because you will have been the holder of record on the corresponding record date. However, at the time of surrender of such CODES for conversion, you must pay us an amount equal to the interest that has accrued and will be paid on the CODES being converted on the interest payment date. The preceding sentence does not apply, however, to a holder that converts, after a record date for an interest payment date but prior to the corresponding interest payment date, CODES that we call for redemption prior to such conversion on a redemption date that is on or prior to the third business day after such interest payment date.

You will not be required to pay any taxes or duties relating to the issuance or delivery of our common stock if you exercise your conversion rights, but you will be required to pay any tax or duty which may be payable relating to any transfer involved in the issuance or delivery of any common stock in a name other than your own. Certificates representing shares of common stock will be issued or delivered only after all applicable taxes and duties, if any, payable by you have been paid.

To convert interests in a global CODES, you must deliver to DTC the appropriate instruction form for conversion pursuant to DTC’s conversion program. To convert a definitive CODES, you must:

•	complete the conversion notice on the back of the CODES (or a facsimile thereof);

•	deliver the completed conversion notice and the CODES to be converted to the specified office of the conversion agent;

•	pay all funds required, if any, relating to interest on the CODES to be converted to which you are not entitled, as described in the second preceding paragraph; and

•	pay all taxes or duties, if any, as described in the preceding paragraph.

The conversion date will be the date on which all of the foregoing requirements have been satisfied. The CODES will be deemed to have been converted immediately prior to the close of business on the conversion date.

Upon conversion, we will satisfy all of our obligations by delivering to you a number of shares of our common stock equal to the aggregate principal amount of the CODES you are converting divided by the then applicable conversion price.

Conversion Price Adjustments

We will adjust the initial conversion price for certain events, including:

•	issuances of our common stock as a dividend or distribution on our common stock;

•	certain subdivisions and combinations of our common stock;

•	issuances to all or substantially all holders of our common stock of certain rights or warrants to purchase our common stock (or securities convertible into our common stock) at less than (or having a conversion price per share less than) the then-current market price (as defined below) of our common stock;

•	distributions to all or substantially all holders of our common stock of shares of our capital stock (other than our common stock), evidences of our indebtedness or assets including securities, but excluding:

•	the rights and warrants referred to in the third bullet point,

•	any dividends and distributions in connection with a reclassification, change, consolidation, merger, statutory share exchange, combination, sale or conveyance resulting in a change in the conversion consideration pursuant to the second succeeding paragraph, or

•	any dividends or distributions paid exclusively in cash;

•	distributions consisting exclusively of cash to all or substantially all holders of our common stock, other than dividends or distributions made in connection with our liquidation, dissolution or winding-up, in which case, the conversion price shall be reduced so that the same shall equal the rate determined by multiplying the conversion price in effect on the applicable record date by a fraction,

(1) the numerator of which shall be the current market price on such record date less the full amount of cash so distributed as applicable to one share of common stock; and

(2) the denominator of which shall be the current market price on such record date,

such adjustment to be effective immediately prior to the opening of business on the day following the record date for the distribution; provided that if the portion of the cash so distributed applicable to one share of common stock is equal to or greater than the current market price on the record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder shall have the right to receive upon conversion the amount of cash such holder would have received had such holder converted each CODES on the record date; and

•	purchases of our common stock pursuant to a tender offer made by us or any of our subsidiaries to the extent that the same involves an aggregate consideration that, together with:

•	any cash and the fair market value of any other consideration paid in any other tender offer by us or any of our subsidiaries for our common stock expiring within the 12 months preceding the expiration of such tender offer for which no adjustment has been made, plus

•	the aggregate amount of any and all cash distributions referred to in the preceding bullet point to all holders of our common stock within 12 months preceding the expiration of such tender offer for which no adjustments have been made, exceeds 10% of our market capitalization on the expiration of such tender offer, in which case, the conversion price shall be adjusted so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the close of business on the date of the expiration for the offer by a fraction:

(1) the numerator of which shall be the (x) the product of (i) the number of shares of common stock outstanding (including any tendered shares) at the expiration time and (ii) the current market price of the common stock at the expiration time, less (y) the excess amount over 10% of our market capitalization; and

(2) the denominator shall be the product of the number of shares of common stock outstanding (including any tendered shares) at the expiration time and the current market price of the common stock at the expiration time.

Such reduction (if any) shall become effective immediately prior to the opening of business on the day following the expiration time.

“Current market price” on any date means the average of the daily sale prices per share of common stock for the ten consecutive trading days immediately prior to such date, subject to certain adjustments to take into account “ex” dates.

We will not be required to make an adjustment in the conversion price unless the adjustment would require a change of at least 1% in the conversion price; provided that we will carry forward any adjustments that are less than 1% of the conversion price and make such carried forward adjustments, regardless of whether the aggregate adjustment is less than 1%, within one year of the first such adjustment carried forward. Except as stated above, we will not adjust the conversion price for the issuance of our common stock or any securities convertible into or exchangeable for our common stock or carrying the right to purchase any of the foregoing.

If we:

•	reclassify or change our common stock (other than changes resulting from a subdivision or combination); or

•	consolidate or combine with or merge into any person or sell or convey to another person all or substantially all of our property and assets,

and the holders of our common stock receive stock, other securities or other property or assets (including cash or any combination thereof) with respect to or in exchange for their common stock, the holders of the CODES may convert the CODES into the consideration they would have received if they had converted their CODES immediately prior to such reclassification, change, consolidation, combination, merger, sale or conveyance. We may not become a party to any such transaction unless its terms are consistent with the foregoing.

In the event that we distribute shares of capital stock of a subsidiary of ours, the conversion rate will be adjusted, if at all, based on the market value of the subsidiary stock so distributed relative to the market value of our common stock, in each case over a measurement period following the distribution.

In the event we elect to make a distribution described in the third or fourth bullet points of the first paragraph of this subsection “—Conversion Price Adjustments,” which, in the case of the fourth bullet, has a per share value equal to more than 5% of the sale price of our shares of common stock on the day preceding the declaration date for the distribution, then, if the distribution would also trigger a conversion right under “—Conversion Upon Specified Corporate Transactions,” or if the CODES are otherwise convertible, we will be required to give notice to the holders of CODES at least 20 days prior to the ex-dividend date for the distribution and, upon the giving of notice, the CODES may be surrendered for conversion at any time until the close of business on the business day prior to the ex-dividend date or until we announce that the distribution will not take place. No adjustment to the conversion price or the ability of a holder of a CODES to convert will be made if the holder will otherwise participate in the distribution without conversion or in certain other cases.

In the event of any distribution described in the fourth bullet point of the first paragraph of this subsection “—Conversion Price Adjustments,” in which (1) the fair market value of such distribution applicable to one share of common stock equals or exceeds the average of the sale prices of the common stock over the ten consecutive trading day period ending on the record date for such distribution or (2) the average of the sale prices of the common stock over the ten consecutive trading day period ending on the record date for such distribution exceeds the fair market value of such distribution by less than $1.00, then, in each such case, in lieu of an adjustment to the conversion price, adequate provision shall be made so that each holder shall have the right to receive upon conversion of a CODES, in addition to shares of common stock, the kind and amount of such distribution such holder would have received had such holder converted such CODES immediately prior to the record date for determining the shareholders entitled to receive the distribution.

If a taxable distribution to holders of our common stock or other transaction occurs which results in any adjustment of the conversion price, you may, in certain circumstances, be deemed to have received a distribution subject to U.S. income tax as a dividend. In certain other circumstances, the absence of an adjustment may result in a taxable dividend to the holders of our common stock. See “Certain United States Federal Income Tax Considerations.”

We may from time to time, to the extent permitted by law, reduce the conversion price of the CODES by any amount for any period of at least 20 business days. In that case, we will give at least 15 days’ notice of such decrease. We may make such reductions in the conversion price, in addition to those set forth above, as our board of directors deems advisable to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

Optional Redemption by Apogent

Optional Redemption

We may not redeem the CODES in whole or in part at any time prior to March 15, 2010. At any time on or after March 15, 2010, we may redeem some or all of the CODES on at least 20 but not more than 60 days’ notice, at a redemption price equal to 100% of the principal amount thereof. In addition, we will pay interest (including contingent interest) on the CODES being redeemed, including those CODES which are converted into our common stock after the date the notice of the redemption is mailed and prior to the redemption date. This interest will include interest accrued and unpaid to, but excluding, the redemption date. If the redemption date is an interest payment date, we will pay the interest to the holder of record on the corresponding record date, which may or may not be the same person to whom we will pay the redemption price.

Partial Redemption

If we do not redeem all of the CODES, the trustee will select the CODES to be redeemed in principal amounts of $1,000 or whole multiples of $1,000 by lot or on a pro rata basis. If any CODES are to be redeemed in part only, we will issue a new CODES in principal amount equal to the unredeemed principal portion thereof. If a portion of your CODES is selected for partial redemption and you convert a portion of your CODES, the converted portion will be deemed to be taken from the portion selected for redemption.

Repurchase at Option of Holders

Optional Put

On December 15, 2008, March 15, 2010, December 15, 2014, December 15, 2019, December 15, 2024 and December 15, 2029, a holder may require us to repurchase all or a portion of its CODES for which the holder has properly delivered and not withdrawn a written repurchase notice, subject to certain additional conditions, at a repurchase price equal to 100% of the principal amount of those CODES plus any accrued and unpaid interest, including contingent interest, on those CODES to the repurchase date. Holders may submit their CODES for repurchase to the paying agent at any time from the opening of business on the date that is 20 business days prior to the repurchase date until the close of business on the third business day prior to the repurchase date.

We will be required to give notice at least 20 business days prior to each repurchase date to all holders at their addresses shown in the register of the registrar and to beneficial owners as required by applicable law stating among other things, the procedures that holders must follow to require us to repurchase their CODES as described below.

The repurchase notice given by each holder electing to require us to repurchase CODES must be received by the trustee no later than the close of business on the third business day prior to the repurchase date and must state certain information, including:

•	the CUSIP numbers of the holder’s CODES to be delivered for repurchase;

•	the portion of the principal amount of CODES to be repurchased, which must be $1,000 or an integral multiple of $1,000; and

•	that the CODES are to be repurchased by us pursuant to the applicable provision of the indenture.

A holder may withdraw any repurchase notice by delivering a written notice of withdrawal to the paying agent prior to the close of business on the day immediately preceding the repurchase date. The notice of withdrawal shall state certain information, including:

•	the principal amount of CODES being withdrawn;

•	the certificate numbers of the CODES being withdrawn; and

•	the principal amount, if any of the CODES that remain subject to the repurchase notice.

In connection with any repurchase we will, to the extent applicable:

•	comply with the provisions of Rule 13e-4, Rule l4e-1 and any other tender offer rules under the Exchange Act which may then be applicable; and

•	file a Schedule TO or any other required schedule under the Exchange Act.

Our obligation to pay the repurchase price for CODES for which a repurchase notice has been delivered and not validly withdrawn is conditioned upon the holder delivering the CODES, together with necessary endorsements, to the paying agent at any time after delivery of the repurchase notice. We will cause the purchase price for the CODES to be paid promptly following the later of the repurchase date or the time of delivery of the CODES, together with such endorsements. Notwithstanding anything to the contrary contained herein, we shall not be obligated to repurchase any CODES that may be put to us for repurchase on an optional repurchase date if there has occurred (prior to, on or after, as applicable, the giving, by the holders of such CODES, of the required repurchase notice) and is continuing an Event of Default (other than a default in the payment of the repurchase price with respect to such CODES).

If the paying agent holds money sufficient to pay the purchase price of the CODES for which a repurchase notice has been given on the business day following the repurchase date in accordance with the terms of the indenture, then, immediately after the repurchase date, the CODES will cease to be outstanding and interest on the CODES will cease to accrue, whether or not the CODES are delivered to the paying agent. Thereafter, all other rights of the holder shall terminate, other than the right to receive the purchase price upon delivery of the CODES.

Our ability to repurchase CODES for cash may be limited by restrictions on our ability to obtain funds for such repurchase through dividends from our subsidiaries and the terms of our then existing borrowing agreements.

Change of Control Put

If a change of control occurs, you will have the right to require us to repurchase all or a portion of your CODES not previously called for redemption, or any portion of those CODES that is equal to $1,000 or a whole multiple of $1,000. The repurchase price is equal to 100% of the principal amount of the CODES to be repurchased. We will also pay interest (including contingent interest) accrued and unpaid to, but excluding, the repurchase date.

Within 30 days after the occurrence of a change of control, we are required to give you notice of the occurrence of the change of control and of your resulting repurchase right. The repurchase date is 30 days after the date we give notice of a change of control. To exercise the repurchase right, you must deliver prior to the close of business on the business day immediately preceding the repurchase date, written notice to the trustee of your exercise of your repurchase right, together with the CODES with respect to which your right is being exercised. You may withdraw this notice by delivering to the paying agent a notice of withdrawal prior to the close of business on the business day immediately preceding the repurchase date.

A “change of control” will be deemed to have occurred at such time after the original issuance of the CODES when any of the following has occurred:

•	the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchase, merger or other acquisition transactions of shares of our capital stock entitling that person to exercise 50% or more of the total voting power of all shares of our capital stock entitled to vote generally in elections of directors, other than any acquisition by us, any of our subsidiaries or any of our employee benefit plans (except that such person shall be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition);

•	the first day on which a majority of the members of the board of directors of Apogent are not continuing directors; or

•	the consolidation or merger of us with or into any other person, any merger of another person into us, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of our properties and assets to another person, other than:

1. any transaction:

•	that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of our capital stock; and

•	pursuant to which holders of our capital stock immediately prior to such transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of capital stock entitled to vote generally in elections of directors of the continuing or surviving person immediately after giving effect to such transaction; or

2. any merger solely for the purpose of changing our jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of common stock solely into shares of common stock of the surviving entity.

However, a change of control will be deemed not to have occurred if:

•	the closing sale price per share of our common stock for any five trading days within:

•	the period of 10 consecutive trading days ending immediately after the later of the change of control or the public announcement of the change of control, in the case of a change of control under the first bullet point above, or

•	the period of 10 consecutive trading days ending immediately before the change of control, in the case of a change of control under the second bullet point above,

equals or exceeds 110% of the conversion price of the CODES in effect on each such trading day; or

•	at least 90% of the consideration in the transaction or transactions constituting a change of control consists of shares of common stock traded or to be traded immediately following such change of control on a national securities exchange or the Nasdaq National Market and, as a result of the transaction or transactions, the CODES become convertible solely into such common stock (and any rights attached thereto).

The beneficial owner shall be determined in accordance with Rule 13d-3 promulgated by the SEC under the Exchange Act. The term “person” includes any syndicate or group which would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.

“Continuing directors” means, as of any date of determination, any member of the board of directors of Apogent who:

•	was a member of the board of directors on December 12, 2003; or

•	was nominated for election or elected to the board of directors with the approval of two-thirds of the continuing directors who were members of the board at the time of a new director’s nomination or election.

Rule 13e-4 under the Exchange Act, requires the dissemination of certain information to security holders if an issuer tender offer occurs for certain equity securities and may apply if the repurchase option becomes available to holders of the CODES. We will comply with this rule to the extent applicable at that time.

We may, to the extent permitted by applicable law, at any time purchase the CODES in the open market or by tender at any price or by private agreement. Any CODES so purchased by us may, to the extent permitted by applicable law and the terms of the indenture and the purchase agreement relating to the offering, be reissued or resold or may be surrendered to the trustee for cancellation. Any CODES surrendered to the trustee may not be reissued or resold and will be canceled promptly.

The foregoing provisions would not necessarily protect holders of the CODES if highly leveraged or other transactions involving us occur that may adversely affect holders.

Our ability to repurchase CODES upon the occurrence of a change in control is subject to important limitations. The occurrence of a change of control could cause an event of default under, or be prohibited or limited by, the terms of our other indebtedness including indebtedness that we may incur in the future. Further, we cannot assure you that we would have the financial resources, or would be able to arrange financing, to pay the repurchase price for all the CODES and other indebtedness that might be delivered by holders thereof seeking to exercise the repurchase rights.

The definition of “change of control” includes a phrase relating to the conveyance, transfer, sale, lease or disposition of “all or substantially all” of our properties and assets. There is no precise, established definition of the phrase “substantially all” under New York law, which is the law governing the indenture and the CODES. Accordingly, there may be uncertainty as to whether or not a change of control may have occurred and, therefore, as to whether or not the holders of CODES will have the right to require us to repurchase their CODES.

Any failure by us to repurchase the CODES when required following a change of control would result in an event of default under the indenture. Any such default may, in turn, cause a default under senior debt that we may incur in the future.

Notwithstanding anything to the contrary contained herein, we shall not be obligated to repurchase any CODES that may be put to us following a change of control if there has occurred (prior to, on or after, as applicable, the giving, by the holders of such CODES, of the required repurchase notice) and is continuing an Event of Default (other than a default in the payment of the repurchase price with respect to such CODES).

Subsidiary Guarantees

The guarantors have and will jointly and severally guarantee Apogent’s obligations under the CODES. The obligations of each guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under the applicable laws. See “Risk Factors—The guarantees may be unenforceable due to fraudulent conveyance statutes. Accordingly, you could have no claim against the guarantors.”

The guarantee of a guarantor will be released:

•	in connection with any sale or other disposition of all or substantially all of the assets of that guarantor (including by way of merger or consolidation);

•	in connection with any sale of all of the capital stock of the guarantor; or

•	in connection with any termination of the obligations of that guarantor as a guarantor or borrower under the Credit Agreement.

Initial and Current Guarantors

The CODES were initially guaranteed by all of the U.S. companies that were our subsidiaries on the date that the CODES were first issued, other than subsidiaries that were inactive, in the process of liquidation, or owned less than $1,000,000 in assets. Any new U.S. subsidiaries of Apogent that became guarantors or borrowers under the Credit Agreement prior to the date of this prospectus have also become guarantors of the CODES.

Future Guarantors

After the date the CODES were first issued and prior to the date upon which the shelf registration statement covering resales by holders of CODES and the common stock issuable upon conversion of the CODES (of which this prospectus is a part) was first declared effective by the SEC and after the date upon which we are no longer required to keep the registration statement effective, we will cause each newly created or acquired subsidiary which becomes a guarantor or borrower under the Credit Agreement to promptly execute and deliver to the trustee a guarantee pursuant to which such subsidiary will unconditionally guarantee, on a joint and several basis, the full and prompt payment of the principal, interest (including contingent interest), if any, and additional amounts with respect to the CODES.

During the period following the effective date of the registration statement and prior to the date upon which we are no longer required to keep the registration statement effective, we will cause each subsidiary created or acquired by us and which becomes a guarantor or borrower under the Credit Agreement to execute and deliver to the trustee on the next following roll-up date a similar guarantee. As used herein, “roll-up date” means December 31, 2004 and the last day of any calendar month in which the consolidated net sales or consolidated total assets of the companies which are then guarantors of the CODES becomes less than 90% of the consolidated net sales or consolidated total assets, as the case may be, of the entities which then guarantee our obligations or are subsidiary borrowers under the Credit Agreement.

Events of Default

Each of the following will constitute an event of default under the indenture:

1. our failure to convert CODES into shares of our common stock upon exercise of a holder’s conversion right;

2. our failure to pay when due the principal of any of the CODES at maturity, upon redemption or exercise of a repurchase right or otherwise;

3. our failure to pay an installment of interest (including contingent interest) on any of the CODES for 30 days after the date when due;

4. our failure to pay additional amounts, if any, with respect to any of the CODES for 30 days after the date when due;

5. the failure by us to perform or observe any other term, covenant or agreement contained in the CODES or the indenture for a period of 60 days after written notice of such failure, requiring us to remedy the same, shall have been given to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the CODES then outstanding;

6. a default under any indebtedness for money borrowed by us, any guarantor or any of our subsidiaries that is a “significant subsidiary” or any group of two or more subsidiaries that, taken as a whole, would constitute a significant subsidiary, the aggregate outstanding principal amount of which is in an amount in excess of $25 million, for a period of 30 days after written notice to us by the trustee or to us and the trustee by holders of at least 25% in aggregate principal amount of the CODES then outstanding, which default:

•	is caused by a failure to pay when due principal or interest on such indebtedness by the end of the applicable grace period, if any, unless such indebtedness is discharged; or

•	results in the acceleration of such indebtedness, unless such acceleration is waived, cured, rescinded or annulled;

7. certain events of bankruptcy, insolvency or reorganization with respect to us, any guarantor or any of our subsidiaries that is a significant subsidiary or any group of two or more subsidiaries that, taken as a whole, would constitute a significant subsidiary; and

8. any guarantee shall be held in any judicial proceeding to be unenforceable or invalid.

The indenture provides that the trustee shall, within 90 days of the occurrence of a default, give to the registered holders of the CODES notice of all uncured defaults known to it, but the trustee shall be protected in withholding such notice if it, in good faith, determines that the withholding of such notice is in the best interest of such registered holders, except in the case of a default in the payment of the principal of or interest on any of the CODES when due or in the payment of any redemption or repurchase obligation.

If an event of default specified in clause 7 above occurs and is continuing, then automatically the principal of all the CODES and the interest (including contingent interest) thereon shall become immediately due and payable. If an event of default shall occur and be continuing, other than with respect to clause 7 above (the default not having been cured or waived as provided under “—Modifications, Amendments and Meetings” below), the trustee or the holders of at least 25% in aggregate principal amount of the CODES then outstanding may declare the CODES due and payable at their principal amount together with accrued interest, and thereupon the trustee may, at its discretion, proceed to protect and enforce the rights of the holders of CODES by appropriate judicial proceedings. Such declaration may be rescinded or annulled either with the written consent of the holders of a majority in aggregate principal amount of the CODES then outstanding or a majority in aggregate principal amount of the CODES represented at a meeting at which a quorum (as specified under “—Modifications, Amendments and Meetings” below) is present, in each case upon the conditions provided in the indenture.

The indenture contains a provision entitling the trustee, subject to the duty of the trustee during default to act with the required standard of care, to be indemnified by the holders of CODES before proceeding to exercise any right or power under the indenture at the request of such holders. The indenture provides that the holders of a majority in aggregate principal amount of the CODES then outstanding through their written consent, or the holders of a majority in aggregate principal amount of the CODES then outstanding represented at a meeting at which a quorum is present by a written resolution, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon the trustee.

We are required to furnish annually to the trustee a statement as to the fulfillment of our obligations under the indenture.

Consolidation, Merger or Assumption

We may, without the consent of the holders of CODES, consolidate with, merge into or convey, transfer or lease all or substantially all of our assets as an entirety to any other corporation organized under the laws of the United States or any State thereof or the District of Columbia, provided that:

•	the surviving corporation assumes all our obligations under the indenture;

•	immediately after giving effect to such transaction, no event of default, and no event which, after notice or lapse of time, would become an event of default, shall have happened and be continuing; and

•	certain other conditions are met.

Modifications, Amendments and Meetings

Changes Requiring Approval of Each Affected Holder

The indenture (including the terms and conditions of the CODES) cannot be modified or amended without the written consent or the affirmative vote of the holder of each CODES affected by such change to:

•	change the maturity of the principal of or any installment of interest on any CODES;

•	reduce the principal amount, the redemption price or purchase price (including change of control purchase price) of, or accrued interest (including accrued contingent interest and additional amounts) on, any CODES;

•	impair or adversely affect the conversion rights of any holder of CODES;

•	impair or adversely affect the rights of any holder of CODES with respect to the guarantees;

•	change the currency of payment of such CODES or interest thereon;

•	alter the manner of calculation or rate of accrual of interest, or contingent interest, on any CODES or extend the time for payment of any such amount;

•	impair or adversely affect the right of any holder to institute suit for the enforcement of any payment on or with respect to any CODES;

•	modify our obligations to maintain an office or agency in New York City;

•	impair or adversely affect the repurchase option of holders upon a change of control or the conversion rights of holders of the CODES;

•	modify the redemption provisions of the indenture in a manner adverse to the holders of CODES;

•	reduce the percentage in aggregate principal amount of CODES outstanding necessary to modify or amend the indenture or to waive any past default; or

•	reduce the percentage in aggregate principal amount of CODES outstanding required for the adoption of a resolution or the quorum required at any meeting of holders of CODES at which a resolution is adopted.

Changes Requiring Majority Approval

Except for modifications and amendments set forth in the preceding paragraph which require the written consent or the affirmative vote of the holder of each CODES affected and except for the modifications and amendments set forth in the succeeding paragraph which may be made without the consent of the holder of any CODES, the indenture (including the terms and conditions of the CODES) may be modified or amended either:

•	with the written consent of the holders of at least a majority in aggregate principal amount of the CODES at the time outstanding; or

•	by the adoption of a resolution at a meeting of holders by at least a majority in aggregate principal amount of the CODES represented at such meeting.

Changes Requiring No Approval

The indenture (including the terms and conditions of the CODES) may be modified or amended by us and the trustee, without the consent of the holder of any CODES, for the purposes of, among other things:

•	adding to our covenants or those of the guarantors for the benefit of the holders of CODES;

•	surrendering any right or power conferred upon us or the guarantors;

•	providing for conversion rights of holders of CODES if any reclassification or change of our common stock or any consolidation, merger or sale of all or substantially all of our assets occurs;

•	providing for the assumption of our obligations to the holders of CODES in the case of a merger, consolidation, conveyance, transfer or lease;

•	reducing the conversion price, provided that the reduction will not adversely affect the interests of the holders of CODES (after taking into account tax and other consequences of such reduction);

•	complying with the requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended;

•	making any changes or modifications necessary in connection with the registration of the CODES under the Securities Act as contemplated in the registration rights agreement; provided that such change or modification does not, in the good faith opinion of our board of directors and the trustee, adversely affect the interests of the holders of CODES in any material respect;

•	curing any ambiguity or correcting or supplementing any defective provision contained in the indenture; provided that such modification or amendment does not, in the good faith opinion of our board of directors and the trustee, adversely affect the interests of the holders of CODES in any material respect;

•	adding guarantees with respect to the CODES; or

•	adding or modifying any other provisions with respect to matters or questions arising under the indenture which we and the trustee may deem necessary or desirable and which will not adversely affect the interests of the holders of CODES.

Meetings; Quorum

The indenture contains provisions for convening meetings of the holders of CODES to consider matters affecting their interests. The quorum at any meeting called to adopt a resolution will be persons holding or representing a majority in aggregate principal amount of the CODES at the time outstanding and, at any reconvened meeting adjourned for lack of a quorum, 25% of the aggregate principal amount.

Satisfaction and Discharge

We may satisfy and discharge our obligations under the indenture while CODES remain outstanding, subject to certain conditions, if:

•	all outstanding CODES have become due and payable at their scheduled maturity, or

•	all outstanding CODES have been redeemed,

and, in either case, we have deposited with the trustee cash, or in the event of conversions, shares of our common stock, sufficient to pay all amounts and to deliver all common stock due and payable in respect of all outstanding CODES on the date of their maturity or the date of redemption.

Governing Law

The indenture and the CODES are governed by, and will be construed in accordance with, the law of the State of New York.

Information Concerning the Trustee

The Bank of New York, as trustee under the indenture, has been appointed by us as paying agent, conversion agent, registrar and custodian with regard to the CODES. Equiserve Trust Company is the transfer agent and registrar for our common stock. The trustee or its affiliates may from time to time in the future provide banking and other services to us in the ordinary course of their business.

Calculations in Respect of CODES

We will be responsible for making many of the calculations called for under the CODES. These calculations include, but are not limited to, determination of the trading prices of the CODES and of our common stock and amounts of contingent interest payments, if any, payable on the CODES. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of CODES. We will provide a schedule of our calculations to the trustee, and the trustee is entitled to rely conclusively on the accuracy of our calculations without independent verification.

144A Information

If at any time we are not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, upon the request of a holder of a CODES, we will promptly furnish or cause to be furnished to such holder or to a prospective purchaser of such CODES designated by such holder, as applicable, the information, if any, required to be delivered by it pursuant to Rule 144A(d)(4) under the Securities Act to permit compliance with Rule 144A in connection with the resale of such CODES; provided, however, that we shall not be required to furnish such information in connection with any request made on or after the date which is two years from the later of the date such CODES was last acquired from us or one of our “affiliates” (as defined under Rule 144 under the Securities Act).

Registration Rights

In connection with our initial sales of the CODES in December, 2003, we and the guarantors entered into a registration rights agreement with the initial purchasers for the benefit of the holders of the CODES. Pursuant to the agreement, we and the guarantors agreed that we would, at our expense:

•	file with the SEC not later than 90 days after the date of the registration rights agreement (i.e., by March 16, 2004) a shelf registration statement on such form as we deem appropriate covering resales by holders of all CODES and the common stock issuable upon conversion of the CODES;

•	file with the SEC not later than each roll-up date a shelf registration statement on such form as we deem appropriate reflecting the guarantees by the entities who became guarantors on the roll-up date and covering resales by the holders of all CODES and the common stock issuable upon conversion of the CODES;

•	cause each such shelf registration statement to become effective as promptly as is practicable, but in no event later than 180 days after the date of the registration rights agreement (i.e., by June 14, 2004), in the case of the initial shelf registration statement, or within 45 days after the applicable roll-up date, in the case of any other shelf registration statement; and

•	keep each shelf registration statement effective until the earliest of:

•	two years after the last date of original issuance of any of the CODES (i.e., December 30, 2005);

•	the date when the holders of the CODES and the common stock issuable upon conversion of the CODES are able to sell all such securities immediately without volume, manner of sale and filing limitations pursuant to Rule 144(k) under the Securities Act or any successor rule thereto; and

•	the date when all of the CODES and the common stock into which the CODES are convertible registered under the shelf registration statement are disposed of in accordance with the shelf registration statement.

At least 20 business days prior to the date we in good faith expect the shelf registration statement of which this preliminary prospectus is a part to be declared effective by the SEC, we will mail a form to all holders of the CODES and common stock issued upon conversion of the CODES that provides notice of the impending effectiveness of the shelf registration statement and requests each holder to elect to be named as a selling securityholder in the prospectus forming a part of the shelf registration statement and certain related information. The selling securityholder notice and questionnaire will be substantially in the form attached to this preliminary prospectus as Annex A, subject to such additional changes as may be necessary or appropriate in order to comply with applicable law. To be named as a selling securityholder in the prospectus as of the effective date, a holder will be required to complete and deliver the notice and questionnaire within 20 business days after the holder receives the notice and form of questionnaire from us. Holders that do not complete and deliver the election form and questionnaire in a timely manner will not be named as selling securityholders in the prospectus at the time of effectiveness. Thereafter, upon receipt of a completed notice and questionnaire, we will file any amendments or supplements to the shelf registration statement within 30 business days of receipt of such to allow holders to be named as selling securityholders in the prospectus contained in it, provided, however, that the Company shall not be obligated to file more than one such amendment or supplement for all holders during any one fiscal quarter.

Pursuant to the registration rights agreement, we are required to:

•	provide to each holder for whom the shelf registration statement was filed copies of the prospectus that is a part of the shelf registration statement;

•	notify each such holder when the shelf registration statement has become effective;

•	notify each such holder of the commencement of any suspension period; and

•	take certain other actions as are required to permit unrestricted resales of the CODES and the common stock issuable upon conversion of the CODES.

Each holder who sells securities pursuant to the shelf registration statements generally will be:

•	required to be named as a selling stockholder in the related prospectus;

•	required to deliver a prospectus to purchasers;

•	subject to certain of the civil liability provisions under the Securities Act in connection with the holder’s sales; and

•	bound by the provisions of the registration rights agreement which are applicable to the holder (including certain indemnification rights and obligations).

Each holder must notify us not later than three business days prior to any proposed sale by that holder pursuant to the shelf registration statements. This notice will be effective for five business days and holders must agree to hold any information received from the Company in response to such notice in confidence. A suggested form of the required notice is attached as Annex B to this prospectus. Except as otherwise provided herein, we may suspend the holder’s use of the prospectus for a reasonable period not to exceed 45 days in any 90-day period, and not to exceed an aggregate of 90 days in any 360 day period, if:

•	the prospectus would, in our judgment, contain a material misstatement or omission as a result of an event that has occurred and is continuing; and

•	we reasonably determine that the disclosure of this material non-public information would have a material adverse effect on us and our subsidiaries taken as a whole.

However, if the disclosure relates to a previously undisclosed proposed or pending material business transaction, the disclosure of which would impede our ability to consummate such transaction, we may extend the suspension period from 45 days to 60 days. Each holder, by its acceptance of a CODES, agrees to hold any communication by us in response to a notice of a proposed sale in confidence.

Upon the initial sale of CODES or common stock issued upon conversion of the CODES, each selling holder will be required to deliver a notice of such sale to the trustee and us. The notice must:

•	identify the sale as a transfer pursuant to the shelf registration statements;

•	certify that the prospectus delivery requirements, if any, of the Securities Act have been complied with; and

•	certify that the selling holder and the aggregate principal amount of CODES or number of shares, as the case may be, owned by such holder are identified in the related prospectus in accordance with the applicable rules and regulations under the Securities Act.

A suggested form of the required notice is attached as Annex C to this prospectus.

Under the registration rights agreement, if,

•	we have not filed a shelf registration statement with the SEC prior to or on the 90th day following the date of the registration rights agreement (which was December 17, 2003, so the deadline is March 16, 2004), in the case of the initial shelf registration statement, or on or prior to the applicable roll-up date, in the case of each subsequent shelf registration statement;

•	the initial shelf registration statement has not been declared effective prior to or on the 180th day following the date of the registration rights agreement (i.e., by June 14, 2004) or any subsequent shelf registration statement has not been declared effective within 45 days of the applicable roll-up date; or

•	any registration statement ceases to be effective or fails to be usable and (1) we do not cure the registration statement within five business days by a post-effective amendment or a report filed pursuant to the Exchange Act or (2) if applicable, we do not terminate the suspension period, described in the preceding paragraph, by the 45th or 60th day, as the case may be, or the suspension periods exceed an aggregate of 90 days in any 360-day period (each, a “registration default”), then additional amounts will accrue on the CODES, from and including the day following the registration default to but excluding the day on which the registration default has been cured. Additional amounts will be paid quarterly in arrears, with the first quarterly payment due on the first interest payment date, as applicable, following the date on which such additional amounts begin to accrue, and will accrue at a rate per year equal to:

•	an additional 0.25% of the principal amount to and including the 90th day following such registration default; and

•	an additional 0.50% of the principal amount from and after the 91st day following such registration default.

In no event will additional amounts accrue at a rate per year exceeding 0.50%. If a holder has converted some or all of its CODES into common stock, the holder will be entitled to receive equivalent amounts based on the principal amount of the CODES converted.

If a shelf registration statement covering the resales of the CODES and common stock into which the CODES are convertible is not effective, these securities may not be sold or otherwise transferred except in accordance with an exemption from registration under the Securities Act and any other applicable securities laws or in a transaction not subject to these laws. In addition, holders should be aware of the following SEC interpretation contained in the July 1997 SEC Manual of Publicly Available Telephone Interpretations regarding short selling: “An issuer filed a Form S-3 registration statement for a secondary offering of common stock which is not yet effective. One of the selling shareholders wanted to do a short sale of common stock “against the box” and cover the short sale with registered shares after the effective date. The issuer was advised that the short sale could not be made before the registration statement becomes effective, because the shares underlying the short sale are deemed to be sold at the time such sale is made. There would, therefore, be a violation of Section 5 if the shares were effectively sold prior to the effective date.”

Form, Denomination and Registration

Denomination and Registration. The CODES have been issued in fully registered form, without coupons, in denominations of $1,000 principal amount and whole multiples of $1,000.

Global Securities: Book-Entry Form. Except as provided below, CODES will be evidenced by one or more global securities deposited with the trustee as custodian for DTC, and registered in the name of Cede & Co. as DTC’s nominee.

Record ownership of the global securities may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee, except as set forth below. A holder may hold its interests in the global CODES directly through DTC if the holder is a participant in DTC, or indirectly through organizations which are direct DTC participants if such holder is not a participant in DTC. Transfers between direct DTC participants will be effected in the ordinary way in accordance with DTC’s rules and will be settled in same-day funds. Holders may also beneficially own interests in the global CODES held by DTC through certain banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a direct DTC participant, either directly or indirectly.

So long as Cede & Co., as nominee of DTC, is the registered owner of the global securities, Cede & Co. for all purposes will be considered the sole holder of the global securities. Except as provided below, owners of beneficial interests in the global securities:

•	will not be entitled to have certificates registered in their names;

•	will not receive or be entitled to receive physical delivery of certificates in definitive form; and

•	will not be considered holders of the global securities.

The laws of some states require that certain persons take physical delivery of securities in definitive form. Consequently, the ability of an owner of a beneficial interest in a global CODES to transfer the beneficial interest in the global CODES to such persons may be limited.

We will wire, through the facilities of the trustee, payments of principal and interest payments on the global securities to Cede & Co., the nominee of DTC, as the registered owner of the global securities. None of Apogent, the trustee and any paying agent will have any responsibility or be liable for paying amounts due on the global securities to owners of beneficial interests in the global securities.

It is DTC’s current practice, upon receipt of any payment of principal of and interest on the global securities, to credit participants’ accounts on the payment date in amounts proportionate to their respective beneficial interests in the CODES represented by the global securities, as shown on the records of DTC, unless DTC believes that it will not receive payment on the payment date. Payments by DTC participants to owners of beneficial interests in CODES represented by the global securities held through DTC participants will be the responsibility of DTC participants, as is now the case with securities held for the accounts of customers registered in “street name.”

Because of time zone differences, the securities accounts of a Euroclear Bank, S.A./N.V. (“Euroclear”) or Clearstream Bank, société anonyme (“Clearstream”) participant purchasing an interest in a global CODES from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global CODES by or through a Euroclear or Clearstream participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

If you would like to convert your CODES into common stock pursuant to the terms of the CODES, you should contact your broker or other direct or indirect DTC participant to obtain information on procedures, including proper forms and cut-off times, for submitting those requests.

Because DTC can only act on behalf of DTC participants, who in turn act on behalf of indirect DTC participants and other banks, your ability to pledge your interest in the CODES represented by global securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate.

Neither Apogent nor the trustee (nor any registrar, paying agent or conversion agent under the indenture) will have any responsibility for the performance by DTC or direct or indirect DTC participants of their obligations under the rules and procedures governing their operations. DTC has advised us that it will take any action permitted to be taken by a holder of CODES, including, without limitation, the presentation of CODES for conversion as described below, only at the direction of one or more direct DTC participants to whose account with DTC interests in the global securities are credited and only for the principal amount of the CODES for which directions have been given.

DTC has advised us as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for DTC participants and to facilitate the clearance and settlement of securities transactions between DTC participants through electronic book-entry changes to the accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations, such as the initial purchasers of the CODES. Certain DTC participants or their representatives, together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a participant, either directly or indirectly.

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the global securities among DTC participants, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. If DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will cause CODES to be issued in definitive form in exchange for the global securities. None of Apogent, the trustee or any of their respective agents will have any responsibility for the performance by DTC, direct or indirect DTC participants of their obligations under the rules and procedures governing their operations, including maintaining, supervising or reviewing the records relating to, or payments made on account of, beneficial ownership interests in global securities.

According to DTC, the foregoing information with respect to DTC has been provided to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Definitive CODES. Definitive CODES will not be issued in exchange for CODES represented by global securities except in the case of transfers being made to institutional accredited investors and except as set forth below. If at any time, (1) DTC notifies us in writing that it is no longer willing or able to continue to act as depositary for the global securities, or DTC ceases to be a “clearing agency” registered under the Exchange Act and a successor depositary for the global securities is not appointed by us within 90 days of such notice or cessation; (2) we, at our option, notify the trustee in writing that we have elected to cause the issuance of the definitive CODES in exchange for all or any part of the CODES represented by a global security or global securities; or (3) an Event of Default has occurred and is continuing and the registrar has received a request from DTC for the issuance of definitive CODES in exchange for such global security or global securities, then DTC shall surrender such global security or global securities to the trustee for cancellation and we will execute, and the trustee will authenticate and deliver in exchange for such global security or global securities, definitive CODES in an aggregate principal amount equal to the aggregate principal amount of such global security or global securities. Such definitive CODES shall be registered in such names as DTC shall identify in writing as the beneficial owners of the CODES represented by such global security or global securities (or any nominee thereof).

Restrictions on Transfer; Legends. The CODES are subject to certain restrictions on transfer set forth on the CODES and in the indenture.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material United States federal income tax consequences, as of the date of this prospectus, of the purchase, ownership, and disposition of CODES, and where noted, the common stock into which the CODES may be converted. Except where noted, this summary deals only with a CODES held as a capital asset by a United States holder who purchases the CODES subsequent to their original issue, and it does not deal with special situations. For example, this summary does not address:

•	tax consequences to holders who may be subject to special tax treatment, such as dealers in securities or currencies, traders in securities that elect to use the mark-to-market method of accounting for their securities, financial institutions, regulated investment companies, real estate investment trusts, tax-exempt entities or insurance companies;

•	tax consequences to persons holding CODES as part of a hedging, constructive sale or conversion, straddle or other risk reducing transaction;

•	tax consequences to holders of CODES whose “functional currency” is not the U.S. dollar;

•	except where noted, the United States federal estate, gift or alternative minimum tax consequences, if any, to holders of CODES;

•	any state, local or foreign tax consequences; or

•	federal tax consequences of purchasing, owning and disposing of our common stock.

The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, and regulations under the Code, rulings and judicial decisions as of the date of this prospectus. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those discussed below.

If a partnership holds the CODES, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the CODES, you should consult your own tax advisors.

No statutory, administrative or judicial authority directly addresses the treatment of all aspects of the CODES or instruments similar to the CODES for United States federal income tax purposes. The Internal Revenue Service (“IRS”) has issued a revenue ruling with respect to instruments similar to CODES. This revenue ruling supports certain aspects of the tax treatment described below. However, no rulings have been sought or are expected to be sought from the IRS with respect to any of the United States federal income tax consequences discussed below. As a result, no assurance can be given that the IRS will agree with the tax characterizations and the tax consequences described below.

If you are considering the purchase of CODES, you should consult your own tax advisors concerning the United States federal income tax consequences of purchasing, owning and disposing of the CODES and/or common stock in light of your particular situation and any consequences arising under the laws of any other taxing jurisdiction.

Classification of the CODES

Under the indenture governing the CODES, we and each holder of the CODES agree, for United States federal income tax purposes, to treat the CODES as indebtedness that is subject to the regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”) in the manner described below. The remainder of this discussion assumes that the CODES will be so treated and does not address any possible differing treatments of the CODES. However, the application of the Contingent Debt Regulations to instruments such as the CODES is uncertain in several respects, and no private letter rulings have been sought by us from the

IRS with respect to any of the tax consequences discussed below. Accordingly, no assurance can be given that the IRS or a court will agree with the treatment described herein. Any differing treatment could affect the amount, timing and character of income, gain or loss in respect of an investment in the CODES. In particular, a holder might be required to accrue original issue discount at a lower rate, might not recognize income, gain or loss upon conversion of the CODES to common stock, and might recognize capital gain or loss upon a taxable disposition of its CODES. Holders should consult their tax advisors concerning the tax treatment of holding the CODES.

United States Holders

The following discussion is a summary of certain United States federal income tax consequences that will apply to you if you are a United States holder of CODES.

For purposes of this discussion, a United States holder is a beneficial owner of a CODES who or which is:

•	a citizen or resident of the United States;

•	a corporation or partnership created or organized in or under the laws of the United States or any political subdivision of the United States;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•	a trust (1) that is subject to the primary supervision of a court within the United States and the control of one or more United States persons as defined in Section 7701(a)(30) of the Code or (2) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

Accrual of interest

Under the Contingent Debt Regulations, you will be required to accrue interest income on the CODES, in the amounts described below, regardless of whether you use the cash or accrual method of tax accounting. Accordingly, you will be required to include this interest in taxable income in each year in excess of any interest payments, including any contingent interest payments, actually received in that year.

You will be required to accrue an amount of original issue discount as interest income for United States federal income tax purposes, for each accrual period prior to and including the maturity date of the CODES that equals:

•	the product of (i) the adjusted issue price (as defined below) of the CODES as of the beginning of the accrual period; and (ii) the comparable yield to maturity (as defined below) of the CODES, adjusted for the length of the accrual period;

•	divided by the number of days in the accrual period; and

•	multiplied by the number of days during the accrual period that you held the CODES.

The issue price of a CODES was the first price at which a substantial amount of the CODES were sold for money, excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. This amount was $1,000 per $1,000 of initial principal amount. The adjusted issue price of a CODES will be its issue price increased by any original issue discount previously accrued, determined without regard to any adjustments to original issue discount accruals described below, and decreased by the projected amounts of any contingent payments previously made with respect to the CODES.

Under the Contingent Debt Regulations, you will be required to include original issue discount in income each year, regardless of your usual method of tax accounting, based on the comparable yield of the CODES which we are required to determine. We have determined the comparable yield of the CODES based on the rate, as of the initial issue date, at which we would issue a fixed rate nonconvertible debt instrument with no contingent payments but with terms and conditions similar to the CODES, including the level of subordination, term, timing of payments and general market conditions. Accordingly, we have determined that the comparable yield is an annual rate of 7.4%, compounded quarterly.

A United States holder that purchases CODES in the secondary market will be required to accrue interest income on the CODES in the same manner as a United States holder that purchased CODES in the initial offering. In addition, if a United States holder purchases CODES in the secondary market for an amount that differs from the adjusted issue price of the CODES at the time of purchase, such United States holder must reasonably determine whether the difference between the purchase price of the CODES and the adjusted issue price of the CODES is attributable to a change in interest rates since the CODES were issued, a change in expectations as to the contingent amounts potentially payable in respect of the CODES, or both, and allocate the difference accordingly. To the extent that the difference is attributable to a change in interest rates, it must be allocated to the daily portions of interest over the remaining term of the CODES. To the extent that the difference is attributable to a change in expectations as to the contingent amounts potentially payable in respect of the CODES, it must be reasonably allocated to the remaining projected contingent payments under the CODES. The amount of the difference allocated to a daily portion of interest or to a projected payment is treated as an adjustment on the day the daily portion accrues or the payment is made, respectively. If the purchase price of the CODES was greater than the adjusted issue price, an adjustment will be a “negative adjustment,” and if the purchase price was less than the adjusted issue price, an adjustment will be a “positive adjustment.” Any such negative or positive adjustment will decrease or increase, respectively, the United States holder’s adjusted tax basis in the CODES.

Certain United States holders will receive Forms 1099-OID that report interest accruals on their CODES. Those forms will not reflect the effect of any positive or negative adjustments resulting from the United States holder’s purchase of CODES in the secondary market at a price different from the adjusted issue price of the CODES on the date of purchase. United States holders are urged to consult their tax advisors as to whether, and how, such adjustments should be taken into account in determining their interest accruals with regard to the CODES.

We are required to furnish annually to you the comparable yield and, solely for United States federal income tax purposes, a projected payment schedule that includes the actual interest payments, if any, on the CODES and estimates the amount and timing of contingent interest payments and payment upon maturity on the CODES taking into account the fair market value of the common stock that might be paid upon a conversion of the CODES. You may obtain the projected payment schedule by submitting a written request for it to us at the address set forth in “Where You Can Find Additional Information.” By purchasing the CODES, you agree in the indenture to be bound by our determination of the comparable yield and projected payment schedule. For United States federal income tax purposes, you must use the comparable yield and the schedule of projected payments in determining your original issue discount accruals, and the adjustments thereto described below, in respect of the CODES.

The comparable yield and the projected payment schedule are not provided for any purpose other than the determination of your original issue discount and adjustments thereof in respect of the CODES for United States federal income tax purposes. They do not constitute a projection or representation regarding the actual amount of the payments on a CODES.

Adjustments to interest accruals on the CODES

If the actual contingent payments made on the CODES differ from the projected contingent payments, adjustments will be made to taxable income for the difference for the year in which the contingent payment is made. If, during any taxable year, you receive actual payments with respect to the CODES for that taxable year that in the aggregate exceed the total amount of projected payments for the taxable year, you will incur a net positive adjustment equal to the amount of such excess. Such net positive adjustment will be treated as additional original issue discount in such taxable year. For these purposes, the payments in a taxable year include the fair market value of property received in that year.

If you receive in a taxable year actual payments with respect to the CODES for that taxable year that in the aggregate are less than the amount of projected payments for that taxable year, you will incur a net negative adjustment equal to the amount of such deficit. A net negative adjustment will:

•	first, reduce the amount of original issue discount required to be accrued in the current year;

•	second, any negative adjustments that exceed the amount of original issue discount accrued in the current year will be treated as ordinary loss to the extent of your total prior original issue discount inclusions with respect to the CODES (which includes any prior net positive adjustments), reduced to the extent such original issue discount was offset by prior net negative adjustments; and

•	third, any excess negative adjustments will be treated as a regular adjustment in the succeeding taxable year, and, if not used by the time the CODES is sold or matures, is treated as a reduction in the amount realized on sale, exchange or retirement.

Sale, exchange, conversion or redemption

Upon the sale, exchange, conversion, repurchase or redemption of a CODES, you will recognize taxable gain or loss. As a holder of a CODES, you agree that under the Contingent Debt Regulations, we will treat the fair market value of our common stock that you receive on conversion as a contingent payment. The amount of taxable gain or loss on a sale, exchange, conversion, repurchase or redemption will equal the difference between: (a) the amount of cash plus the fair market of any other property you receive including the fair market value of any shares of our common stock you receive, and (b) your adjusted tax basis in the CODES. Your adjusted basis in a CODES generally will equal your original purchase price for the CODES, increased by any original issue discount previously accrued (determined without regard to any net positive or net negative adjustments to interest accruals as described above under “Accrual of interest”), and decreased by the projected amount of any projected payments previously scheduled to be made on the CODES.

Gain recognized on the sale, exchange, conversion or redemption of a CODES will generally be treated as ordinary interest income; any loss will be ordinary loss to the extent of your total prior net original issue discount inclusions on a CODES, and thereafter, capital loss (which will be long-term if a CODES is held for more than one year). The deductibility of net capital losses is subject to limitations.

Your tax basis in our common stock received upon conversion of a CODES will equal the then current fair market value of such common stock. Your holding period for our common stock received will commence on the day of conversion.

Given the uncertain tax treatment of instruments such as CODES, you should consult your tax advisors concerning the tax treatment on conversion of a CODES and the ownership of our common stock.

Constructive distributions

The conversion price of the CODES will be adjusted in certain circumstances. Under section 305(c) of the Code, adjustments (or failures to make adjustments) that have the effect of increasing your proportionate interest in our assets or earnings may in some circumstances result in a deemed distribution to you. Any deemed distributions will be taxable as a dividend, return of capital, or capital gain in accordance with the earnings and profits rules under the Code.

Non-United States Holders

The following is a summary of the United States federal tax consequences that will apply to you if you are a non-United States holder of CODES or shares of common stock. The term “non-United States holder” means a beneficial owner of a CODES that is not a United States holder.

Special rules may apply to certain non-United States holders such as “controlled foreign corporations,” “passive foreign investment companies,” “foreign personal holding companies,” corporations that accumulate earnings to avoid federal income tax or, in certain circumstances, United States expatriates. Such non-United States holders should consult their own tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to them.

Payments with respect to the CODES

The 30% United States federal withholding tax will not apply to any payment to you of principal or interest (including amounts taken into income under the accrual rules described above under “— United States Holders” and a payment of common stock pursuant to a conversion) on a CODES, provided that:

•	you do not actually or constructively own 10% or more of the total combined voting power of all classes of our stock that are entitled to vote within the meaning of Section 871(h)(3) of the Code;

•	you are not a controlled foreign corporation that is related to us through stock ownership;

•	you are not a bank whose receipt of interest (including original issue discount) on a CODES is described in Section 881(c)(3)(A) of the Code;

•	our common stock continues to be actively traded within the meaning of Section 871(h)(4)(C)(v)(I) of the Code and we are not a “United States real property holding corporation;” and

•	(a) you provide your name and address, and certify, under penalties of perjury, that you are not a United States person (which certification may be made on an IRS Form W-8BEN (or successor form)) or (b) you hold your CODES through certain foreign intermediaries and you satisfy the certification requirements of applicable Treasury regulations. Special certification rules apply to non-United States holders that are pass-through entities rather than corporations or individuals.

If you cannot satisfy the requirements described above, payments of interest (including original issue discount) will be subject to the 30% United States federal withholding tax unless you provide us with a properly executed (1) IRS Form W-8BEN (or successor form) claiming an exemption from or reduction in withholding under the benefit of an applicable tax treaty or (2) IRS Form W-8ECI (or successor form) stating that interest (including original issue discount) paid on the CODES is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States.

If you are engaged in a trade or business in the United States and interest (including original issue discount) on a CODES is effectively connected with the conduct of that trade or business, you will be subject to United States federal income tax on that interest on a net income basis (although exempt from the 30% United States federal withholding tax discussed above) generally in the same manner as if you were a United States person as defined under the Code, subject to any modification provided under an applicable income tax treaty. In addition, if you are a foreign corporation, you may be subject to a “branch profits tax” equal to 30% (or lower applicable treaty rate) of your earnings and profits for the taxable year, subject to adjustments, that are effectively connected with your conduct of a trade or business in the United States. For this purpose, interest (including original issue discount) will be included in the earnings and profits of such foreign corporation.

The 30% United States federal withholding tax may not be avoided by satisfying the conditions in the five bullet points set out above to the extent interest on the CODES is adjusted to equal the adjusted interest rate, as described above under “Description of the CODES—Resetting the Spread.” In such a case, the interest would likely be described in section 871(h)(4)(A) of the Code and therefore would not be eligible for the exemption from withholding generally provided under section 871(h) of the Code, to which the five bullet points relate. However, withholding could be reduced or eliminated in the manner described in the paragraph immediately following the five bullet points above.

Payments on common stock and constructive dividends

Any dividends paid to you with respect to the shares of common stock (and any deemed dividends resulting from certain adjustments, or failure to make adjustments, to the number of shares of common stock to be issued upon conversion, see “—Constructive distributions” above) will be subject to United States federal withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business within the United States or, where a tax treaty applies, dividends that are attributable to a United States permanent establishment, are not subject to the withholding tax, but instead are subject to United States federal income tax on a net income basis at applicable graduated individual or corporate rates. Certain certification and disclosure requirements must be complied with in order for effectively connected income to be exempt from withholding. Any such effectively connected dividends received by a foreign corporation may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A non-United States holder of shares of common stock who wishes to claim the benefit of an applicable treaty rate is required to satisfy applicable certification and other requirements. If you are eligible for a reduced rate of United States federal withholding tax pursuant to an income tax treaty, you may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

As more fully described under “Description of the CODES—Registration Rights,” upon the occurrence of certain enumerated events we may be required to pay additional amounts to you. Payments of such additional amounts to holders of common stock may be subject to federal withholding.

Sale, exchange or redemption of CODES or of shares of common stock

Any gain realized upon the sale, exchange or other disposition (other than a conversion or redemption) of CODES or upon the sale, exchange, redemption or other disposition of a share of common stock generally will not be subject to United States federal income tax unless:

•	that gain is effectively connected with the conduct of a trade or business in the United States by you,

•	you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met, or

•	we are or have been a “United States real property holding corporation” for United States federal income tax purposes.

An individual non-United States holder described in the first bullet point above will be subject to United States federal income tax on the net gain derived from the sale. A non-United States holder that is a foreign corporation and is described in the first bullet point above will be subject to tax on gain under regular graduated United States federal income tax rates. In addition, a non-United States holder that is a foreign corporation and is described in the first bullet point above may be subject to a “branch profits tax” at a 30% rate or a lower rate if so specified by an applicable income tax treaty. An individual non-United States holder described in the second bullet point above will be subject to a flat 30% United States federal income tax unless an applicable income tax treaty exempts the gain from U.S. income tax or provides for a reduced rate on the gain derived from the sale, which may be offset by United States source capital losses, even though the holder is not considered a resident of the United States.

We believe that we are not and do not anticipate becoming a “United States real property holding corporation” for United States federal income tax purposes. If we are or become a “United States real property holding corporation” and our common stock is and continues to be regularly traded on an established securities market only a non-United States holder of common stock who holds or held (at any time during the shorter of the five year period preceding the date of disposition or the holder’s holding period) more than five percent of our common stock will be subject to United States federal income tax on the disposition of our common stock.

United States federal estate tax

The United States federal estate tax will not apply to CODES owned by you at the time of your death, provided that any payment to you on the CODES, including original issue discount, would be eligible for exemption from the 30% federal withholding tax under the rules described under “Payments with respect to the CODES” without regard to the certification requirement described in the fifth bullet point. However, shares of common stock held by you at the time of your death will be included in your gross estate for United States federal estate tax purposes unless an applicable estate tax treaty provides otherwise.

Backup Withholding and Information Reporting

If you are a United States holder of CODES, information reporting requirements will generally apply to all payments we make to you and to the proceeds from a sale of a CODES or share of common stock made to you, unless you are an exempt recipient such as a corporation. A backup withholding tax, currently at a rate of 28%, will apply to those payments if you fail to provide a taxpayer identification number, or a certification of exempt status, or if you fail to report in full interest income.

In general, if you are a non-United States holder you will not be subject to backup withholding and information reporting with respect to payments of interest or dividends that we make to you provided that we do not have actual knowledge or reason to know that you are a United States person and you have given us the statement described above under “—Non-United States Holders—Payments with respect to the CODES.” We must report annually to the IRS and to each non-United States holder any payments on the CODES and our common stock and the proceeds from their sale or other disposition, regardless of whether withholding was required. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-United States holder resides.

In addition, if you are a non-United States holder you will not be subject to backup withholding or information reporting with respect to the proceeds of the sale of a CODES or share of common stock within the United States or conducted through certain United States-related financial intermediaries, if the payor receives the statement described above and does not have actual knowledge that you are a United States person, as defined under the Code, or you otherwise establish an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is furnished to the IRS.

SELLING HOLDERS AND PLAN OF DISTRIBUTION

The CODES were originally issued by us and sold by Lehman Brothers Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Credit Suisse First Boston Corporation, ABN AMRO Rothschild LLC, Fleet Securities, Inc., Scotia Capital (USA) Inc., SunTrust Capital Markets, Inc., The Royal Bank of Scotland plc, and HSBC Securities (USA) Inc. (the “initial purchasers”) in transactions exempt from the registration requirements of the Securities Act to persons reasonably believed by the initial purchasers to be “qualified institutional buyers” as defined by Rule 144A under the Securities Act. The selling holders may from time to time offer and sell pursuant to this prospectus any or all of the CODES listed below and the shares of common stock issued upon conversion of such CODES. When we refer to the “selling holders” in this prospectus, we mean those persons listed in the table below, as well as the pledgees, donees, assignees, transferees, successors, and others who later hold any of the selling holders’ interests, provided that those interests still are “restricted securities” as defined in the registration rights agreement.

The table below sets forth the name of each selling holder, the principal amount of CODES that each selling holder may offer pursuant to this prospectus and the number of shares of common stock into which such CODES may be converted. Unless set forth below, to our knowledge and based on information provided by the selling holders, none of the selling holders has, or within the past three years has had, any material relationship with us or any of our predecessors or affiliates or beneficially owns in excess of 1% of our outstanding common stock.

The principal amounts of the CODES provided in the table below are based on information provided to us by each of the selling holders as of the date that they provided such information, and the percentages are based on $345,000,000 principal amount of CODES outstanding. The number of shares of common stock that may be sold is calculated based on the current conversion price of $33.09 per share.

Since the date on which each selling holder provided this information, each selling holder identified below may have sold, transferred or otherwise disposed of all or a portion of the selling holder’s CODES in a transaction exempt from registration under the Securities Act. Information concerning the selling holders may change from time to time and any changed information will be set forth in supplements to this prospectus to the extent required. In addition, the conversion ratio, and therefore the number of shares of our common stock issuable upon conversion of the CODES, is subject to adjustment. Accordingly, the number of shares of common stock issuable upon conversion of the CODES may increase or decrease.

The selling holders may from time to time offer and sell any or all of the securities under this prospectus. Because the selling holders are not obligated to sell the CODES or the shares of common stock issuable upon conversion of the CODES, we cannot estimate the amount of CODES or how many shares of common stock that the selling holders will hold upon consummation of any sales.

Apogent Technologies Inc. Floating Rate Selling Security Holders

Name	Aggregate Principal Amount of CODES That May Be Sold	Percentage of CODES Outstanding	Number of Shares of Common Stock That May Be Sold(1)	Percentage of Shares of Common Stock Outstanding(2)
AM Master Fund I LP	$9,500,000	2.75%	$287,096	*
Amerisure Mutual Insurance Company	325,000	*	9,822	*
Argent LowLev Convertible Arbitrage Fund, Ltd.	2,100,000	*	63,463	*
Argent LowLev Convertible Arbitrage Fund LLC	694,000	*	20,973	*
Black Diamond Convertible Offshore LDC	1,115,000	*	33,696	*
Black Diamond Offshore Ltd.	611,000	*	18,465	*
Calamos Market Neutral Fund – Calamos Investment Trust	5,000,000	*	151,103	*
Class C Trading Company, Ltd.	400,000	*	12,088	*
Clinton Multistrategy Master Fund, Ltd.	5,600,000	1.62%	169,235	*
Clinton Riverside Convertible Portfolio Limited	10,400,000	3.01%	314,294	*
CQS Convertible & Quantitative Strategies Master Fund Limited	3,000,000	*	90,662	*
DKR Saturn Event Driven Holding Fund	3,500,000	1.01%	105,772	*
DKR Saturn Holding Fund Ltd.	3,500,000	1.01%	105,772	*
DKR SoundShore Strategic Holding Fund Ltd.	4,000,000	1.15%	120,882	*
Double Black Diamond Offshore LDC	3,162,000	*	95,558	*
FrontPoint Convertible Arbitrage Fund, L.P.	2,000,000	*	60,441	*
Fore Convertible Master Fund Ltd.	714,000	*	21,578	*
Guggenheim Portfolio Company VIII (Cayman), Ltd.	136,000	*	4,110	*
High Bridge International LLC	7,000,000	2.03%	211,544	*
Innovest Finanzdienstle	1,165,000	*	35,207	*
KBC Financial Products [Cayman Islands] Ltd.	9,000,000	2.60%	271,985	*
KBC Financial Products USA Inc.	2,000,000	*	60,441	*
Lexington Vantage Fund c/o TQA Investors, LLC	36,000	*	1,088	*
Lyxor Master Fund	400,000	*	12,088	*
Lyxor/AM Investment Fund Ltd.	1,750,000	*	52,886	*
Man Mac I Limited	207,000	*	6,256	*
National Bank of Canada	1,500,000	*	45,331	*
National Bank of Canada c/o Putnam Lovell NBF Securities Inc.	3,000,000	*	90,662	*
Nicholas-Applegate Capital Management Investment Grade Convertible Mutual Fund	10,000	*	302	*
Nisswa Master Fund Ltd.	750,000	*	22,665	*
President & Fellows of Harvard College	5,000,000	1.44%	151,103	*
R2 Investments LDC	1,000,000	*	30,221	*
Royal Bank of Canada	6,000,000	*	181,324	*
S.A.C. Capital Associates, LLC	2,750,000	*	83,107	*
Satellite Convertible Arbitrage Master Fund, LLC	13,000,000	3.77%	392,868	*
SG Cowen Securities Corporation	500,000	*	15,110	*
Silver Convertible Arbitrage Fund, LDC	400,000	*	12,088	*
Sphinx Fund c/o TQA Investors, LLC	90,000	*	2,720	*
TD Securities (USA) Inc.	943,000	*	28,498	*
The Coast Fund, L.P.	750,000	*	22,665	*
Thrivant Financial for Lutherans	5,000,000	1.44%	151,103	*
TQA Master Fund, Ltd.	1,432,000	*	43,276	*
TQA Master Plus Fund, Ltd.	2,140,000	*	64,672	*
Tredia Performance Fund Ltd.	200,000	*	6,044	*
Worldwide Transactions Ltd.	112,000	*	3,385	*
Xavex Convertible Arbitrage 2 Fund	200,000	*	6,044	*
Xavex—Convertible Arbitrage 7 Fund c/o TQA Investors, LLC	324,000	*	9,791	*
Zurich Institutional Benchmarks Master Fund, Ltd. c/o TQA Investors, LLC	337,000	*	10,184	*

Subtotal	$122,753,000	35.58%	3,709,671	4.07%

All other holders of CODES or future transferees, pledgees, donees, assignees or successors of any such holders(3)(4)	$222,247,000	64.42%	6,716,440	7.13%

Total	$345,000,000	100.00%	10,426,111	10.64%

*	Less than 1%.
(1)	Assumes conversion of all of the holders CODES at a conversion rate of $33.09 per share. The conversion rate is subject to adjustment as described under "Description of the CODES—Conversion Rights—Conversion Price Adjustments." As a result, the number of shares of common stock issuable upon conversion of the CODES may increase or decrease in the future.
(2)	Calculated based on Rule 13d-3(d)(1) under the Exchange Act, using 87,534,709 shares of common stock outstanding as of December 31, 2003. In calculating this amount for each holder or group, we treated as outstanding the number of shares of common stock issuable upon conversion of all of the CODES owned by that holder or group, but we did not assume the conversion of CODES owned by any other holder or group.
(3)	Only selling holders identified above who beneficially own the CODES set forth opposite their names in the foregoing table on the effective date of the registration statement of which this prospectus is a part, or any amendment thereof or supplement thereto, may sell the CODES or shares of common stock issuable upon conversion of the CODES pursuant to the registration statement. Prior to any use of the prospectus in connection with the offering of CODES or common stock by any holder not identified above, this prospectus will be amended as required to set forth the name and principal amount or number of securities to be offered.
(4)	Assumes that any other holders of the CODES or any future pledgees, donees assignees, transferees or successors of or from any other such holders of the CODES do not beneficially own any shares of common stock other than the common stock issuable upon conversion of the CODES at the current conversion rate.

The selling holders will be offering and selling all of the securities offered and sold under this prospectus. We will not receive any of the proceeds from the offering of the CODES or the shares of common stock by the selling holders. In connection with the initial sales of the CODES, we entered into the registration rights agreement with the initial purchasers. Securities may only be offered or sold under this prospectus pursuant to the terms of the registration rights agreement. However, selling holders may resell all or a portion of the securities in open market transactions in reliance upon Rule 144 or Rule 144A under the Securities Act, provided that they meet the criteria and conform to the requirements of those rules. We are registering the CODES and shares of common stock covered by this prospectus in order to permit holders to sell the securities publicly from time to time, provided that this prospectus does not cover resales of securities that are no longer “restricted securities” as defined in the registration rights agreement. We have agreed, among other things, to bear all expenses, other than underwriting discounts and selling commissions, in connection with the registration and sale of the CODES and shares of common stock covered by this prospectus. We estimate those expenses to be approximately $125,000, excluding expenses associated with the original issuance of the CODES.

The selling holders may sell all or a portion of the CODES and any shares of common stock received upon conversion beneficially owned by them and offered hereby from time to time:

•	directly; or

•	through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or concessions from the selling holders and/or from the purchasers of the CODES and shares of common stock for whom they may act as agent.

The CODES and the shares of common stock received upon conversion may be sold from time to time in one or more transactions at:

•	fixed prices, which may be changed;

•	prevailing market prices at the time of sale;

•	varying prices determined at the time of sale; or

•	negotiated prices.

These prices will be determined by the selling holders or by agreement between the selling holders and underwriters or dealers who may receive fees or commissions in connection with the sale. The aggregate proceeds to the selling holders from the sale of the CODES or shares of common stock offered by them will be the purchase price of the CODES or shares of common stock less discounts and commissions, if any.

The sales described in the preceding paragraph may be effected in transactions:

•	on any national securities exchange or quotation service on which the CODES or shares of common stock may be listed or quoted at the time of sale, including the New York Stock Exchange in the case of the shares of common stock;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market; or

•	through the writing of options.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

In connection with sales of the CODES and shares of common stock or otherwise, the selling holders may enter into hedging transactions with broker-dealers. These broker-dealers may in turn engage in short sales of the CODES and shares of common stock in the course of hedging their positions. The selling holders may also sell the CODES and shares of common stock short and deliver the CODES and shares of common stock to close out short positions, or loan or pledge CODES and shares of common stock to broker-dealers that in turn may sell the CODES and shares of common stock.

To our knowledge, there are currently no plans, arrangements or understandings between any selling holders and any underwriter, broker-dealer or agent regarding the sale of the CODES and the shares of common stock by the selling holders. Selling holders may not sell any, or may not sell all, of the CODES and the shares of common stock offered by them pursuant to this prospectus. In addition, we cannot assure you that a selling holder will not transfer, devise, or give the CODES and the shares of common stock by other means not described in this prospectus. In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 or Rule 144A of the Securities Act may be sold under one of those rules rather than pursuant to this prospectus.

Our common stock is listed and traded on the New York Stock Exchange. The CODES are a recent issue with no established public trading market. We do not intend to apply for the CODES to be listed on any securities exchange or to be quoted on any automated quotation system. The initial purchasers advised us that they intend to make a market in the CODES, but they are not obligated to do so and may discontinue market making at any time without notice. The CODES issued in the private placement are eligible for trading in the PORTAL market. However, the CODES sold using this prospectus are not eligible for PORTAL and there is no other market for those CODES. Accordingly, we cannot give you any assurance as to the liquidity of the trading market for the CODES.

The selling holders who are also broker-dealers are “underwriters” within the meaning of the Securities Act. We have been advised that, with respect to any selling holders who are broker-dealers, (1) the selling holder or its affiliates purchased the CODES in the ordinary course of business, and (2) at the time of the purchase of the CODES to be resold, the selling holder had no agreements or understandings, directly or indirectly, with any person to distribute the CODES or the underlying common stock.

The selling holders and any broker and any broker-dealers, agents or underwriters that participate with the selling holders in the distribution of the CODES or the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act. If so, any commissions received by these broker-dealers, agents or underwriters and any profit on the resale of the CODES or the shares of common stock purchased by them may be deemed underwriting commissions or discounts under the Securities Act. In addition, any profits realized by the selling holders may be deemed to be underwriting discounts and commissions under the Securities Act. To the extent the selling holders may be deemed to be underwriters, the selling holders may be subject to statutory liabilities, including, without limitation, liabilities under Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

Because the selling holders may be deemed to be underwriters within the meaning of the Securities Act, they may be subject to the prospectus delivery requirements of the Securities Act. At any time a particular offer of the securities is made, a revised prospectus or prospectus supplement, if required, will be distributed that will disclose:

•	the name of the selling holder and any participating underwriters, broker-dealers or agents;

•	the aggregate amount and type of securities being offered;

•	the price at which the securities are being sold and other material terms of the offering;

•	any discounts, commissions, concessions or other items constituting compensation from the selling holders and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	that the participating broker-dealers did not conduct any investigation to verify the information in this prospectus or incorporated in this prospectus by reference.

If required, the prospectus supplement or a post-effective amendment will be filed with the SEC to reflect the disclosures of additional information with respect to the distribution of the securities. In addition, if we receive notice from a selling holder that a donee or pledgee intends to sell more than 500 shares of our common stock, a supplement to this prospectus will be filed, if required.

As described above, the CODES were issued and sold in December 2003 in transactions exempt from the registration requirements of the Securities Act to persons reasonably believed by the initial purchasers to be “qualified institutional buyers” as defined in Rule 144A under the Securities Act. Pursuant to the registration rights agreement, we have agreed to indemnify each selling holder, and each selling holder has agreed to indemnify us, against specified liabilities arising under the Securities Act. The selling holders may also agree to indemnify any broker-dealer or agent that participates in transactions involving the sales of securities against some liabilities, including liabilities that arise under the Securities Act.

The selling holders and any other person participating in the distribution of the securities will be subject to the Exchange Act. The Exchange Act rules include, among others, Regulation M, which may limit the timing of purchases and sales of any of the CODES and the underlying shares of common stock by the selling holders and any such other person. Regulation M may also restrict the ability of any person engaged in the distribution of the CODES and the underlying shares of common stock being distributed for a period of up to five business days prior to the commencement of the distribution. This may affect the marketability of the CODES and the underlying shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the CODES and the underlying shares of common stock.

LEGAL MATTERS

The validity of the CODES offered hereby and of the shares of common stock issuable upon conversion thereof will be passed upon for us by Quarles & Brady LLP, Milwaukee, Wisconsin.

EXPERTS

The consolidated financial statements of Apogent Technologies Inc. as of September 30, 2003 and 2002 and for the three years in the period ended September 30, 2003, incorporated by reference in this prospectus, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent auditors, incorporated by reference herein, and upon authority of said firm as experts in accounting and auditing. Their reports refer to the adoption of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets.”

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and file reports, proxy statements and other information with the Commission. These reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material may also be obtained from the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the Commission at (800) SEC-0330. The Commission also maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants like us that file electronically with the Commission (at http://www.sec.gov).

In this document, we “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring to that information. The information incorporated by reference is considered to be a part of this prospectus, and later information filed with the SEC will update and supersede this information. We incorporate by reference into this prospectus:

•	our annual report on Form 10-K for the year ended September 30, 2003;

•	our current reports on Form 8-K dated October 15, 2003, December 11, 2003, December 12, 2003, and December 30, 2003, and our amendment (filed October 24, 2003) of the Form 8-K dated May 13, 2003;

•	the description of Apogent common stock in our current report on Form 8-K dated November 15, 2001;

•	the description of Apogent preferred stock purchase rights in our registration statement on Form 8-A dated December 11, 2000; and

•	any future filings that make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and until this offering is completed or terminated.

If you request a copy of any or all of the documents incorporated by reference, we will send to you the copies requested at no charge. However, we will not send exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents. You should direct requests for such copies to: Apogent Technologies Inc., 30 Penhallow Street, Portsmouth, New Hampshire 03801 (telephone number: (603) 433-6131), Attention: Investor Relations.

We maintain an Internet web site at http://www.apogent.com. Our web site and information at that site, or linked to that site, are not incorporated into this prospectus.

APOGENT TECHNOLOGIES INC.

ANNEX A FORM OF SELLING SECURITYHOLDER NOTICE AND QUESTIONNAIRE

The undersigned beneficial holder of Floating Rate Senior Convertible Contingent Debt Securities due 2033 (the “CODES”) of Apogent Technologies Inc. (the “Issuer”), or common stock, par value $0.01 per share (the “Shares” and together with the CODES, the “Transfer Restricted Securities”) of the Issuer understands that the Issuer and the subsidiary guarantors of the CODES (the “Guarantors”) have filed, or intend to file, with the Securities and Exchange Commission (the “Commission”) one or more registration statements (collectively, the “Shelf Registration Statement”), for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Transfer Restricted Securities in accordance with the terms of the Registration Rights Agreement, dated as of December 17, 2003 (the “Registration Rights Agreement”) between the Issuer, the Guarantors, and Lehman Brothers Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Credit Suisse First Boston LLC, ABN AMRO Rothschild LLC, Fleet Securities, Inc., Scotia Capital (USA) Inc., SunTrust Capital Markets, Inc., The Royal Bank of Scotland plc and HSBC Securities (USA) Inc. (the “Initial Purchasers”). A copy of the Registration Rights Agreement is available from the Issuer upon request at the address set forth below. All capitalized terms not otherwise defined herein have the meaning ascribed thereto in the Registration Rights Agreement.

Each beneficial owner of Transfer Restricted Securities is entitled to the benefits of the Registration Rights Agreement. In order to sell or otherwise dispose of any Transfer Restricted Securities pursuant to the Shelf Registration Statement, a beneficial owner of Transfer Restricted Securities generally will be required to be named as a selling securityholder in the related Prospectus, deliver a Prospectus to purchasers of Transfer Restricted Securities and be bound by those provisions of the Registration Rights Agreement applicable to such beneficial owner (including certain indemnification provisions, as described below).

Certain legal consequences arise from being named as a selling securityholder in the Shelf Registration Statement and the related Prospectus. Accordingly, holders and beneficial owners of Transfer Restricted Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Shelf Registration Statement and the related Prospectus.

NOTICE

The undersigned beneficial owner (the “Selling Securityholder”) of Transfer Restricted Securities hereby gives notice to the Issuer of its intention to sell or otherwise dispose of Transfer Restricted Securities beneficially owned by it and listed below in Item 3 (unless otherwise specified under Item 3) pursuant to the Shelf Registration Statement. The undersigned, by signing and returning this Notice and Questionnaire, understands that it will be bound by the terms and conditions of this Notice and Questionnaire and the Registration Rights Agreement.

Pursuant to the Registration Rights Agreement, the undersigned has agreed to indemnify and hold harmless the Issuer, the Guarantors, the Issuer’s and the Guarantors’ respective directors, the Issuer’s officers who sign the Shelf Registration Statement and each person, if any, who controls the Issuer or the Guarantor within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against certain losses arising in connection with statements concerning the undersigned made in the Shelf Registration Statement or the related Prospectus in reliance upon the information provided in this Notice and Questionnaire.

The undersigned hereby provides the following information to the Issuer and represents and warrants that such information is accurate and complete:

QUESTIONNAIRE

(1)	Information Regarding Selling Securityholder

(a)	Full legal name of Selling Securityholder:

(b)	Full legal name of registered holder (if not the same as (a) above) through which Transfer Restricted Securities listed in Item (3) below are held:

(c)	Is the Selling Securityholder an SEC-reporting company? If so, list below the individual or individuals who exercise dispositive powers with respect to the CODES, and the voting and/or dispositive powers with respect to the common stock underlying the CODES.

(d)	Are you a broker-dealer registered pursuant Section 15 of the Exchange Act?

☐	Yes.

☐	No.

(e)	If your response to Item 1(d) above is no, are you an “affiliate” of a broker-dealer registered pursuant to Section 15 of the Exchange Act?

☐	Yes.

☐	No.

For purposes of this Item 1(e), an “affiliate” of a registered broker-dealer shall include any company that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such broker-dealer, and does not include any individuals employed by such broker-dealer or its affiliates.

(f)	Full legal name of person through which you hold the Transfer Restricted Securities – (i.e. name of your broker or the DTC participant, if applicable, through which your Transfer Restricted Securities are held):

Name of broker:

DTC No.:

Contract person:

Telephone No.:

(2)	Address for Notices to Selling Securityholders

Address:

Telephone:

Fax:

Contact Person:

(3)	Beneficial Ownership of Transfer Restricted Securities

(a)	Type of Transfer Restricted Securities beneficially owned, and principal amount of Securities or number of shares of Common Stock, as the case may be, beneficially owned:

(b)	CUSIP No(s). of such Transfer Restricted Securities beneficially owned:

(4)	Beneficial Ownership of the Issuer’s Securities Owned by the Selling Securityholder

Except as set forth below in this Item (4), the undersigned is not the beneficial or registered owner of any securities of the Issuer other than the Transfer Restricted Securities listed above in Item (3) (“Other Securities”).

(a)	Type and amount of Other Securities beneficially owned by the Selling Securityholder:

(b)	CUSIP No(s). of such Other Securities beneficially owned:

(5)	Relationship with the Issuer

(a)	Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (5% or more) has held any position or office or has had any other material relationship with the Issuer (or its predecessors or affiliates) during the past three years.

State	any exceptions here:

(b)	If the Selling Securityholder is a registered broker-dealer, except as set forth below, (i) neither the undersigned nor any of its affiliates has purchased the Transfer Restricted Securities other than in the ordinary course of business, and (ii) at the time of the purchase of the Transfer Restricted Securities to be registered, there was no agreement or understanding, written or otherwise, with any person to distribute any such Transfer Restricted Securities.

State	any exceptions here:

(6)	Plan of Distribution

Except as set forth below, the undersigned (including its donees or pledgees) intends to distribute the Transfer Restricted Securities listed above in Item (3) pursuant to the Shelf Registration Statement only as follows (if at all). Such Transfer Restricted Securities may be sold from time to time directly by the undersigned or, alternatively, through underwriters, broker-dealers or agents. If the Transfer Restricted Securities are sold through underwriters or broker-dealers, the Selling Securityholder will be responsible for underwriting discounts or commissions or agent’s commissions. Such Transfer Restricted Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. Such sales may be effected in transactions (which may involve crosses or block transactions):

•	on any national securities exchange or quotation service on which the Transfer Restricted Securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market; or

•	through the writing of options.

In connection with sales of the Transfer Restricted Securities or otherwise, the undersigned may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Transfer Restricted Securities and deliver Transfer Restricted Securities to close out such short positions, or loan or pledge Transfer Restricted Securities to broker-dealers that in turn may sell such securities.

State any exceptions here:

Note: In no event will such method(s) of distribution take the form of an underwritten offering of the Transfer Restricted Securities without the prior agreement of the Issuer.

Instructions for Delivery of Questionnaire

Please return the completed and executed Questionnaire to Apogent Technologies Inc. at:

30 Penhallow Street, Suite 300

Portsmouth, New Hampshire 03801

Attention: General Counsel

Acknowledgments

The undersigned acknowledges that it understands its obligation to comply with the provisions of the Exchange Act and the rules and regulations promulgated thereunder relating to stock manipulation, particularly Regulation M thereunder (or any successor rules or regulations), in connection with any offering of Transfer Restricted Securities pursuant to the Shelf Registration Statement. The undersigned agrees that neither it nor any person acting on its behalf will engage in any transaction in violation of such provisions.

The Selling Securityholder hereby acknowledges its obligations under the Registration Rights Agreement to indemnify and hold harmless certain persons as set forth therein. Pursuant to the Registration Rights Agreement, the Issuer has agreed under certain circumstances to indemnify the Selling Securityholders against certain liabilities.

In accordance with the undersigned’s obligation under the Registration Rights Agreement to provide such information as may be required by law for inclusion in the Shelf Registration Statement, the undersigned agrees to promptly notify the Issuer of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Shelf Registration Statement remains effective. All notices hereunder and pursuant to the Registration Rights Agreement shall be made in writing at the address set forth above.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to items (1) through (7) and the inclusion of such information in the Shelf Registration Statement and the related Prospectus. The undersigned understands that such information will be relied upon by the Issuer in connection with the preparation or amendment of the Shelf Registration Statement and the related Prospectus.

Once this Notice and Questionnaire is executed by the undersigned and received by the Issuer, the terms of this Notice and Questionnaire, and the representations and warranties contained herein, shall be binding on, shall inure to the benefit of and shall be enforceable by the respective successors, heirs, personal representatives and assigns of the Issuer and the undersigned with respect to the Transfer Restricted Securities beneficially owned by the undersigned and listed in Item (3) above. This Notice and Questionnaire shall be governed in all respects by the laws of the State of New York.

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Date:

Beneficial Owner
By:
Name:
Title:
Date

ANNEX B FORM OF NOTICE OF PROPOSED TRANSFER

PURSUANT TO REGISTRATION STATEMENT

Apogent Technologies Inc. c/o Quarles & Brady LLP 411 East Wisconsin Avenue Milwaukee, WI 53202	Copy to:	The Bank of New York 5 Penn Plaza New York, NY 10001
Attn: Shawn Crawford or	Attn:	DWAC Unit
Joseph Masterson
Fax: 414-271-3552	Fax:	212-235-2256

Re:	Apogent Technologies Inc.

Floating Rate Senior Convertible Contingent Debt SecuritiesSM (CODESSM) due 2033

Ladies and Gentlemen:

Please be advised that                                          intends to transfer either [Complete the applicable clause and strike out whichever clause (a) or (b) does not apply] (a)                     aggregate principal amount of the above-referenced CODES or (b)                     shares of Apogent common stock received upon conversion of the above-referenced CODES pursuant to an effective Registration Statement on Form S-3 filed by Apogent.

Dated:

Very truly yours,
(Name)
By:
(Authorized Signature)

ANNEX C FORM OF NOTICE OF TRANSFER PURSUANT TO REGISTRATION STATEMENT

Apogent Technologies Inc. c/o Quarles & Brady LLP 411 East Wisconsin Avenue Milwaukee, WI 53202	Copy to:	The Bank of New York 5 Penn Plaza New York, NY 10001

Attn: Shawn Crawford or	Attn:	DWAC Unit
Joseph Masterson
Fax: 414-271-3552	Fax:	212-235-2256

Re:	Apogent Technologies Inc.
Floating	Rate Senior Convertible Contingent Debt SecuritiesSM (CODESSM) due 2033

Ladies and Gentlemen:

Please be advised that                                          has transferred either [Complete the applicable clause and strike out whichever clause (a) or (b) does not apply] (a)                      aggregate principal amount of the above-referenced CODES or (b)              shares of Apogent common stock received upon conversion of the above-referenced CODES pursuant to an effective Registration Statement on Form S-3 filed by Apogent.

We hereby certify that the prospectus delivery requirements, if any, of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission issued thereunder, have been satisfied, that the above-named beneficial owner of the CODES or related common stock is named as a “Selling Holder” in the related prospectus, and that the CODES transferred are the CODES listed in such prospectus opposite such owner’s name, or the shares of common stock transferred are the shares of common stock received upon conversion of the CODES, all in accordance with the applicable rules and regulations of the Securities and Exchange Commission under the Securities Act of 1933.

Dated:

Very truly yours,

(Name)

By:
(Authorized Signature)

Floating Rate Senior Convertible

Contingent Debt SecuritiesSM (CODESSM)

due 2033

PROSPECTUS

                        , 2004

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The estimated expenses in connection with the issuance and distribution of the securities covered by this registration statement are as follows:

SEC registration fee (actual)	$43,712
Professional fees and expenses	45,000
Printing costs	15,000
Trustee fees and other costs	21,288

Total	$125,000

Item 15. Indemnification of Directors and Officers.

Wisconsin Law. Apogent Technologies Inc. is incorporated under the Wisconsin Business Corporation Law (the “WBCL”).

Under Section 180.0851(1) of the WBCL, Apogent is required to indemnify a director or officer, to the extent such person is successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if such person was a party because he or she was a director or officer of Apogent Technologies Inc. In all other cases, Apogent is required by Section 180.0851(2) to indemnify a director or officer against liability incurred in a proceeding to which such person was a party because he or she was a director or officer of Apogent, unless it is determined that he or she breached or failed to perform a duty owed to Apogent and the breach or failure to perform constitutes:

•	a willful failure to deal fairly with Apogent or its shareholders in connection with a matter in which the director or officer has a material conflict of interest;

•	a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful;

•	a transaction from which the director or officer derived an improper personal profit; or

•	willful misconduct.

Section 180.0858(1) provides that, subject to certain limitations, the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under Apogent’s articles of incorporation, bylaws, any written agreement or a resolution of the board of directors or shareholders.

Section 180.0859 of the WBCL provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance to the extent required or permitted under Sections 180.0850 to 180.0858 of the WBCL, for any liability incurred in connection with a proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities.

Section 180.0828 of the WBCL provides that, with certain exceptions, a director is not liable to a corporation, its shareholders, or any person asserting rights on behalf of the corporation or its shareholders, for damages, settlements, fees, fines, penalties or other monetary liabilities arising from a breach of, or failure to perform, any duty resulting solely from his or her status as a director, unless the person asserting liability proves that the breach or failure to perform constitutes any of the four exceptions to mandatory indemnification under Section 180.0851(2) referred to above.

I-1

Under Section 180.0833 of the WBCL, directors of Apogent against whom claims are asserted with respect to the declaration of improper dividends or distributions to shareholders or certain other improper acts which they approved are entitled to contribution from other directors who approved such actions and from shareholders who knowingly accepted an improper dividend or distribution, as provided therein.

Bylaws. Article VIII of Apogent’s bylaws contains provisions that generally parallel the indemnification provisions of the WBCL and cover certain procedural matters not dealt with in the WBCL. Furthermore, certain officers of Apogent are also officers of subsidiaries of Apogent and, as a result, such officers may be entitled to indemnification pursuant to provisions of such subsidiaries’ governing corporate laws, articles of incorporation and bylaws. Apogent has also executed an indemnity agreement with each of its directors and certain of its officers which provides certain indemnity rights to such individuals.

Insurance. Directors and officers of Apogent are covered by directors’ and officers’ liability insurance under which they are insured (subject to certain exceptions and limitations specified in the policy) against expenses and liabilities arising out of proceedings to which they are parties by reason of being or having been directors or officers, including liabilities under the Securities Act of 1933.

Item 16. Exhibits.

See Exhibit Index following the Signatures pages in this registration statement, which Exhibit Index is incorporated herein by reference.

Item 17. Undertakings.

The undersigned registrant hereby undertakes (in accordance with the corresponding lettered undertakings in Item 512 of Regulation S-K):

(a) Rule 415 Offering. (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the Calculation of Registration Fee table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-3 or Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-2

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Filings Incorporating Subsequent Exchange Act Documents. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) of Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Request for Acceleration of Effective Date. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

II-3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portsmouth, State of New Hampshire, on February 3, 2004.

APOGENT TECHNOLOGIES INC.

By:	/s/ FRANK H. JELLINEK, Jr.
Frank H. Jellinek, Jr. President and Chief Executive Officer

Power of Attorney. Each person whose signature appears below constitutes and appoints, Frank H. Jellinek, Jr., Dennis Brown and Michael K. Bresson, and each of them, his or her true and lawful attorneys-in-fact and agents, for him or her and in his or her name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.*

Signature	Title

/s/ FRANK H. JELLINEK, Jr. Frank H. Jellinek, Jr.	President and Chief Executive Officer and Director (principal executive officer of the registrant)

/s/ DENNIS BROWN Dennis Brown	Chief Financial Officer and Treasurer (principal financial officer and principal accounting officer of the registrant)

/s/ WILLIAM H. BINNIE William H. Binnie	Director

/s/ DON H. DAVIS, Jr. Don H. Davis, Jr.	Director

/s/ CHRISTOPHER L. DOERR Christopher L. Doerr	Director

/s/ STEPHEN R. HARDIS Stephen R. Hardis	Director

Signature	Title

/s/ R. JEFFREY HARRIS R. Jeffrey Harris	Director

/s/ MARY G. PUMA Mary G. Puma	Director

/s/ SIMON B. RICH Simon B. Rich	Director

/s/ JOE L. ROBY Joe L. Roby	Director

/s/ RICHARD W. VIESER Richard W. Vieser	Director

/s/ KENNETH F. YONTZ Kenneth F. Yontz	Director

*	Each of these signatures is affixed as of February 3, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portsmouth, State of New Hampshire, on February 3, 2004.

ABGENE INC.

By:	/s/ JAMES MARSH
James Marsh President

Power of Attorney. Each person whose signature appears below constitutes and appoints, Frank H. Jellinek, Jr., Dennis Brown and Michael K. Bresson, and each of them, his or her true and lawful attorneys-in-fact and agents, for him or her and in his or her name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.*

Signature	Title

/s/ JAMES MARSH James Marsh	President (principal executive officer of the registrant)

/s/ MICHAEL K. MICHAUD Michael K. Michaud	Treasurer (principal financial officer of the registrant)

/s/ GARY SCHNEIDER Gary Schneider	Vice President and Chief Financial Officer (principal accounting officer of the registrant)

/s/ DENNIS BROWN Dennis Brown	Director

/s/ MICHAEL K. MICHAUD Michael K. Michaud	Director

/s/ MICHAEL K. BRESSON Michael K. Bresson	Director

*	Each of these signatures is affixed as of February 3, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portsmouth, State of New Hampshire, on February 3, 2004.

APOGENT FINANCE COMPANY

By:	/s/ MICHAEL K. MICHAUD
Michael K. Michaud
President

Power of Attorney. Each person whose signature appears below constitutes and appoints, Frank H. Jellinek, Jr., Dennis Brown and Michael K. Bresson, and each of them, his or her true and lawful attorneys-in-fact and agents, for him or her and in his or her name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.*

Signature	Title

/s/ MICHAEL K. MICHAUD Michael K. Michaud	President and Treasurer (principal executive officer, principal financial officer and principal accounting officer of the registrant)

/s/ DENNIS BROWN Dennis Brown	Director

/s/ MICHAEL K. MICHAUD Michael K. Michaud	Director

/s/ MICHAEL K. BRESSON Michael K. Bresson	Director

*	Each of these signatures is affixed as of February 3, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portsmouth, State of New Hampshire, on February 3, 2004.

APOGENT HOLDING COMPANY

By:	/s/ MICHAEL K. BRESSON
Michael K. Bresson President

Power of Attorney. Each person whose signature appears below constitutes and appoints, Frank H. Jellinek, Jr., Dennis Brown and Michael K. Bresson, and each of them, his or her true and lawful attorneys-in-fact and agents, for him or her and in his or her name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.*

Signature	Title

/s/ MICHAEL K. BRESSON Michael K. Bresson	President (principal executive officer of the registrant)

/s/ MICHAEL K. MICHAUD Michael K. Michaud	Treasurer (principal financial officer and principal accounting officer of the registrant)

/s/ DENNIS BROWN Dennis Brown	Director

/s/ MICHAEL K. MICHAUD Michael K. Michaud	Director

/s/ MICHAEL K. BRESSON Michael K. Bresson	Director

*	Each of these signatures is affixed as of February 3, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portsmouth, State of New Hampshire, on February 3, 2004.

APOGENT SERVICE CORPORATION

By:	/s/ MICHAEL K. BRESSON
Michael K. Bresson President

Power of Attorney. Each person whose signature appears below constitutes and appoints, Frank H. Jellinek, Jr., Dennis Brown and Michael K. Bresson, and each of them, his or her true and lawful attorneys-in-fact and agents, for him or her and in his or her name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.*

Signature	Title

/s/ MICHAEL K. BRESSON Michael K. Bresson	President (principal executive officer of the registrant)

/s/ MICHAEL K. MICHAUD Michael K. Michaud	Treasurer (principal financial officer and principal accounting officer of the registrant)

/s/ DENNIS BROWN Dennis Brown	Director

/s/ MICHAEL K. MICHAUD Michael K. Michaud	Director

/s/ MICHAEL K. BRESSON Michael K. Bresson	Director

*	Each of these signatures is affixed as of February 3, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portsmouth, State of New Hampshire, on February 3, 2004.

APOGENT TRANSITION CORP.

By:	/s/ FRANK H. JELLINEK, Jr.
Frank H. Jellinek, Jr. President

Power of Attorney. Each person whose signature appears below constitutes and appoints, Frank H. Jellinek, Jr., Dennis Brown and Michael K. Bresson, and each of them, his or her true and lawful attorneys-in-fact and agents, for him or her and in his or her name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.*

Signature	Title

/s/ FRANK H. JELLINEK, Jr. Frank H. Jellinek, Jr.	President (principal executive officer of the registrant)

/s/ MICHAEL K. MICHAUD Michael K. Michaud	Treasurer (principal financial officer and principal accounting officer of the registrant)

/s/ DENNIS BROWN Dennis Brown	Director

/s/ MICHAEL K. MICHAUD Michael K. Michaud	Director

/s/ MICHAEL K. BRESSON Michael K. Bresson	Director

*	Each of these signatures is affixed as of February 3, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portsmouth, State of New Hampshire, on February 3, 2004.

BARNSTEAD THERMOLYNE CORPORATION

By:	/s/ DUNCAN ROSS
Duncan Ross President

Power of Attorney. Each person whose signature appears below constitutes and appoints, Frank H. Jellinek, Jr., Dennis Brown and Michael K. Bresson, and each of them, his or her true and lawful attorneys-in-fact and agents, for him or her and in his or her name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.*

Signature	Title

/s/ DUNCAN ROSS Duncan Ross	President (principal executive officer of the registrant)

/s/ MICHAEL K. MICHAUD Michael K. Michaud	Treasurer (principal financial officer of the registrant)

/s/ BRENDA K. HOEFLER Brenda K. Hoefler	Vice President-Finance (principal accounting officer of the registrant)

/s/ DENNIS BROWN Dennis Brown	Director

/s/ MICHAEL K. MICHAUD Michael K. Michaud	Director

/s/ MICHAEL K. BRESSON Michael K. Bresson	Director

*	Each of these signatures is affixed as of February 3, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portsmouth, State of New Hampshire, on February 3, 2004.

BT CANADA HOLDINGS INC.

By:	/s/ MICHAEL K. MICHAUD
Michael K. Michaud President

Power of Attorney. Each person whose signature appears below constitutes and appoints, Frank H. Jellinek, Jr., Dennis Brown and Michael K. Bresson, and each of them, his or her true and lawful attorneys-in-fact and agents, for him or her and in his or her name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.*

Signature	Title

/s/ MICHAEL K. MICHAUD Michael K. Michaud	President and Treasurer (principal executive officer, principal financial officer and principal accounting officer of the registrant)

/s/ DENNIS BROWN Dennis Brown	Director

/s/ MICHAEL K. MICHAUD Michael K. Michaud	Director

/s/ MICHAEL K. BRESSON Michael K. Bresson	Director

*	Each of these signatures is affixed as of February 3, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portsmouth, State of New Hampshire, on February 3, 2004.

CAPITOL VIAL, INC.

By:	/s/ MARK F. STUPPY
Mark F. Stuppy President

Power of Attorney. Each person whose signature appears below constitutes and appoints, Frank H. Jellinek, Jr., Dennis Brown and Michael K. Bresson, and each of them, his or her true and lawful attorneys-in-fact and agents, for him or her and in his or her name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.*

Signature	Title

/s/ MARK F. STUPPY Mark F. Stuppy	President (principal executive officer of the registrant)

/s/ MICHAEL K. MICHAUD Michael K. Michaud	Treasurer (principal financial officer and principal accounting officer of the registrant)

/s/ DENNIS BROWN Dennis Brown	Director

/s/ MICHAEL K. MICHAUD Michael K. Michaud	Director

/s/ MICHAEL K. BRESSON Michael K. Bresson	Director

*	Each of these signatures is affixed as of February 3, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portsmouth, State of New Hampshire, on February 3, 2004.

CHASE SCIENTIFIC GLASS, INC.

By:	/s/ STEPHEN MUNZER
Stephen Munzer President

Power of Attorney. Each person whose signature appears below constitutes and appoints, Frank H. Jellinek, Jr., Dennis Brown and Michael K. Bresson, and each of them, his or her true and lawful attorneys-in-fact and agents, for him or her and in his or her name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.*

Signature	Title

/s/ STEPHEN MUNZER Stephen Munzer	President (principal executive officer of the registrant)

/s/ MICHAEL K. MICHAUD Michael K. Michaud	Treasurer (principal financial officer of the registrant)

/s/ DAVID BALES David Bales	Vice President-Finance (principal accounting officer of the registrant)

/s/ DENNIS BROWN Dennis Brown	Director

/s/ MICHAEL K. MICHAUD Michael K. Michaud	Director

/s/ MICHAEL K. BRESSON Michael K. Bresson	Director

*	Each of these signatures is affixed as of February 3, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portsmouth, State of New Hampshire, on February 3, 2004.

CONSOLIDATED TECHNOLOGIES, INC.

By:	/s/ ROBERT WOLF
Robert Wolf President

Power of Attorney. Each person whose signature appears below constitutes and appoints, Frank H. Jellinek, Jr., Dennis Brown and Michael K. Bresson, and each of them, his or her true and lawful attorneys-in-fact and agents, for him or her and in his or her name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.*

Signature	Title

/s/ ROBERT WOLF Robert Wolf	President (principal executive officer of the registrant)

/s/ MICHAEL K. MICHAUD Michael K. Michaud	Treasurer (principal financial officer of the registrant)

/s/ LINDA M. LECHNER Linda M. Lechner	Controller (principal accounting officer of the registrant)

/s/ DENNIS BROWN Dennis Brown	Director

/s/ MICHAEL K. MICHAUD Michael K. Michaud	Director

/s/ MICHAEL K. BRESSON Michael K. Bresson	Director

*	Each of these signatures is affixed as of February 3, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portsmouth, State of New Hampshire, on February 3, 2004.

ERIE SCIENTIFIC COMPANY

By:	/s/ MARK F. STUPPY
Mark F. Stuppy President

Power of Attorney. Each person whose signature appears below constitutes and appoints, Frank H. Jellinek, Jr., Dennis Brown and Michael K. Bresson, and each of them, his or her true and lawful attorneys-in-fact and agents, for him or her and in his or her name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.*

Signature	Title

/s/ MARK F. STUPPY Mark F. Stuppy	President (principal executive officer of the registrant)

/s/ MICHAEL K. MICHAUD Michael K. Michaud	Treasurer (principal financial officer of the registrant)

/s/ GERALD PRIOR Gerald Prior	Controller (principal accounting officer of the registrant)

/s/ DENNIS BROWN Dennis Brown	Director

/s/ MICHAEL K. MICHAUD Michael K. Michaud	Director

/s/ MICHAEL K. BRESSON Michael K. Bresson	Director

*	Each of these signatures is affixed as of February 3, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portsmouth, State of New Hampshire, on February 3, 2004.

ERIE SCIENTIFIC COMPANY OF PUERTO RICO

By:	/s/ MARK F. STUPPY
Mark F. Stuppy President

Power of Attorney. Each person whose signature appears below constitutes and appoints, Frank H. Jellinek, Jr., Dennis Brown and Michael K. Bresson, and each of them, his or her true and lawful attorneys-in-fact and agents, for him or her and in his or her name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.*

Signature	Title

/s/ MARK F. STUPPY Mark F. Stuppy	Chairman of the Board & President (principal executive officer of the registrant)

/s/ MICHAEL K. MICHAUD Michael K. Michaud	Treasurer (principal financial officer of the registrant)

/s/ GERALD PRIOR Gerald Prior	Controller (principal accounting officer of the registrant)

/s/ DENNIS BROWN Dennis Brown	Director

/s/ MICHAEL K. MICHAUD Michael K. Michaud	Director

/s/ MICHAEL K. BRESSON Michael K. Bresson	Director

*	Each of these signatures is affixed as of February 3, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portsmouth, State of New Hampshire, on February 3, 2004.

ERIE UK HOLDING COMPANY

By:	/s/ MICHAEL K. MICHAUD
Michael K. Michaud President and Treasurer

Power of Attorney. Each person whose signature appears below constitutes and appoints, Frank H. Jellinek, Jr., Dennis Brown and Michael K. Bresson, and each of them, his or her true and lawful attorneys-in-fact and agents, for him or her and in his or her name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.*

Signature	Title

/s/ MICHAEL K. MICHAUD Michael K. Michaud	President and Treasurer (principal executive officer, principal financial officer and principal accounting officer of the registrant)

/s/ DENNIS BROWN Dennis Brown	Director

/s/ MICHAEL K. MICHAUD Michael K. Michaud	Director

/s/ MICHAEL K. BRESSON Michael K. Bresson	Director

*	Each of these signatures is affixed as of February 3, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portsmouth, State of New Hampshire, on February 3, 2004.

EVER READY THERMOMETER CO., INC.

By:	/s/ TIMOTHY B. WEISS
Timothy B. Weiss President

Power of Attorney. Each person whose signature appears below constitutes and appoints, Frank H. Jellinek, Jr., Dennis Brown and Michael K. Bresson, and each of them, his or her true and lawful attorneys-in-fact and agents, for him or her and in his or her name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.*

Signature	Title

/s/ TIMOTHY B. WEISS Timothy B. Weiss	President (principal executive officer of the registrant)

/s/ MICHAEL K. MICHAUD Michael K. Michaud	Treasurer (principal financial officer and principal accounting officer of the registrant)

/s/ DENNIS BROWN Dennis Brown	Director

/s/ MICHAEL K. MICHAUD Michael K. Michaud	Director

/s/ MICHAEL K. BRESSON Michael K. Bresson	Director

*	Each of these signatures is affixed as of February 3, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portsmouth, State of New Hampshire, on February 3, 2004.

GENEVAC INC.

By:	/s/ HARRY COLE
Harry Cole President

Power of Attorney. Each person whose signature appears below constitutes and appoints, Frank H. Jellinek, Jr., Dennis Brown and Michael K. Bresson, and each of them, his or her true and lawful attorneys-in-fact and agents, for him or her and in his or her name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.*

Signature	Title

/s/ HARRY COLE Harry Cole	President (principal executive officer of the registrant)

/s/ MICHAEL K. MICHAUD Michael K. Michaud	Treasurer (principal financial officer of the registrant)

/s/ DEBRA INGER Debra Inger	Vice President and Controller (principal accounting officer of the registrant)

/s/ DENNIS BROWN Dennis Brown	Director

/s/ MICHAEL K. MICHAUD Michael K. Michaud	Director

/s/ MICHAEL K. BRESSON Michael K. Bresson	Director

*	Each of these signatures is affixed as of February 3, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portsmouth, State of New Hampshire, on February 3, 2004.

G&P LABWARE HOLDINGS INC.

By:	/s/ ROBERT V. AHLGREN
Robert V. Ahlgren President

Power of Attorney. Each person whose signature appears below constitutes and appoints, Frank H. Jellinek, Jr., Dennis Brown and Michael K. Bresson, and each of them, his or her true and lawful attorneys-in-fact and agents, for him or her and in his or her name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.*

Signature	Title

/s/ ROBERT V. AHLGREN Robert V. Ahlgren	President (principal executive officer of the registrant)

/s/ MICHAEL K. MICHAUD Michael K. Michaud	Treasurer (principal financial officer and principal accounting officer of the registrant)

/s/ DENNIS BROWN Dennis Brown	Director

/s/ MICHAEL K. MICHAUD Michael K. Michaud	Director

/s/ MICHAEL K. BRESSON Michael K. Bresson	Director

*	Each of these signatures is affixed as of February 3, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portsmouth, State of New Hampshire, on February 3, 2004.

LAB-LINE INSTRUMENTS, INC.

By:	/s/ TIMOTHY B. WEISS
Timothy B. Weiss President

Power of Attorney. Each person whose signature appears below constitutes and appoints, Frank H. Jellinek, Jr., Dennis Brown and Michael K. Bresson, and each of them, his or her true and lawful attorneys-in-fact and agents, for him or her and in his or her name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.*

Signature	Title

/s/ TIMOTHY B. WEISS Timothy B. Weiss	President (principal executive officer of the registrant)

/s/ MICHAEL K. MICHAUD Michael K. Michaud	Treasurer (principal financial officer of the registrant)

/s/ PHILIP T. REID Philip T. Reid	Controller (principal accounting officer of the registrant)

/s/ DENNIS BROWN Dennis Brown	Director

/s/ MICHAEL K. MICHAUD Michael K. Michaud	Director

/s/ MICHAEL K. BRESSON Michael K. Bresson	Director

*	Each of these signatures is affixed as of February 3, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portsmouth, State of New Hampshire, on February 3, 2004.

LAB VISION CORPORATION

By:	/s/ GLENN K. TAKAYAMA
Glen K. Takayama President

Power of Attorney. Each person whose signature appears below constitutes and appoints, Frank H. Jellinek, Jr., Dennis Brown and Michael K. Bresson, and each of them, his or her true and lawful attorneys-in-fact and agents, for him or her and in his or her name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.*

Signature	Title

/s/ GLENN K. TAKAYAMA Glenn K. Takayama	President (principal executive officer of the registrant)

/s/ MICHAEL K. MICHAUD Michael K. Michaud	Treasurer (principal financial officer of the registrant)

/s/ BRIAN WOOD Brian Wood	Chief Financial Officer (principal accounting officer of the registrant)

/s/ DENNIS BROWN Dennis Brown	Director

/s/ MICHAEL K. MICHAUD Michael K. Michaud	Director

/s/ MICHAEL K. BRESSON Michael K. Bresson	Director

*	Each of these signatures is affixed as of February 3, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portsmouth, State of New Hampshire, on February 3, 2004.

MATRIX TECHNOLOGIES CORPORATION

By:	/s/ GARY E. NELSON
Gary E. Nelson President

Power of Attorney. Each person whose signature appears below constitutes and appoints, Frank H. Jellinek, Jr., Dennis Brown and Michael K. Bresson, and each of them, his or her true and lawful attorneys-in-fact and agents, for him or her and in his or her name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.*

Signature	Title

/s/ GARY E. NELSON Gary E. Nelson	President (principal executive officer of the registrant)

/s/ MICHAEL K. MICHAUD Michael K. Michaud	Treasurer (principal financial officer of the registrant)

/s/ JOHN L. STOWELL John L. Stowell	Chief Financial Officer (principal accounting officer of the registrant)

/s/ DENNIS BROWN Dennis Brown	Director

/s/ MICHAEL K. MICHAUD Michael K. Michaud	Director

/s/ MICHAEL K. BRESSON Michael K. Bresson	Director

*	Each of these signatures is affixed as of February 3, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portsmouth, State of New Hampshire, on February 3, 2004.

METAVAC LLC

By:	The Naugatuck Glass Company
Sole Member and Manager

	By:	/s/ MICHAEL K. BRESSON
Michael K. Bresson Vice President

Power of Attorney. Each person whose signature appears below constitutes and appoints, Frank H. Jellinek, Jr., Dennis Brown and Michael K. Bresson, and each of them, his or her true and lawful attorneys-in-fact and agents, for him or her and in his or her name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.*

Signature		Title

/s/ HAROLD A. RACEVICIUS Harold A. Racevicius		President (principal executive officer of the sole member and manager of the registrant)

/s/ MICHAEL K. MICHAUD Michael K. Michaud		Treasurer (principal financial officer and principal accounting officer of the sole member and manager of the registrant)

THE NAUGATUCK GLASS COMPANY		Sole member and manager of the registrant

By:	/s/ MICHAEL K. BRESSON
Michael K. Bresson
Vice President

*	Each of these signatures is affixed as of February 3, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portsmouth, State of New Hampshire, on February 3, 2004.

MICROGENICS CORPORATION

By:	/s/ YUH-GENG TSAY
Yuh-Geng Tsay President

Power of Attorney. Each person whose signature appears below constitutes and appoints, Frank H. Jellinek, Jr., Dennis Brown and Michael K. Bresson, and each of them, his or her true and lawful attorneys-in-fact and agents, for him or her and in his or her name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.*

Signature	Title

/s/ YUH-GENG TSAY Yuh-Geng Tsay	President (principal executive officer of the registrant)

/s/ MICHAEL K. MICHAUD Michael K. Michaud	Treasurer (principal financial officer of the registrant)

/s/ LINDA M. LECHNER Linda M. Lechner	Vice President Administration and Chief Financial Officer (principal accounting officer of the registrant)

/s/ DENNIS BROWN Dennis Brown	Director

/s/ MICHAEL K. MICHAUD Michael K. Michaud	Director

/s/ MICHAEL K. BRESSON Michael K. Bresson	Director

*	Each of these signatures is affixed as of February 3, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portsmouth, State of New Hampshire, on February 3, 2004.

MOLECULAR BIOPRODUCTS, INC.

By:	/s/ ROBERT ARNOLD
Robert Arnold President

Power of Attorney. Each person whose signature appears below constitutes and appoints, Frank H. Jellinek, Jr., Dennis Brown and Michael K. Bresson, and each of them, his or her true and lawful attorneys-in-fact and agents, for him or her and in his or her name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.*

Signature	Title

/s/ ROBERT ARNOLD Robert Arnold	President (principal executive officer of the registrant)

/s/ MICHAEL K. MICHAUD Michael K. Michaud	Treasurer (principal financial officer of the registrant)

/s/ ANGELA M. EGNER Angela M. Egner	Controller (principal accounting officer of the registrant)

/s/ DENNIS BROWN Dennis Brown	Director

/s/ MICHAEL K. MICHAUD Michael K. Michaud	Director

/s/ MICHAEL K. BRESSON Michael K. Bresson	Director

*	Each of these signatures is affixed as of February 3, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portsmouth, State of New Hampshire, on February 3, 2004.

NALGE NUNC INTERNATIONAL CORPORATION

By:	/s/ CRAIG M. JACK
Craig M. Jack President

Power of Attorney. Each person whose signature appears below constitutes and appoints, Frank H. Jellinek, Jr., Dennis Brown and Michael K. Bresson, and each of them, his or her true and lawful attorneys-in-fact and agents, for him or her and in his or her name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.*

Signature	Title

/s/ CRAIG M. JACK Craig M. Jack	President (principal executive officer of the registrant)

/s/ MICHAEL K. MICHAUD Michael K. Michaud	Treasurer (principal financial officer of the registrant)

/s/ JEAN C. MUCENSKI Jean C. Mucenski	Vice President – Finance (principal accounting officer of the registrant)

/s/ DENNIS BROWN Dennis Brown	Director

/s/ MICHAEL K. MICHAUD Michael K. Michaud	Director

/s/ MICHAEL K. BRESSON Michael K. Bresson	Director

*	Each of these signatures is affixed as of February 3, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portsmouth, State of New Hampshire, on February 3, 2004.

NATIONAL SCIENTIFIC COMPANY

By:	/s/ GORDON HAMNETT
Gordon Hamnett President

Power of Attorney. Each person whose signature appears below constitutes and appoints, Frank H. Jellinek, Jr., Dennis Brown and Michael K. Bresson, and each of them, his or her true and lawful attorneys-in-fact and agents, for him or her and in his or her name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.*

Signature	Title

/s/ GORDON HAMNETT Gordon Hamnett	President (principal executive officer of the registrant)

/s/ MICHAEL K. MICHAUD Michael K. Michaud	Treasurer (principal financial officer of the registrant)

/s/ JEAN C. MUCENSKI Jean C. Mucenski	Vice President – Finance (principal accounting officer of the registrant)

/s/ DENNIS BROWN Dennis Brown	Director

/s/ MICHAEL K. MICHAUD Michael K. Michaud	Director

/s/ MICHAEL K. BRESSON Michael K. Bresson	Director

*	Each of these signatures is affixed as of February 3, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portsmouth, State of New Hampshire, on February 3, 2004.

THE NAUGATUCK GLASS COMPANY

By:	/s/ HAROLD A. RACEVICIUS
Harold A. Racevicius President

Power of Attorney. Each person whose signature appears below constitutes and appoints, Frank H. Jellinek, Jr., Dennis Brown and Michael K. Bresson, and each of them, his or her true and lawful attorneys-in-fact and agents, for him or her and in his or her name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.*

Signature	Title

/s/ HAROLD A. RACEVICIUS Harold A. Racevicius	President (principal executive officer of the registrant)

/s/ MICHAEL K. MICHAUD Michael K. Michaud	Treasurer (principal financial officer of the registrant)

/s/ HARRY X. CASHIN, III Harry X. Cashin, III	Director of Finance (principal accounting officer of the registrant)

/s/ DENNIS BROWN Dennis Brown	Director

/s/ MICHAEL K. MICHAUD Michael K. Michaud	Director

/s/ MICHAEL K. BRESSON Michael K. Bresson	Director

*	Each of these signatures is affixed as of February 3, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portsmouth, State of New Hampshire, on February 3, 2004.

NEOMARKERS, INC.

By:	/s/ GLENN K. TAKAYAMA
Glenn K. Takayama President

Power of Attorney. Each person whose signature appears below constitutes and appoints, Frank H. Jellinek, Jr., Dennis Brown and Michael K. Bresson, and each of them, his or her true and lawful attorneys-in-fact and agents, for him or her and in his or her name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.*

Signature	Title

/s/ GLENN K. TAKAYAMA Glenn K. Takayama	President (principal executive officer of the registrant)

/s/ MICHAEL K. MICHAUD Michael K. Michaud	Treasurer (principal financial officer and principal accounting officer of the registrant)

/s/ DENNIS BROWN Dennis Brown	Director

/s/ MICHAEL K. MICHAUD Michael K. Michaud	Director

/s/ MICHAEL K. BRESSON Michael K. Bresson	Director

*	Each of these signatures is affixed as of February 3, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portsmouth, State of New Hampshire, on February 3, 2004.

NERL DIAGNOSTICS CORPORATION

By:	/s/ DONALD H. MCGLORY, Jr.
Donald H. McGlory, Jr. President

Power of Attorney. Each person whose signature appears below constitutes and appoints, Frank H. Jellinek, Jr., Dennis Brown and Michael K. Bresson, and each of them, his or her true and lawful attorneys-in-fact and agents, for him or her and in his or her name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.*

Signature	Title

/s/ DONALD H. MCGLORY, Jr. Donald H. McGlory, Jr.	President (principal executive officer of the registrant)

/s/ MICHAEL K. MICHAUD Michael K. Michaud	Treasurer (principal financial officer of the registrant)

/s/ DOUGLAS FISHER Douglas Fisher	Controller/Operations Manager (principal accounting officer of the registrant)

/s/ DENNIS BROWN Dennis Brown	Director

/s/ MICHAEL K. MICHAUD Michael K. Michaud	Director

/s/ MICHAEL K. BRESSON Michael K. Bresson	Director

*	Each of these signatures is affixed as of February 3, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portsmouth, State of New Hampshire, on February 3, 2004.

OWL SEPARATION SYSTEMS, INC.

By:	/s/ STEPHEN NORTON
Stephen Norton President

Power of Attorney. Each person whose signature appears below constitutes and appoints, Frank H. Jellinek, Jr., Dennis Brown and Michael K. Bresson, and each of them, his or her true and lawful attorneys-in-fact and agents, for him or her and in his or her name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.*

Signature	Title

/s/ STEPHEN NORTON Stephen Norton	President (principal executive officer of the registrant)

/s/ MICHAEL K. MICHAUD Michael K. Michaud	Treasurer (principal financial officer of the registrant)

/s/ KEITH BLESSINGTON Keith Blessington	Manager of Accounting (principal accounting officer of the registrant)

/s/ DENNIS BROWN Dennis Brown	Director

/s/ MICHAEL K. MICHAUD Michael K. Michaud	Director

/s/ MICHAEL K. BRESSON Michael K. Bresson	Director

*	Each of these signatures is affixed as of February 3, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portsmouth, State of New Hampshire, on February 3, 2004.

QUALITY SCIENTIFIC PLASTICS, INC.

By:	/s/ ROBERT ARNOLD
Robert Arnold President

Power of Attorney. Each person whose signature appears below constitutes and appoints, Frank H. Jellinek, Jr., Dennis Brown and Michael K. Bresson, and each of them, his or her true and lawful attorneys-in-fact and agents, for him or her and in his or her name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.*

Signature	Title

/s/ ROBERT ARNOLD Robert Arnold	President (principal executive officer of the registrant)

/s/ MICHAEL K. MICHAUD Michael K. Michaud	Treasurer (principal financial officer of the registrant)

/s/ ANGELA M. EIGNER Angela M. Eigner	Controller (principal accounting officer of the registrant)

/s/ DENNIS BROWN Dennis Brown	Director

/s/ MICHAEL K. MICHAUD Michael K. Michaud	Director

/s/ MICHAEL K. BRESSON Michael K. Bresson	Director

*	Each of these signatures is affixed as of February 3, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portsmouth, State of New Hampshire, on February 3, 2004.

REMEL INC.

By:	/s/ SUSANNE GARAY
Susanne Garay President

Power of Attorney. Each person whose signature appears below constitutes and appoints, Frank H. Jellinek, Jr., Dennis Brown and Michael K. Bresson, and each of them, his or her true and lawful attorneys-in-fact and agents, for him or her and in his or her name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.**

Signature	Title

/s/ SUSANNE GARAY Susanne Garay	President (principal executive officer of the registrant)

/s/ MICHAEL K. MICHAUD Michael K. Michaud	Treasurer (principal financial officer of the registrant)

/s/ ROB CHESTNUT Rob Chestnut	Vice President-Finance (principal accounting officer of the registrant)

/s/ DENNIS BROWN Dennis Brown	Director

/s/ MICHAEL K. MICHAUD Michael K. Michaud	Director

/s/ MICHAEL K. BRESSON Michael K. Bresson	Director

*	Each of these signatures is affixed as of February 3, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portsmouth, State of New Hampshire, on February 3, 2004.

RICHARD-ALLAN SCIENTIFIC COMPANY

By:	/s/ DAVID P. SANFORD
David P. Sanford President

Power of Attorney. Each person whose signature appears below constitutes and appoints, Frank H. Jellinek, Jr., Dennis Brown and Michael K. Bresson, and each of them, his or her true and lawful attorneys-in-fact and agents, for him or her and in his or her name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.*

Signature	Title

/s/ DAVID P. SANFORD David P. Sanford	President (principal executive officer of the registrant)

/s/ MICHAEL K. MICHAUD Michael K. Michaud	Treasurer (principal financial officer of the registrant)

/s/ BRIAN WOOD Brian Wood	Vice President – Finance (principal accounting officer of the registrant)

/s/ DENNIS BROWN Dennis Brown	Director

/s/ MICHAEL K. MICHAUD Michael K. Michaud	Director

/s/ MICHAEL K. BRESSON Michael K. Bresson	Director

*	Each of these signatures is affixed as of February 3, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portsmouth, State of New Hampshire, on February 3, 2004.

ROBBINS SCIENTIFIC CORPORATION

By:	/s/ GARY E. NELSON
Gary E. Nelson President

Power of Attorney. Each person whose signature appears below constitutes and appoints, Frank H. Jellinek, Jr., Dennis Brown and Michael K. Bresson, and each of them, his or her true and lawful attorneys-in-fact and agents, for him or her and in his or her name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.*

Signature	Title

/s/ GARY E. NELSON Gary E. Nelson	President (principal executive officer of the registrant)

/s/ MICHAEL K. MICHAUD Michael K. Michaud	Treasurer (principal financial officer of the registrant)

/s/ JOHN L. STOWELL John L. Stowell	Vice President and Chief Financial Officer (principal accounting officer of the registrant)

/s/ DENNIS BROWN Dennis Brown	Director

/s/ MICHAEL K. MICHAUD Michael K. Michaud	Director

/s/ MICHAEL K. BRESSON Michael K. Bresson	Director

*	Each of these signatures is affixed as of February 3, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portsmouth, State of New Hampshire, on February 3, 2004.

SAMCO SCIENTIFIC CORPORATION

By:	/s/ MARK F. STUPPY
Mark F. Stuppy President

Power of Attorney. Each person whose signature appears below constitutes and appoints, Frank H. Jellinek, Jr., Dennis Brown and Michael K. Bresson, and each of them, his or her true and lawful attorneys-in-fact and agents, for him or her and in his or her name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.*

Signature	Title

/s/ MARK F. STUPPY Mark F. Stuppy	President (principal executive officer of the registrant)

/s/ MICHAEL K. MICHAUD Michael K. Michaud	Treasurer (principal financial officer and principal accounting officer of the registrant)

/s/ DENNIS BROWN Dennis Brown	Director

/s/ MICHAEL K. MICHAUD Michael K. Michaud	Director

/s/ MICHAEL K. BRESSON Michael K. Bresson	Director

*	Each of these signatures is affixed as of February 3, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portsmouth, State of New Hampshire, on February 3, 2004.

SEPARATION TECHNOLOGY, INC.

By:	/s/ JAMI MEEKS
Jami Meeks President

Power of Attorney. Each person whose signature appears below constitutes and appoints, Frank H. Jellinek, Jr., Dennis Brown and Michael K. Bresson, and each of them, his or her true and lawful attorneys-in-fact and agents, for him or her and in his or her name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.*

Signature	Title

/s/ JAMI MEEKS Jami Meeks	President (principal executive officer of the registrant)

/s/ MICHAEL K. MICHAUD Michael K. Michaud	Treasurer (principal financial officer and principal accounting officer of the registrant)

/s/ DENNIS BROWN Dennis Brown	Director

/s/ MICHAEL K. MICHAUD Michael K. Michaud	Director

/s/ MICHAEL K. BRESSON Michael K. Bresson	Director

*	Each of these signatures is affixed as of February 3, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portsmouth, State of New Hampshire, on February 3, 2004.

SERADYN INC.

By:	/s/ MARK ROBERTS
Mark Roberts President

Power of Attorney. Each person whose signature appears below constitutes and appoints, Frank H. Jellinek, Jr., Dennis Brown and Michael K. Bresson, and each of them, his or her true and lawful attorneys-in-fact and agents, for him or her and in his or her name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.*

Signature	Title

/s/ MARK ROBERTS Mark Roberts	President (principal executive officer of the registrant)

/s/ MICHAEL K. MICHAUD Michael K. Michaud	Treasurer (principal financial officer and principal accounting officer of the registrant)

/s/ DENNIS BROWN Dennis Brown	Director

/s/ MICHAEL K. MICHAUD Michael K. Michaud	Director

/s/ MICHAEL K. BRESSON Michael K. Bresson	Director

*	Each of these signatures is affixed as of February 3, 2004.

APOGENT TECHNOLOGIES INC.

(the “Registrant”) and its Guarantor Subsidiaries

(Commission File No. 1-11091)

EXHIBIT INDEX TO

FORM S-3 REGISTRATION STATEMENT

Exhibit Number	Description	Incorporated Herein By Reference To	Filed herewith
3.1(a)	Restated Articles of Incorporation of the Registrant	Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2000.

3.1(b)	Articles of Amendment containing Certificate of Designation, Preferences and Rights of Series A Preferred Stock	Exhibit 3.1(b) to the Registrant’s Form 10-K filed for the fiscal year ended September 30, 2000.

3.2	Bylaws of the Registrant, as amended as of January 30, 2001	Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2000.

4.1	Indenture, dated December 17, 2003, between Apogent Technologies Inc., the Subsidiary Guarantors parties thereto, and The Bank of New York, as Trustee		X

4.2	Resale Registration Rights Agreement, dated as of December 17, 2003, among Apogent Technologies Inc., the Subsidiary Guarantors and Lehman Brothers Inc., Bank of America Securities LLC, J.P. Morgan Securities Inc., Credit Suisse First Boston LLC, ABN Amro Rothschild LLC, Fleet Securities, Inc., Scotia Capital (USA) Inc., Suntrust Capital (USA) Inc., The Royal Bank of Scotland plc and HSBC Securities (USA) Inc. (collectively, as Initial Purchasers)		X

4.3	Purchase Agreement, dated December 17, 2003, between Apogent Technologies, the Subsidiary Guarantors and Lehman Brothers Inc., Bank of America Securities LLC, J.P. Morgan Securities Inc., Credit Suisse First Boston LLC, ABN Amro Rothschild LLC, Fleet Securities, Inc., Scotia Capital (USA) Inc., Suntrust Capital (USA) Inc., The Royal Bank of Scotland plc and HSBC Securities (USA) Inc. (collectively, as Initial Purchasers)		X

5	Opinion letter of Quarles & Brady LLP as to the legality of the securities being registered		X

8	Opinion letter of Quarles & Brady LLP as to tax matters affecting the securities being registered		X

12	Statements regarding computation of ratio of earnings to fixed charges		X

23	Consent of KPMG LLP		X

24	Power of Attorney		See Signatures pages

25	Statement of Eligibility on Form T-1 of The Bank of New York		X